SCHEDULE 14A INFORMATION

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Saia, Inc.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 26, 2016

To Our Stockholders:

We cordially invite you to attend the 2016 annual meeting of stockholders of Saia, Inc. The meeting will take place at the Renaissance Concourse Atlanta Airport Hotel, One Hartsfield Centre Parkway, Atlanta, Georgia 30354 on April 26, 2016 at 10:30 a.m. local time. We look forward to your attendance, either in person or by proxy.

The purpose of the meeting is to:

1. Elect three directors, each for a term of three years;

2. Vote to approve the Second Amended and Restated Saia, Inc. 2011 Omnibus Incentive Plan;

3. Vote on an advisory basis to approve the compensation of Saia’s Named Executive Officers;

4. Ratify the appointment of KPMG LLP as Saia’s independent registered public accounting firm for fiscal year 2016; and

5. Transact any other business that may properly come before the meeting and any postponement or adjournment of the meeting.

Only stockholders of record at the close of business on March 7, 2016 may vote at the meeting or any postponements or adjournments of the meeting.

By order of the Board of Directors,

Frederick J. Holzgrefe, III

Secretary

March 18, 2016

Please complete, date, sign and return the accompanying proxy card or vote by telephone or the internet. The enclosed return envelope requires no additional postage if mailed in either the United States or Canada. Alternatively, you may vote electronically via the internet. Go to www.investorvote.com/saia and follow the steps outlined on the secure website.

If you are a registered stockholder, you may elect to have next year’s proxy statement and annual report made available to you via the internet. We strongly encourage you to enroll in this service. It is a cost-effective way for us to send you proxy materials and annual reports.

Your vote is very important. Please vote whether or not you plan to attend the meeting.

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider and you should read the entire proxy statement before voting. For more complete information regarding the 2015 performance of Saia, Inc. (the “Company”), please review the Company’s Annual Report on Form 10-K.

2016 Annual Meeting of Stockholders

•	Date and Time:

April 26, 2016, 10:30 a.m., local time

•	Place:

Renaissance Concourse Atlanta Airport Hotel

One Hartsfield Centre Parkway

Atlanta, Georgia 30354

•	Record Date:

March 7, 2016

Voting Matters and Board Recommendations

Our Board’s Recommendation
Election of Three Directors (page 5)	FOR each Director Nominee
Approval of the Second Amended and Restated Saia, Inc. 2011 Omnibus Incentive Plan (page 56)	FOR
Advisory Vote to Approve Executive Compensation (page 65)	FOR
Ratification of Independent Registered Public Accounting Firm (page 66)	FOR

2015 Business Highlights

In 2015, the Company continued to effectively execute its long-term strategic plan and delivered strong operating results in spite of a challenging environment. The following illustrates the three-year directional relationship between Company performance, based on four of the Company’s key operating metrics, and the compensation (as defined below) of Saia’s President and Chief Executive Officer.

i

Director Nominees (page 5)

The Board of Directors consists of ten directors divided into three classes. Directors in each class are elected to serve for three-year terms that expire in successive years. The terms of the Class II directors will expire at the upcoming annual meeting. The Board of Directors has nominated the following persons for election as Class II directors for three-year terms expiring at the annual meeting of stockholders to be held in 2019. Each nominee is currently a director of Saia.

Name	Age	Director Since	Primary Occupation	Committee Memberships
John J. Holland*	66	2002	President of Greentree Advisors, LLC	Audit; Compensation
Richard D. O’Dell	54	2006	President and CEO, Saia, Inc.	None
Douglas W. Rockel*	59	2002	President, Chief Executive Officer and Chairman of Roots, Inc.	Audit; Nominating and Governance
*	Independent Director

Management Proposals (pages 56-67)

1.

Approval of the Second Amended and Restated Saia, Inc. 2011 Omnibus Incentive Plan.    We are asking stockholders to approve the Second Amended and Restated Saia, Inc. 2011 Omnibus Incentive Plan in order to (i) provide for the availability of restricted stock unit awards for issuance; (ii) increase the total shares authorized and reserved for issuance under the First Amended and Restated Saia, Inc. 2011 Omnibus Incentive Plan (the “Current Plan”) by 1,000,000 to 2,350,000; (iii) increase certain sub-limits for annual and aggregate awards under the Current Plan; and (iv) provide for minimum one-year vesting for stock options and stock appreciation rights, subject to certain exceptions.

2.

Advisory Vote to Approve Executive Compensation.    We are asking stockholders to approve on an advisory basis our Named Executive Officer compensation. The Board recommends a FOR vote because it believes that our compensation policies and practices are effective in attracting, motivating and retaining talented executive officers and aligning the executives’ long-term interests with those of our stockholders.

3.

Ratification of Appointment of Independent Registered Public Accounting Firm.    As a matter of good governance, we are asking our stockholders to ratify the selection of KPMG LLP as our auditors for 2016.

Corporate Governance (page 11)

Saia has the following corporate governance provisions and policies:

•

Separate Chief Executive Officer and Chairman of the Board.    The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman provides guidance to the Chief Executive Officer, sets the agenda for Board meetings and presides over meetings of the full Board.

•

The Board has a Lead Independent Director.    The Lead Independent Director position ensures the Board has a director in a leadership position that is “independent” under all applicable rules of the NASDAQ Global Select Market and the Securities and Exchange Commission. The Lead Independent Director is elected annually by the independent directors. For 2015, the Lead Independent Director was Björn E. Olsson.

•

Majority Voting for Director Elections.    Saia’s Bylaws require that, in an uncontested election, a nominee to the Board must receive more votes cast for than against his or her election in order to be elected to the Board. If an incumbent director fails to receive a majority of the vote for reelection, the Nominating and Governance Committee recommends to the full Board whether to accept or reject the nominee’s previously submitted resignation, and the full Board makes the final determination. We believe the ability of stockholders to vote for or against a director, as opposed to merely withholding a vote for a director, increases accountability to stockholders. The election of directors at the 2016 annual meeting of stockholders is an uncontested election.

•

Three Standing Committees of the Board of Directors: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.    Saia’s Board committees are comprised entirely of independent directors. Saia’s committee charters are available free of charge on the Company’s website (www.saiacorp.com) under the investor relations section.

•

Stock Ownership Guidelines.    The Company has adopted stock ownership guidelines that apply to all officers who are eligible to receive long-term incentives, including all Named Executive Officers, and to Saia’s directors.

•

Clawback Policy.    The Company has a “clawback” policy for performance-based compensation where the payment was predicated on the achievement of financial results that were subsequently the subject of a material restatement and a lower payment would have been made based on the restated financial results.

•

Policy Against Hedging and Pledging of Saia Stock.    Directors and employees subject to the Company’s insider trading policies may not engage in short sales of Saia common stock, in transactions involving puts, calls, or other derivative securities of the Company or in hedging transactions with respect to the Company. Additionally, directors and such employees are prohibited from holding Saia stock in a margin account and from pledging Saia common stock as collateral for indebtedness.

Executive Compensation Highlights (page 21)

•

2015 Say-on-Pay Results.    In 2015, holders of 98.3% of our stock voting on the question approved on an advisory basis the compensation paid to our Named Executive Officers as described in the 2015 proxy statement. The chart below shows the Company’s “say-on-pay” results over the past five years:

•

Saia Aligns CEO Compensation with Company Performance.    As part of the 2015 compensation analysis performed by Mercer, the Compensation Committee reviewed the CEO’s three-year “realizable pay” and the Company’s three-year total stockholder return (“TSR”) compared to peer group levels. The graph below shows three-year CEO realizable pay and three-year TSR percentiles of the Company and other peer group companies. According to Mercer, companies that demonstrate three-year TSR and three-year CEO realizable pay within plus or minus 25 percentile points (as illustrated by the dashed lines on the graph) are considered generally to have aligned CEO compensation with company performance. As shown in the graph below, the Company’s three-year CEO realizable pay (100th percentile) and three-year TSR (93rd percentile) are within 7 percentile points and the Compensation Committee believes that the CEO’s compensation and the Company’s performance are well aligned.

(1)

CEO realizable pay reflects actual cash compensation earned for 2012 – 2014, in-the-money value of stock options, restricted stock and performance shares granted during 2012 – 2014 as of December 31, 2014 (for performance shares where performance period is complete, analysis reflects the actual number of shares earned; in other cases, the target number of shares was used). 2014 is the most recent year for which sufficient peer group data is available. TSR data was sourced by Mercer and compensation data is based on proxy statement disclosure for the peer group companies.

(2)	The shaded boxes represent the Company and other peer group companies. Certain companies within our peer group were excluded from this analysis due to lack of sufficient data.

2015 Summary Compensation Table

Name & Principal Position	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Richard D. O’Dell, President & Chief Executive Officer (PEO)	646,482	—	559,990	646,290	152,011	69,002	2,073,775
Frederick J. Holzgrefe, III, Vice President of Finance & Chief Financial Officer (PFO)	353,792	—	175,008	201,975	55,422	22,302	808,499
Brian A. Balius, Vice President of Transportation & Engineering	304,125	—	90,020	103,992	35,627	37,715	571,479
Raymond R. Ramu, Chief Customer Officer	280,425	88,000	209,999	69,328	32,247	25,476	705,475
Mark H. Robinson, Vice President of Information Technology & Chief Information Officer	288,052	100,000	85,504	98,754	33,846	36,671	642,827

See also the narrative and footnotes accompanying the Summary Compensation Table on page 40.

Important Dates for 2017 Annual Meeting of Stockholders (page 70)

Any stockholder who intends to submit a nomination or present a proposal at the annual meeting in 2017 must deliver such nomination or proposal to Saia’s corporate Secretary at 11465 Johns Creek Parkway, Suite 400, Johns Creek, Georgia 30097:

•	Not later than November 18, 2016, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

•

On or after December 27, 2016, and on or before January 26, 2017, if the nomination or proposal is submitted pursuant to Saia’s By-Laws, in which case we are not required to include the nomination or proposal in our proxy materials.

v

Saia, Inc.

11465 Johns Creek Parkway, Suite 400

Johns Creek, Georgia 30097

2016 PROXY STATEMENT

The Board of Directors (the “Board”) of Saia, Inc. (“Saia” or the “Company”) is furnishing you this proxy statement in connection with the solicitation of proxies on its behalf for the 2016 annual meeting of stockholders. The meeting will take place at the Renaissance Concourse Atlanta Airport Hotel, One Hartsfield Centre Parkway, Atlanta, Georgia 30354 on April 26, 2016 at 10:30 a.m. local time. At the meeting, stockholders will vote on (a) the election of three directors, (b) the approval of the Second Amended and Restated Saia, Inc. 2011 Omnibus Incentive Plan, (c) an advisory basis to approve the compensation of Saia’s Named Executive Officers, (d) the ratification of the appointment of KPMG LLP as Saia’s independent registered public accounting firm for fiscal year 2016, and (e) the transaction of any other business that may properly come before the meeting, although we know of no other business to be presented.

By submitting your proxy (either by signing and returning the enclosed proxy card or by voting electronically on the internet or by telephone), you authorize Björn E. Olsson, Lead Independent Director, Herbert A. Trucksess, III, Chairman of the Board, and Frederick J. Holzgrefe, III, Saia’s Vice President of Finance, Chief Financial Officer and Secretary, to represent you and vote your shares at the meeting in accordance with your instructions. They also may vote your shares to adjourn the meeting and will be authorized to vote your shares at any postponements or adjournments of the meeting.

Saia’s Annual Report to Stockholders for the fiscal year ended December 31, 2015, which includes Saia’s audited annual consolidated financial statements, accompanies this proxy statement. Although the Annual Report is being distributed with this proxy statement, it does not constitute a part of the proxy solicitation materials and is not incorporated by reference into this proxy statement.

We are first sending this proxy statement, form of proxy and accompanying materials to stockholders on or about March 18, 2016.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY SUBMIT YOUR PROXY EITHER IN THE ENCLOSED ENVELOPE, VIA THE INTERNET OR BY TELEPHONE.

INFORMATION ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

At the annual meeting, the stockholders will be asked to:

1. Elect three directors, each for a term of three years;

2. Vote to approve the Second Amended and Restated Saia, Inc. 2011 Omnibus Incentive Plan;

3. Vote on an advisory basis to approve the compensation of Saia’s Named Executive Officers; and

4. Ratify the appointment of KPMG LLP as Saia’s independent registered public accounting firm for fiscal year 2016.

Stockholders also will transact any other business that may properly come before the meeting. Members of Saia’s management team and a representative of KPMG LLP, Saia’s independent registered public accounting firm, will be present at the annual meeting to respond to appropriate questions from stockholders.

Who is entitled to vote?

You may vote if you owned shares of our common stock at the close of business on March 7, 2016, the record date for the annual meeting, provided such shares are held directly in your name as the stockholder of record or are held for you as the beneficial owner through a bank, broker or other nominee. Each outstanding share of common stock is entitled to one vote for all matters that properly come before the annual meeting for a vote. At the close of business on the record date, there were 25,186,278 shares of Saia common stock outstanding and entitled to vote.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Stockholders of Record.    If your shares are registered directly with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us through the enclosed proxy card or to vote in person at the annual meeting.

Beneficial Owners.    Many of our stockholders hold their shares through a bank, broker or other nominee rather than directly in their own name. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials (including a voting instruction card) are being forwarded to you by your bank, broker or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your bank, broker or nominee on how to vote your shares. As the beneficial owner of shares, you are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the annual meeting unless you obtain a legal proxy from your bank, broker or nominee and present it at the 2016 annual meeting. Your bank, broker or nominee has enclosed a voting instruction card for you to use in directing the bank, broker or nominee regarding how to vote your shares.

How do I vote?

Stockholders of Record.

1. You May Vote by Mail.    If you properly complete and sign the accompanying proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in either the United States or Canada.

2. You May Vote by Telephone or the Internet.    You may vote by telephone or on the internet by following the instructions included on the proxy card. If you vote by telephone or on the internet, you do not have to mail in your proxy card. Internet and telephone voting are available 24 hours a day. Votes submitted through the internet (www.investorvote.com/SAIA) or by telephone (1-800-652-8683) must be received by 11:59 p.m. Eastern time on April 25, 2016.

NOTE:

If you are a registered stockholder, you may elect to have next year’s proxy statement and annual report made available to you via the internet. We strongly encourage you to enroll in this service. It is a cost-effective way for us to send you proxy materials and annual reports.

3. You May Vote in Person at the Meeting.    You may deliver your completed proxy card in person. Additionally, we will pass out written ballots to registered stockholders who wish to vote in person at the meeting.

Beneficial Owners.

If you hold your shares in street name, follow the voting instruction card you receive from your bank, broker or other nominee. If you want to vote in person at the annual meeting, you must obtain a legal proxy from your bank, broker or nominee and present it at the annual meeting.

Can I change my vote?

Stockholders of Record.    You may change your vote at any time before the proxy is exercised by voting in person at the annual meeting, giving written notice to Saia’s Secretary revoking your proxy, submitting a properly signed proxy bearing a later date or voting again by telephone or on the internet (your latest telephone or internet vote is counted).

Beneficial Owners.    If you hold your shares through a bank, broker or other nominee, you may change your vote by submitting new voting instructions following the instructions provided by your bank, broker or nominee.

What if I do not vote for some of the items listed on the proxy card or voting instruction card?

Stockholders of Record.    If you indicate a choice with respect to any matter to be acted upon on your proxy card, the shares will be voted in accordance with your instructions. Proxy cards that are signed and returned, but do not contain voting instructions with respect to a proposal, will be voted in accordance with the recommendations of the Board with respect to that proposal.

Beneficial Owners.    If you indicate a choice with respect to any matter to be acted upon on your voting instruction card, the shares will be voted in accordance with your instructions. If you do not indicate a choice with respect to a proposal or do not return your voting instruction card, the bank, broker or other nominee will determine if it has the discretionary authority to vote your shares. Regulations prohibit banks, brokers and other nominees from voting shares in elections of directors, approval of the Second Amended and Restated Saia, Inc. 2011 Omnibus Incentive Plan, or as to compensation of Named Executive Officers unless the beneficial owners indicate how the shares are to be voted. Therefore, unless you instruct your bank, broker or nominee on how to vote your shares with respect to the election of directors, approval of the Second Amended and Restated Saia, Inc. 2011 Omnibus Incentive Plan and the compensation of Saia’s Named Executive Officers, your bank, broker or nominee will be prohibited from voting on your behalf on any such matter for which your instructions are not provided. As such, it is critical that you cast your vote if you want it to count for the proposals regarding the aforementioned matters. Your bank, broker or nominee will, however, continue to have discretionary authority to vote uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm.

How many shares must be present to hold the meeting?

A quorum must be present at the annual meeting for any business to be conducted. The presence at the annual meeting, in person or by proxy, of the holders of a majority of the shares of Saia common stock outstanding on the record date will constitute a quorum. Abstentions and broker non-votes (which occur when a bank, broker or other nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to a proposal and has not received instructions with respect to that proposal from the beneficial owner) will be treated as shares present for purposes of determining whether a quorum is present.

What if a quorum is not present at the meeting?

If a quorum is not present at the start of the meeting, the stockholders who are represented may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and so long as the adjournment is not for longer than 30 days, no other notice will be given.

How does the Board of Directors recommend I vote on the proposals?

Your Board recommends that you vote:

•	FOR the election of the three nominees to the Board of Directors;

•	FOR the Second Amended and Restated Saia, Inc. 2011 Omnibus Incentive Plan;

•	FOR the compensation of Saia’s Named Executive Officers as presented in Proposal 3; and

•	FOR the ratification of KPMG LLP as Saia’s independent registered public accounting firm.

Will any other business be conducted at the meeting?

We know of no other business that will be presented at the meeting. If any other matter properly comes before the stockholders for a vote at the meeting, the proxy holders will vote your shares in accordance with their best judgment.

Who will count the votes?

Saia’s transfer agent, Computershare Trust Company, N.A., will tabulate and certify the votes. Douglas L. Col, the Company’s Treasurer and Assistant Secretary, will serve as the inspector of elections.

How many votes are required to elect the director nominees?

Because this is considered an uncontested election under the Company’s Bylaws, a nominee for director is elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Abstentions will not affect the election of directors. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted. If an incumbent director fails to receive a majority of the vote for re-election, the Nominating and Governance Committee of the Board will act on an expedited basis to determine whether to accept the director’s previously tendered irrevocable resignation and will submit such recommendation for prompt consideration by the Board. In considering whether to accept or reject the tendered resignation, the Nominating and Governance Committee and the Board will consider any factors they deem relevant. Any director who fails to receive a majority of the vote for re-election pursuant to this provision of the Corporate Governance Guidelines will not participate in the Nominating and Governance Committee recommendation or Board consideration regarding whether or not to accept the tendered resignation.

What happens if a nominee is unable to stand for election?

If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee unless you have withheld authority.

How many votes are required to approve the proposals other than the director nomination proposal?

The approval of the Second Amended and Restated Saia, Inc. 2011 Omnibus Incentive Plan, the advisory approval of the compensation of Saia’s Named Executive Officers and the ratification of the appointment of KPMG LLP as Saia’s independent registered public accounting firm each require the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

What effect will abstentions and broker non-votes have on the proposals?

Shares voting “ABSTAIN” with respect to any nominee for director will be excluded entirely from the vote and will have no effect on the proposal. Shares voting “ABSTAIN” on the approval of the Second Amended and Restated Saia, Inc. 2011 Omnibus Incentive Plan, the advisory vote on executive compensation and the ratification of the appointment of the Company’s independent registered public accounting firm will be treated as shares present for quorum purposes and entitled to vote, so they will have the same practical effect as votes against the proposals. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained.

When will the Company announce the voting results?

We will announce the preliminary voting results at the annual meeting. The Company will report the final results in a Current Report on Form 8-K filed with the Securities and Exchange Commission within four business days following the annual meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors currently consists of ten directors divided into three classes (Class I, Class II and Class III). Directors in each class are elected to serve for three-year terms that expire in successive years. The terms of the Class II directors will expire at the upcoming annual meeting. The Board of Directors has nominated John J. Holland, Richard D. O’Dell and Douglas W. Rockel for election as Class II directors for three-year terms expiring at the annual meeting of stockholders to be held in 2019 and until their successors are elected and qualified. Messrs. Holland, O’Dell and Rockel currently serve as Class II directors.

Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

Because this is considered an uncontested election under the Company’s Bylaws, a nominee for director is elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Abstentions will not affect the election of directors. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted. If an incumbent director fails to receive a majority of the vote for re-election, the Nominating and Governance Committee of the Board will act on an expedited basis to determine whether to accept the director’s previously tendered irrevocable resignation, and will submit such recommendation for prompt consideration by the Board. In considering whether to accept or reject the tendered resignation, the Nominating and Governance Committee and the Board will consider any factors they deem relevant. Any director who fails to receive a majority of the vote for re-election pursuant to this provision of the Corporate Governance Guidelines will not participate in the Nominating and Governance Committee recommendation or Board consideration regarding whether or not to accept the tendered resignation.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE THREE NOMINEES.

The following tables set forth certain information regarding each nominee for director and continuing director of the Company. The information presented includes information provided to the Company by each nominee and continuing director including such person’s name, age, principal occupation and business experience for at least the past five years, the names of other publicly-held companies of which such person currently serves as a director or has served as a director during the past five years and the year in which the nominee first became a director of Saia.

The Board of Directors has determined that the following directors are deemed “independent” pursuant to the NASDAQ Global Select Market’s (“NASDAQ”) definition of independent director: William F. Evans, Linda J. French, John P. Gainor, Jr., John J. Holland, Randolph W. Melville, Björn E. Olsson, Douglas W. Rockel and Jeffrey C. Ward.

In addition to the information presented below regarding the specific experience, qualifications, attributes and skills of each nominee and director that led the Board of Directors to the conclusion that such person should serve as a director, the Board also believes that all of the nominees and continuing directors have a reputation for high personal and professional ethics, integrity, values and character. Each nominee and continuing director brings a strong and unique background and set of skills to the Board of Directors giving the Board as a whole competence and experience in a wide variety of areas, including corporate governance and board service, executive management, law and regulation, the less-than-truckload (“LTL”) and transportation industry, accounting and finance, and risk assessment. They have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and the Board. Each nominee and continuing director is committed to achieving, monitoring and improving on the Company’s business strategy.

Current Nominees

NOMINEES FOR ELECTION AS

CLASS II DIRECTORS FOR A THREE-YEAR

TERM EXPIRING AT THE 2019 ANNUAL MEETING

Director, Year First Elected as Director	Age	Principal Occupation, Business Experience and Directorships
John J. Holland, 2002	66

Mr. Holland has served as the President of Greentree Advisors, LLC, a business advisory firm, since October 2004. From February 2012 to November 2015, Mr. Holland also served as President of the International Copper Association, Ltd., an international trade association. From September 2008 to October 2009, Mr. Holland served as President, Chief Operating Officer and Chief Financial Officer of MMFX Technologies Corporation, a privately-held steel manufacturing firm. Previously, Mr. Holland served as Executive Vice President and Chief Financial Officer of Alternative Energy Sources, Inc., a publicly-traded ethanol company, from August 2006 to June 2008. Prior to that, Mr. Holland was the President and Chief Executive Officer and a director of Butler Manufacturing Company (“Butler”), a publicly-traded manufacturer of prefabricated buildings, from July 1999 to October 2004 and Chairman of the Board of Directors of Butler from November 2001 to October 2004. Mr. Holland has served as a member of the Board of Directors of Cooper Tire and Rubber Company since 2003 and NCI Building Systems, Inc., an integrated manufacturer and marketer of metal products, since 2009.

Mr. Holland brings to the Board operational and leadership experience as the Chief Executive Officer and Chief Financial Officer of publicly-traded companies, significant finance and accounting expertise, qualifying as an “audit committee financial expert,” experience as a director of other public companies and experience in public accounting as a certified public accountant. Mr. Holland also has extensive knowledge of Saia and the LTL industry having served on the Board of Saia since 2002.

Richard D. O’Dell, 2006	54

Mr. O’Dell has been President and Chief Executive Officer of Saia since December 2006 and has served as President of Saia since July 2006. In 1997, Mr. O’Dell joined Saia LTL Freight, the principal operating subsidiary of the Company, as Chief Financial Officer. He continued in that position until his appointment as President and CEO of Saia LTL Freight in 1999.

Director, Year First Elected as Director	Age	Principal Occupation, Business Experience and Directorships

As a long-time executive of the Company, Mr. O’Dell brings extensive knowledge and understanding of the Company and the LTL industry to the Board. Additionally, he has experience in public accounting as a certified public accountant.

Douglas W. Rockel, 2002	59

Mr. Rockel has been President, Chief Executive Officer and Chairman of the Board of Directors of Roots, Inc., a private commercial real estate development and investment company, since August 2001. Prior to that, he was a Senior Vice President with ABN Amro Securities (formerly ING Barings) from February 1997 to July 2001.

Mr. Rockel’s approximately 15 years of experience as a securities analyst with a particular focus on the transportation industry and his experience with a development and investment company give him significant insight in our industry and in how to build and maintain value for stockholders. Further, Mr. Rockel has extensive finance and accounting expertise and qualifies as an “audit committee financial expert.” Mr. Rockel also has extensive knowledge of Saia and the LTL industry having served on the Board of Saia since 2002.

Continuing Directors

CLASS I DIRECTORS CONTINUING IN OFFICE

WHOSE TERMS EXPIRE AT THE 2018 ANNUAL MEETING

Director, Year First Elected as Director	Age	Principal Occupation, Business Experience and Directorships
William F. Evans, 2013	68

From May 2002 to June 2007, Mr. Evans was Executive Vice President and Chief Financial Officer of Witness Systems, Inc., a publicly-traded workforce optimization services and software provider. He was a director of ValueVision Media, Inc., a publicly-traded multichannel electronics retailer, from 2011 to 2014. From 1993 to 2011, he served as a director of SFN Group, Inc., a publicly-traded company that provided temporary and permanent staffing solutions to businesses. From 2008 to 2010, he served as a director of Wolverine Tube, Inc., a publicly-traded company in the tubing, fabricated products and metal joining products industry.

Mr. Evans brings to the Board professional experience as a Chief Financial Officer of multiple publicly-traded companies, significant finance and accounting expertise as a director of other public companies and experience as a partner in a public accounting firm. Mr. Evans qualifies as an “audit committee financial expert.”

Director, Year First Elected as Director	Age	Principal Occupation, Business Experience and Directorships
Herbert A. Trucksess, III, 2000	66

Mr. Trucksess is Chairman of the Board of Directors of Saia. He was named President and Chief Executive Officer of the Yellow Regional Transportation Group (now Saia, Inc.) in February 2000 and served as Chief Executive Officer until December 2006. Prior to leading Saia, Mr. Trucksess was Chief Financial Officer at Saia’s former parent, Yellow Corporation, and previously held executive positions with Preston Corporation, a holding company for regional LTL carriers that included the predecessor of Saia. Mr. Trucksess also served as a director of School Specialty, Inc., a publicly-traded provider of educational products and services, from 2007 to 2013.

Mr. Trucksess brings to the Board more than 30 years of experience in the LTL industry, extensive knowledge of the Company’s operations as the Company’s former Chief Executive Officer, extensive finance and accounting expertise, prior experience as the Chief Financial Officer of Yellow Corporation and experience as a director and audit committee chair of another public company.

Jeffrey C. Ward, 2006	57

Mr. Ward is a Vice President of A.T. Kearney, Inc., a global management consulting firm. Mr. Ward joined A.T. Kearney, Inc. in 1991. Mr. Ward’s experience at A.T. Kearney is focused on the North American transportation market. Additionally, he has experience in a privately-held LTL company.

Mr. Ward brings to the Board significant knowledge in the areas of transportation, corporate and marketing strategy, post-merger integration, restructuring and privatization, network operations, mergers and acquisitions and operations effectiveness.

CLASS III DIRECTORS CONTINUING IN OFFICE

WHOSE TERMS EXPIRE AT THE 2017 ANNUAL MEETING

Director, Year First Elected as Director	Age	Principal Occupation, Business Experience and Directorships
Linda J. French, 2004	68

Ms. French is retired from her position as assistant professor of business administration at William Jewell College in Liberty, Missouri, where she served from 1997 to 2001. Prior to joining the William Jewell faculty, Ms. French was a partner at the law firm of Husch Blackwell Sanders LLP (now Husch Blackwell LLP) for approximately four years and an executive officer of Payless Cashways, Inc., a publicly-traded hardware retailer, for approximately 12 years.

Director, Year First Elected as Director	Age	Principal Occupation, Business Experience and Directorships

Ms. French brings a wide variety of experience to the Board as an executive officer and general counsel of a public company, a partner in a major law firm and an assistant professor of business administration. Additionally, Ms. French has particular experience in human resources, governance and ethics matters. Ms. French also has extensive knowledge of Saia and the LTL industry having served on the Board of Saia since 2004.

John P. Gainor, Jr., 2016	59

Since 2008, Mr. Gainor has served as the President and Chief Executive Officer of International Dairy Queen, Inc., a subsidiary of Berkshire Hathaway. Mr. Gainor has been with International Dairy Queen, Inc., since 2003 and served as its Chief Supply Chain Officer prior to being named President and CEO. Mr. Gainor has also held various executive positions focusing on logistics, supply chain and transportation with ProSource Distribution Services and Warner Lambert Corporation.

		Mr. Gainor brings significant business experience to the Board, and over 30 years of experience in logistics, supply chain and transportation.
Randolph W. Melville, 2015	57

Mr. Melville is currently the Senior Vice President and General Manager for the Western Division of PepsiCo’s Frito-Lay North America. He is accountable for all aspects of the company’s western division performance, including sales, operations, supply chain, finance, human resources and strategic planning. Mr. Melville also served as an independent director and member of the compensation committee of Interline Brands, Inc. Prior to his 20-plus years at Frito-Lay, Mr. Melville served as a Senior Vice President at Maytag Corporation from 1999-2001 and held various sales and marketing leadership positions with Procter & Gamble Distributing Company from 1981 to 1993.

Mr. Melville brings significant national sales, marketing and operations experience to the Board. Mr. Melville also has substantial expertise in the areas of distribution, international business and human resources and adds valuable perspectives complementing those of the current board members.

Björn E. Olsson, 2005	70

Mr. Olsson served on the Resident Management Team at George K. Baum & Company, an investment bank, from September 2001 to September 2004. Prior to that time Mr. Olsson was President and Chief Executive Officer/Chief Operating Officer of Harmon Industries, Inc., a publicly-traded supplier of signal and train control systems to the transportation industry, from August 1990 to November 2000.

Director, Year First Elected as Director	Age	Principal Occupation, Business Experience and Directorships

Mr. Olsson brings to the Board operational and leadership experience as the Chief Executive Officer of a publicly-traded supplier of equipment to the railroad industry. Additionally, Mr. Olsson’s experience as a former director of three public companies and the Chief Financial Officer of a public company in Sweden aids his service to the Board. Mr. Olsson also has extensive knowledge of Saia and the LTL industry having served on the Board of Saia since 2005.

CORPORATE GOVERNANCE

THE BOARD, BOARD MEETINGS AND COMMITTEES

The system of governance practices followed by the Company is memorialized in the Company’s Bylaws, in the charters of the three standing committees of the Board of Directors (the Audit Committee, the Compensation Committee and the Nominating and Governance Committee) and in the Company’s Corporate Governance Guidelines. The charters and Corporate Governance Guidelines are intended to provide the Board with the necessary authority and practices to review and evaluate the Company’s business and to make decisions independent of the influence of the Company’s management. The Corporate Governance Guidelines establish guidelines for the Board with respect to Board meetings, Board composition, selection and election, director responsibility, director access to management and independent advisors and non-employee director compensation.

The committee charters and the Corporate Governance Guidelines are reviewed annually and updated as necessary to reflect evolving governance practices and changes in regulatory requirements. The Corporate Governance Guidelines and each of the Board’s committee charters are available free of charge on the Company’s website (www.saiacorp.com) under the investor relations section.

The Company has adopted a Code of Business Conduct and Ethics applicable to all directors, officers and employees, including its principal executive officer, principal financial officer and principal accounting officer. The Code of Business Conduct and Ethics is filed as Exhibit 14.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the Securities and Exchange Commission.

Board Leadership Structure

Saia’s Board structure provides for a Chief Executive Officer separate from the Chairman of the Board. The Board believes having a separate Chairman and Chief Executive Officer allows each to more fully focus on their applicable responsibilities. Further, maintaining separate roles allows the Chairman to oversee the Chief Executive Officer’s performance and remain more impartial when governing the Board. The Chief Executive Officer is responsible for setting the strategic direction for the Company and managing the day-to-day operation and performance of the Company, while the Chairman provides guidance to the Chief Executive Officer, sets the agenda for Board meetings and presides over meetings of the full Board.

The Lead Independent Director is “independent” under all applicable rules of the NASDAQ Global Select Market and the Securities and Exchange Commission and is elected annually by the independent directors. For 2015, the Lead Independent Director was Björn E. Olsson. The primary responsibilities of the Lead Independent Director are to:

•	set jointly with the Chairman of the Board the schedule for Board meetings and provide input to the Chairman concerning the agenda for Board meetings;

•	advise the Chairman as to the quality, quantity and timeliness of the flow of information to the non-employee directors;

•	chair all meetings of the Board at which the Chairman is not present;

•	coordinate, develop the agenda for, chair and moderate meetings of independent directors, and generally act as principal liaison between the independent directors and the Chairman;

•	provide input to the Board concerning the Chief Executive Officer’s performance; and

•	provide input to the Nominating and Governance Committee regarding the appointment of chairs and members of the various committees.

In addition, the Lead Independent Director has the authority to call meetings of independent directors. If requested by major stockholders, the Lead Independent Director will make himself reasonably available for direct communication.

Meetings

The Board of Directors held five meetings in 2015. Each director attended at least 75% of the meetings convened by the Board and the applicable committees during such director’s service on the Board during 2015.

Executive sessions of non-employee directors and separate executive sessions of independent directors are held as part of each regularly scheduled meeting of the Board. The sessions of the independent directors are chaired by the Lead Independent Director.

Board Committees

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee, each of which is comprised entirely of independent directors. Current Committee memberships are as follows:

Audit Committee	Compensation Committee	Nominating and Governance Committee
William F. Evans, Chair	Linda J. French, Chair	Björn E. Olsson, Chair
John J. Holland	John J. Holland	Douglas W. Rockel
Douglas W. Rockel	Randolph W. Melville	Jeffrey C. Ward
Jeffrey C. Ward

Mr. Gainor joined the Board of Directors in February 2016 and will be considered for committee position(s) after the 2016 annual meeting.

Audit Committee

The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act of 1934”). The Audit Committee held five meetings in 2015. The functions of the Audit Committee are described in the Audit Committee charter and include, among others, the following:

•	review the adequacy and quality of Saia’s accounting and internal control systems;

•	review Saia’s financial reporting process on behalf of the Board of Directors;

•	oversee the entire audit function, both internal and independent, including the selection of the independent registered public accounting firm;

•	review the Company’s major financial reporting exposures concerning risk assessment and management and the steps management has taken to monitor and control such exposures; and

•	provide an effective communication link between the auditors (internal and independent) and the Board of Directors.

Each member of the Audit Committee meets the independence and experience requirements for audit committee members as established by The NASDAQ Global Select Market. The Board of Directors has determined that Mr. Evans, Mr. Holland and Mr. Rockel are “audit committee financial experts,” as defined by applicable rules of the Securities and Exchange Commission.

Compensation Committee

The Compensation Committee held nine meetings in 2015. The functions of the Compensation Committee are described in the Compensation Committee charter and include, among others, the following:

•	recommend to the Board the salaries, bonuses and other remuneration and terms and conditions of employment of the Named Executive Officers of Saia;

•	supervise the administration of Saia’s incentive compensation and equity-based compensation plans; and

•	make recommendations to the Board of Directors with respect to Saia’s executive officer compensation policies and the compensation of non-employee directors.

Each member of the Compensation Committee qualifies as (i) an independent director under applicable NASDAQ rules and Rule 10C-1 of the Securities Exchange Act of 1934; (ii) an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986 (the “Internal Revenue Code”), as amended; and (iii) a “non-employee director” for purposes of Rule 16b-3 of the Securities Exchange Act of 1934.

Nominating and Governance Committee

The Nominating and Governance Committee held two meetings in 2015. The functions of the Nominating and Governance Committee are described in the Nominating and Governance Committee charter and include, among others, the following:

•	review the size and composition of the Board and make recommendations to the Board as appropriate;

•	review criteria for election to the Board and recommend candidates for Board membership;

•	review the structure and composition of Board committees and make recommendations to the Board as appropriate;

•	develop and oversee an annual self-evaluation process for the Board and its committees;

•	review the Company’s major enterprise risk assessment and management processes for matters other than financial reporting risk matters;

•	provide oversight of corporate ethics issues and at least annually assess the adequacy of the Company’s Code of Business Conduct and Ethics; and

•	provide oversight on management succession issues.

Each member of the Nominating and Governance Committee meets the definition of an independent director under applicable NASDAQ rules.

Risk Oversight

The Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of Company objectives, improve long-term Company performance and create stockholder value. A fundamental part of risk management is not only understanding the risks the Company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the full Board of Directors in setting the Company’s business strategy and objectives is integral to the Board’s assessment of the Company’s risk and also a determination of what constitutes an appropriate level of risk for the Company. The full Board of Directors conducts an annual risk assessment of the Company’s financial risk, legal/compliance risk and operational/strategic risk. The Board typically reviews at least one risk element in detail at each regular Board meeting and addresses individual risk issues throughout the year as necessary.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, the Board delegates responsibility for certain aspects of risk management to its committees. In particular, the Audit Committee focuses on key business and financial risks and related controls and processes. Per its charter, the Audit Committee discusses with management the Company’s major financial reporting exposures concerning risk assessment and management and the steps management has taken to monitor and control such exposures. The Company’s Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy and objectives and helps ensure that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. Finally, the Company’s Nominating and Governance Committee is responsible for overseeing the Company’s major non-financial reporting enterprise risk assessment and management processes. The Chair of the Nominating and Governance Committee discusses with both the Audit Committee and the Compensation Committee the processes used in the oversight of the non-financial reporting enterprise risk assessment and management processes.

The Board believes its leadership structure enhances overall risk oversight. While the Board requires risk assessments from management, the combination of Board member experience, continuing education and independence of governance processes provide an effective basis for testing, overseeing and supplementing management assessments.

ELECTION OF DIRECTORS

Election to the Company’s Board of Directors in a contested election is by a plurality of the votes cast at any meeting of stockholders having a quorum. An election will be considered contested if (i) the Secretary of the Company receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in the Company’s Bylaws and (ii) such nomination has not been withdrawn by such stockholder on or before the 10th day before the Company first mails its notice of meeting for such meeting to the stockholders. If directors are to be elected by a plurality of the votes cast, stockholders are not permitted to vote against a nominee.

In an uncontested election, directors are elected by a majority of the votes cast “FOR” and “AGAINST” at any meeting of stockholders having a quorum. If an incumbent director fails to receive a majority of the vote for re-election in an uncontested election, the Nominating and Governance Committee will act on an expedited basis to determine whether to accept the director’s previously tendered irrevocable resignation and will submit such recommendation for prompt consideration by the Board. In considering whether to accept or reject the tendered resignation, the Nominating and Governance Committee and the Board will consider any factors they deem relevant. Any director who fails to receive a majority of the vote for re-election pursuant to this provision of the Corporate Governance Guidelines will not participate in the Nominating and Governance Committee recommendation or Board consideration regarding whether or not to accept the tendered resignation. The election of directors at the 2016 annual meeting of the Company’s stockholders is an uncontested election.

The Board will nominate for election or re-election as director only candidates who agree to tender irrevocable resignations that will be effective upon (i) the failure to receive the required vote at the next annual meeting at which they will face re-election and (ii) Board acceptance of such resignation. The Board will fill director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by other directors in accordance with the Corporate Governance Guidelines.

CONSIDERATION OF DIRECTOR NOMINEES

Director Qualifications

The Corporate Governance Guidelines include director qualification standards which provide as follows:

•	A majority of the members of the Board of Directors must qualify as independent directors in accordance with the rules of The NASDAQ Global Select Market;

•	No member of the Board of Directors should serve on the Board of Directors of more than three other public companies;

•	No person may stand for election as a director of the Company after reaching age 72; and

•	No director shall serve as a director, officer or employee of a competitor of the Company.

While the selection of qualified directors is a complex, subjective process that requires consideration of many intangible factors, the Corporate Governance Guidelines provide that directors and candidates for director generally should, at a minimum, meet the following criteria:

•	Directors and candidates should have high personal and professional ethics, integrity, values and character and be committed to representing the best interests of the Company and its stockholders;

•	Directors and candidates should have experience and a successful track record at senior policy-making levels in business, government, technology, accounting, law and/or administration;

•	Directors and candidates should have sufficient time to devote to the affairs of the Company and to enhance their knowledge of the Company’s business, operations and industry; and

•

Directors and candidates should have expertise or a breadth of knowledge about issues affecting the Company that is useful to the Company and complementary to the background and experience of other Board members.

In considering whether to recommend any candidate as a director nominee, including candidates recommended by stockholders in accordance with the procedures discussed below, the Nominating and Governance Committee will apply the criteria set forth in the Corporate Governance Guidelines. The Nominating and Governance Committee seeks nominees with a broad range of experience, professions, skills, geographic representation and backgrounds. The Nominating and Governance Committee does not assign specific weights to the criteria and no particular criterion is necessarily applicable to all prospective nominees. The Nominating and Governance Committee believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. The Nominating and Governance Committee assesses the effectiveness of the Corporate Governance Guidelines, including with respect to director nominations and qualifications and achievement of having directors with a broad range of experience and backgrounds, through completion of the committee’s annual self-evaluation process.

Procedures for Recommendations and Nominations by Stockholders

Stockholder Recommendations

The Nominating and Governance Committee has adopted policies concerning the process for the consideration of director candidates recommended by stockholders. The Nominating and Governance Committee will consider director recommendations from stockholders. Any stockholder wishing to recommend a candidate for consideration should send the following information to the Secretary of the Company, Saia, Inc., 11465 Johns Creek Parkway, Suite 400, Johns Creek, Georgia 30097:

•	The name and address of the recommending stockholder as it appears on the Company’s books;

•	The number and class of shares owned beneficially and of record by such stockholder, the length of period held and proof of ownership of such shares;

•

If the recommending stockholder is not a stockholder of record, a statement from the record holder of the shares (usually a broker or bank) verifying the holdings of the stockholder and a statement from the recommending stockholder of the length of time that the shares have been held (or a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the Securities and Exchange Commission reflecting the holdings of the stockholder, together with a statement of the length of time that the shares have been held); and

•

A statement from the stockholder as to whether the recommending stockholder has a good faith intention to continue to hold the reported shares through the date of the Company’s next annual meeting of stockholders.

The recommendation must be accompanied by the information concerning the candidate required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to the Securities Exchange Act of 1934 and rules adopted thereunder, generally providing for the disclosure of:

•	The name and address of the candidate, any arrangements or understanding regarding nomination, the candidate’s business experience and public company directorships during the past five years and information regarding certain types of legal proceedings within the past ten years involving the candidate and a statement of the particular experience, qualifications, attributes or skills that made the candidate appropriate for service on the Board;

•	The candidate’s ownership of securities in the Company; and

•	Transactions between the Company and the candidate valued in excess of $120,000 and certain other types of business relationships with the Company.

The recommendation must describe all relationships between the candidate and the recommending stockholder and any agreements or understandings between the recommending stockholder and the candidate regarding the recommendation. The nominating recommendation shall describe all relationships between the candidate and any of the Company’s competitors, customers, suppliers or other persons with special interests regarding the Company.

The recommending stockholder must furnish a statement supporting its view that the candidate possesses the minimum qualifications prescribed by the Nominating and Governance Committee for director nominees, and briefly describing the contributions that the nominee would be expected to make to the Board and to the governance of the Company. The recommending stockholder must state whether, in the view of the stockholder, the candidate, if elected, would represent all stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency of the Company.

The nominating recommendation must be accompanied by the consent of the candidate to be interviewed by the Committee, if the Committee chooses to do so in its discretion (and the recommending stockholder must furnish the candidate’s contact information for this purpose), and, if nominated and elected, to serve as a director of the Company.

If a recommendation is submitted by a group of two or more stockholders, the information regarding recommending stockholders must be submitted with respect to each stockholder in the group.

The Secretary of Saia will promptly forward such materials to the Nominating and Governance Committee Chair and the Chairman of the Board of Saia. The Secretary will also maintain copies of such materials for future reference by the Committee when filling Board positions.

If a vacancy arises or the Board decides to expand its membership, the Nominating and Governance Committee will seek recommendations of potential candidates from a variety of sources (including incumbent directors, stockholders and the Company’s management). At that time, the Nominating and Governance Committee also will consider potential candidates submitted by stockholders in accordance with the procedures described above. The Nominating and Governance Committee then evaluates each potential candidate’s educational background, employment history, outside commitments and other relevant factors to determine whether he or she is potentially qualified to serve on the Board. The Nominating and Governance Committee seeks to identify and recruit the best available candidates and it intends to evaluate qualified stockholder candidates on the same basis as those submitted by other sources.

After completing this process, the Nominating and Governance Committee will determine whether one or more candidates are sufficiently qualified to warrant further investigation. If the process yields one or more desirable candidates, the Nominating and Governance Committee will rank them by order of preference, depending on their respective qualifications and Saia’s needs. The Nominating and Governance Committee Chair, or another director designated by the Nominating and Governance Committee Chair, will then contact the desired candidate(s) to evaluate their potential interest and to set up interviews with the full Nominating and Governance Committee. All such interviews are held in person and include only the candidate and the Nominating and Governance Committee members. Based upon interview results, the candidate’s qualifications and appropriate background checks, the Nominating and Governance Committee then decides whether it will recommend the candidate’s nomination to the full Board.

Stockholder Nominations and Proposals

To nominate a director candidate for election or submit a proposal for other business at an annual meeting, a stockholder must deliver timely notice of such nomination or proposal to the principal executive offices of the Company in accordance with, and containing the information required by, the Company’s Bylaws. To be timely, the notice must be received at the Company’s principal executive offices no later than the close of business on the 90th calendar day or earlier than the 120th calendar day prior to the first anniversary date of the immediately preceding year’s annual meeting.

To be in proper form, the stockholder’s notice must set forth the following information regarding the stockholder submitting the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

•	The name and address of the recommending stockholder and of such beneficial owner as they appear on the Company’s books;

•	The number and class of shares owned (directly or indirectly) beneficially and of record by such stockholder and such beneficial owner;

•

Any “Derivative Instrument” (as defined in the Company’s Bylaws) owned (directly or indirectly) beneficially by such stockholder or beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of the shares of the Company;

•	Any short interest in any security of the Company;

•

Any proportionate interest in shares of the Company or Derivative Instruments held (directly or indirectly) by a general or limited partnership in which such stockholder or such beneficial owner is a general partner or directly or indirectly beneficially owns an interest in a general partner;

•

Any performance-related fees that such stockholder or beneficial owner is entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice (including any such interests held by members of the immediately family of such stockholder or beneficial owner);

•

A representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination or business; and

•

A representation whether the stockholder or beneficial owner, if any, intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the nominee or approve or adopt the proposal or otherwise to solicit proxies from stockholders in support of such nomination or proposal.

If the stockholder’s notice relates to the nomination of a person to serve as a director, then such notice must also set forth the following information:

•

All information relating to such nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules promulgated thereunder (including such nominee’s written consent to being named in the proxy statement and to serving as a director if elected);

•

A description of all direct and indirect compensation and other material monetary arrangements and understandings during the past three years, and any other material relationships, between the nominating stockholder and beneficial owner, if any (and any of their respective affiliates and associates) and each proposed nominee, including any information that would be required to be disclosed under Rule 404 of Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, were the “registrant” for purposes of such rule and the nominee were the director of such registrant;

•

A statement whether such nominee, if elected, intends to tender, promptly following such nominee’s election or re-election, an irrevocable resignation effective upon such nominee’s failure to receive the required vote for re-election at the next meeting at which such nominee would face re-election in accordance with the Company’s Corporate Governance Guidelines; and

•

A completed and signed questionnaire with respect to the background and qualifications of the nominee and the background of any other person or entity on whose behalf the nomination is being made and a completed and signed representation and agreement that (a) such nominee is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such nominee, if elected as a director, will act or vote on any issue or question that has not been disclosed to the Company or that could limit or interfere with the nominee’s ability to comply with the nominee’s fiduciary duties as a director, (b) such nominee is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any action or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed, and (c) in such nominee’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, the nominee would be in compliance, if elected as a director, and will comply, with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and trading policies and guidelines of the Company.

The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence of such nominee.

If the stockholder’s notice relates to any business other than the nomination of a director, the notice must contain a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and the language of any amendments to the Bylaws), the reasons for conducting such business at the meeting and any material interest of such stockholder and the beneficial owner, if any, in such business, and a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder or beneficial owner.

The summary above is qualified entirely by reference to the applicable provisions of the Company’s Bylaws, which have been filed with the Securities and Exchange Commission and copies of which are available from the Company upon request. No stockholder nominations have been made in connection with the 2016 annual meeting of stockholders.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board of Directors has adopted procedures for stockholders to send communications to the Board or individual directors of the Company as follows:

Stockholders seeking to communicate with the Board of Directors should submit their written comments to the Secretary of the Company, Saia, Inc., 11465 Johns Creek Parkway, Suite 400, Johns Creek, Georgia 30097. The Secretary of the Company will forward all such communications (excluding routine advertisements and business solicitations and communications which the Secretary of the Company, in his or her sole discretion, deems to be a security risk or for harassment purposes) to each member of the Board of Directors, or if applicable, to the individual director(s) named in the correspondence. Subject to the following, the Chairman of the Board and the Lead Independent Director will receive copies of all stockholder communications, including those addressed to individual directors, unless such communications address allegations of misconduct or mismanagement on the part of the Chairman or Lead Independent Director. In such event, the Secretary of the Company will first consult with and receive the approval of the Lead Independent Director or Chairman, as applicable, before disclosing or otherwise discussing the communication with the director subject to the allegation.

The Company reserves the right to screen materials sent to its directors for potential security risks and/or harassment purposes and the Company also reserves the right to verify ownership status before forwarding stockholder communications to the Board of Directors.

The Secretary of the Company will determine the appropriate timing for forwarding stockholder communications to the directors. The Secretary will consider each communication to determine whether it should be forwarded promptly or compiled and sent with other communications and other Board materials in advance of the next scheduled Board meeting.

Stockholders also have an opportunity to communicate with the Board of Directors at the Company’s annual meeting of stockholders. The Company’s Corporate Governance Guidelines provide that absent unusual circumstances, directors are expected to attend all annual meetings of stockholders. Each of the directors then-serving on the Board attended the Company’s 2015 annual meeting of stockholders.

STOCK OWNERSHIP

Directors and Executive Officers

The following table sets forth the amount of Saia’s common stock beneficially owned by each director and each executive officer named in the Summary Compensation Table on page 40 and all directors and executive officers as a group, as of January 15, 2016. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power.

	Common Stock Beneficially Owned				Shares Held Under Deferral Plans(4)
Name of Beneficial Owner(6)	Shares Beneficially Owned(1)	Rights to Acquire Beneficial Ownership(2)	Total	Percent of Class(3)
William F. Evans	669	—	669	*	6,197
Linda J. French	5,894	—	5,894	*	36,864
John J. Holland	5,146	—	5,146	*	51,544
Randolph W. Melville(5)	—	—	—	*	2,850
Richard D. O’Dell	70	11,363	11,433	*	55,472
Björn E. Olsson	3,000	—	3,000	*	41,903
Douglas W. Rockel	5,206	—	5,206	*	45,075
Herbert A. Trucksess, III	203,221	—	203,221	*	2,199
Jeffrey C. Ward	6,000	—	6,000	*	43,051
Frederick J. Holzgrefe, III	—	—	—	*	141
Brian A. Balius	21,650	13,474	35,124	*	11,267
Stephanie R. Maschmeier	15,257	7,125	22,382	*	7,722
Raymond R. Ramu	9,285	7,845	17,130	*	8,488
Mark H. Robinson	7,572	3,409	10,981	*	16,183

All directors and executive officers as a group (14 persons)	282,967	43,216	326,183	1.3%	328,956

*	Denotes less than 1%

(1)	Includes common stock owned directly and indirectly.

(2)

Number of shares that can be acquired on January 15, 2016 or within 60 days thereafter through the exercise of stock options or vesting of restricted stock. These shares are excluded from the “Shares Beneficially Owned” column.

(3)

Based on the number of shares outstanding on January 15, 2016 (25,141,799) and includes the number of shares subject to acquisition by the relevant beneficial owner within 60 days thereafter. Including the number of shares subject to acquisition by the relevant beneficial owner pursuant to the Company’s Directors’ Deferred Fee Plan or Executive Capital Accumulation Plan upon such beneficial owner’s termination of services as a director or employee, the Percent of Class for all directors and executive officers as a group equals 2.79%.

(4)

Represents shares of common stock from phantom stock units on an as converted basis as of January 15, 2016, receipt of which has been deferred pursuant to the Company’s Directors’ Deferred Fee Plan or Executive Capital Accumulation Plan. The value of the phantom stock units deferred pursuant to the Company’s Directors’ Deferred Fee Plan and Executive Capital Accumulation Plan track the performance of the Company’s common stock and the phantom stock units are payable in stock upon the relevant beneficial owner’s termination of service as director or employee.

(5)	Mr. Melville joined the Board of Directors in September 2015.

(6)	Mr. Gainor joined the Board of Directors in February 2016 and is not shown on this table.

COMPENSATION DISCUSSION AND ANALYSIS

The Named Executive Officers who appear in the compensation tables of this Proxy Statement are:

•	Richard D. O’Dell, President & Chief Executive Officer

•	Frederick J. Holzgrefe, III, Vice President of Finance & Chief Financial Officer

•	Brian A. Balius, Vice President of Transportation & Engineering

•	Mark H. Robinson, Vice President of Information Technology & Chief Information Officer

•	Raymond R. Ramu, Chief Customer Officer

Executive Summary

The following provides an overview of Saia, Inc.’s compensation philosophy and programs, including the focus on pay for performance, best pay practices and alignment of the interests of Saia’s executives with those of Saia’s stockholders. Details about the compensation awarded to Saia’s Named Executive Officers can be found in the Summary Compensation Table and related compensation tables.

•	Saia focuses pay on performance to incent executives to achieve corporate objectives.

The Company designs executive compensation programs to link pay with performance and to attract, motivate, reward and facilitate the retention of executive talent required to achieve corporate objectives. Elements of the compensation programs are generally targeted to provide compensation opportunity at the 50th percentile of the peer group. The following elements comprise the total compensation awarded to Saia’s Named Executive Officers: base salary, cash-based annual incentive awards, equity-based long-term incentive awards, customary benefits and perquisites and severance benefits.

•	Saia aligns executives’ interests with those of the stockholders.

Other than base salary, which is targeted at the 50th percentile of the peer group, all significant elements of executive compensation are based on stock price performance, earnings per share or the operating ratio (operating expenses divided by operating revenues), which the Compensation Committee (the “Committee”) believes has a direct impact on the Company’s stock price. For 2013-2015 the Company’s annual incentive plan was based on achieving earnings per share and operating ratio targets. For 2016, the annual incentive plan will provide incentives based on achieving operating income and operating ratio targets. The long-term incentive plan utilizes a combination of common stock grants based on the Company’s total stockholder return over a three year period and stock options with an exercise price set at the closing price of Saia’s stock on the grant date. Payouts of stock grants are made only if the Company had positive total stockholder return over the three year period. Saia’s stock option plan strictly prohibits re-pricing of stock options.

•	Saia’s solid financial performance.

The following tables highlight Saia’s financial performance for fiscal years 2013-2015:

(1)	Operating ratio is the calculation of operating expenses divided by operating revenue.

(2)	$100 invested on December 31, 2012 in the Company stock, including reinvestment of dividends.

•	2015 Say-on-Pay results affirmed the current compensation policies.

In accordance with the recommendations of its stockholders in 2011, Saia holds a stockholder advisory “say-on-pay” vote on an annual basis. In 2015, holders of 98.3% of Saia’s stock voting approved, on an advisory basis, the compensation paid to Saia’s Named Executive Officers as described in the 2015 proxy statement. The Committee monitors the results of the annual advisory “say-on-pay” proposal. Based on these favorable results, the Committee reaffirmed the Company’s executive compensation philosophy and programs.

•	Saia’s Compensation Committee members are independent.

None of the members of the Committee have relationships with the Company or its management other than as directors of the Company. All the Committee members are experienced in making executive compensation decisions. The Committee also obtains advice in setting executive compensation from Mercer US, Inc., an independent expert in executive compensation plans and programs.

Key Features of Saia’s Executive Compensation

What Saia Does	What Saia Doesn’t Do
✓ Links pay and performance by having annual incentive compensation and 50% of long-term compensation subject to achievement of performance objectives	× No “single-trigger” change-of-control cash payments
✓ Requires stock ownership by using stock ownership guidelines for all officers at two to five times their base salary	× No re-pricing of stock options
✓ Maintains a clawback policy for performance-based compensation	× No hedging transactions, pledges or margin accounts with respect to Company stock
✓ Benchmarks against a representative and relevant peer group to assist in setting compensation	× No excessive perquisites
✓ Uses an independent compensation consultant ✓ Uses a compensation program that doesn’t encourage excessive risk taking	× No cash payments upon death or disability

Executive Compensation Philosophy and Oversight

Saia’s executive compensation philosophy is determined by the Compensation Committee. The Committee believes the executive compensation program should link pay with performance and should attract, motivate, reward and facilitate the retention of the executive talent required to achieve corporate objectives and to create value for the Company’s stockholders. To this end, Saia integrates several key compensation components that are designed to align rewards with the short- and long-term performance of the Company and of each executive. These components are:

Component	Key Characteristics	Objective
Base Salary — Cash	Fixed compensation component. Reviewed annually and adjusted if and when appropriate based upon peer data.	Provide a fixed form of executive compensation for performing daily responsibilities.
Annual Incentives — Cash	Variable compensation component. Performance-based award opportunity, payable upon attaining specific targets.	Motivate and reward executives for achieving specific annual corporate performance objectives.
Long-Term Incentives — Stock and Stock Options	Variable compensation component. Performance-based award opportunity, generally granted annually as a combination of performance shares and stock options. Amounts actually earned will vary based on stock price appreciation and corporate performance.	Motivate and reward executives for achieving over a three- to seven-year period stockholder value creation and superior performance in the industry and for executive retention.
Other Benefits and Perquisites — Various Forms	Fixed compensation component.	Provide employee benefits consistent with those provided by the peer group and for executive retention.
Post-Employment Compensation — Cash and Benefits	Fixed compensation component.	Promote recruitment and retention and support non-competition, non-disclosure and non-solicitation agreements.

Pay equity

To create stockholder value and motivate its employees, the Company is committed to internal and external pay equity. With respect to internal equity, the Compensation Committee monitors, on an annual basis, the relationship between the compensation of the Chief Executive Officer to that of other Named Executive Officers and salaried employees generally.

The Company does not have a policy regarding the target ratio of total compensation of the Chief Executive Officer to that of the other Named Executive Officers or salaried personnel, but the Committee does review compensation levels to ensure that appropriate equity exists. During the past three years, the Chief Executive Officer’s total direct compensation (salary and short- and long-term incentive awards) has been approximately 2.5 times the direct compensation of the next highest paid Named Executive Officer, which the Committee believes is an appropriate multiple.

To test external pay equity, the Committee annually reviews compensation data for similar positions at peer group companies, described below, in the transportation industry with revenues comparable to Saia’s.

Compensation Review Peer Group

To assist the Compensation Committee in determining the appropriate design, levels and components of compensation for the Company’s executive officers, the Committee annually reviews compensation data for similar positions at comparable, like-sized companies in the transportation industry. The peer group companies are selected with input from Mercer and are comprised of U.S. publicly-traded transportation companies with annual revenues of approximately one-half to two times Saia’s revenues. The Committee focuses on revenue because of the correlation between pay levels and company size as measured by revenue. The peer group was used to review base salary, annual incentives and long-term incentives. The Committee has selected the market 50th percentile or market median (using the peer group) as the targeted positioning for compensation of the Company’s executives.

The peer group used in the review for 2015 and 2016 was:

Company	Industry	2014 Revenues (In millions)
Air Transport Services Group, Inc.	Air Freight & Logistics	$ 590
ArcBest Corporation	Trucking	$2,613
Celadon Group, Inc.	Trucking	$ 759
Covenant Transportation Group, Inc.	Trucking	$ 719
Echo Global Logistics, Inc.	Air Freight & Logistics	$1,173
Forward Air Corporation	Air Freight & Logistics	$ 781
Genesee & Wyoming, Inc.	Railroad	$1,639
Heartland Express, Inc.	Trucking	$ 871
Hub Group, Inc.	Railroad	$3,571
Kansas City Southern	Railroad	$2,577
Knight Transportation, Inc.	Trucking	$1,102
Landstar System, Inc.	Trucking	$3,185
Marten Transport, Ltd.	Trucking	$ 673
Old Dominion Freight Line, Inc.	Trucking	$2,788
Quality Distribution, Inc.	Trucking	$ 992
Roadrunner Transportation Systems, Inc.	Trucking	$1,873
Universal Truckload Services, Inc.	Trucking	$1,191
USA Truck, Inc.	Trucking	$ 602
Werner Enterprises, Inc.	Trucking	$2,139
Saia, Inc.	Trucking	$1,272

Some of the peer group companies have substantial stock ownership by executives. If the ownership amounts were disclosed by the peer group company to have a material impact on executive compensation levels, the specific compensation element is excluded from the competitive data and associated analysis.

2014, 2015 and 2016 Executive Compensation Decisions

Based on the Committee’s annual executive compensation reviews conducted in 2014 and 2015, the Committee has concluded that the amounts payable to each Named Executive Officer under each individual compensation component, as well as each Named Executive Officer’s total compensation in the aggregate, were reasonable given then-current Company financial performance. The Committee further concluded that the Company’s executive compensation program met the objectives of attracting, retaining, motivating, and rewarding talented executives who can contribute to Saia’s long-term success and thereby build value for Saia stockholders. Decisions with respect to each component of executive compensation are described below.

Pay Mix

The following graph sets forth the key components of compensation and pay mix for the Named Executive Officers based on target payout levels for 2015:

(1)	Refer to the Restricted Stock section below for further details surrounding Mr. Ramu’s 2015 compensation.

(2)

Refer to the “2014, 2015, and 2016 Executive Compensation Decisions — Annual Incentive Plan — Yield Incentive” section for further details surrounding Messrs. Ramu and Robinson’s 2015 annual incentive compensation.

Base Salary

For each Named Executive Officer, the Committee considered the factors identified under “Executive Compensation Philosophy and Oversight,” giving special attention to individual and Company performance, experience, future advancement potential, impact on Saia’s results, pay mix, internal and external pay equity, and the importance of executive retention. In July 2014 and 2015, the Company implemented approximately 3% and 4% salary and wage increases, respectively, for all of its employees, including the Named Executive Officers. Further, the Committee has made adjustments to the base salaries of the Named Executive Officers as part of a continuing, multi-year process to better align their base salaries with the market median, provide for executive retention and recognize individual performance. As part of this multi-year process, the Committee implemented salary increases in January 2015 ranging from 7.7% to 9.6% and in January 2016 ranging from 0% to 10.0% for the Named Executive Officers.

Named Executive Officer	Title	Annual Salary 2014	Annual Salary 2015	Annual Salary 2016
Richard D. O’Dell	President & Chief Executive Officer	$569,590	$646,482	$700,000
Frederick J. Holzgrefe, III	Vice President of Finance & Chief Financial Officer	$325,000	$353,792	$384,000
Brian A. Balius	Vice President of Transportation & Engineering	$257,500	$304,125	$309,000
Raymond R. Ramu	Chief Customer Officer	$208,405	$280,425	$340,000
Mark H. Robinson	Vice President of Information Technology & Chief Information Officer	$257,500	$288,052	$293,550

Annual Incentives

The annual incentive plan provides all officers and other salaried employees the opportunity to receive cash payments based on Company performance for the year. The plan includes a threshold, target and maximum payout level for each executive and an associated performance goal to achieve the payout levels. Threshold for the annual incentive plan is set at 25% of target and maximum is set at 200% of target.

For 2015 and 2016, the potential payout levels under the annual incentive plan for the Named Executive Officers are as follows:

Potential Payouts of Annual Incentives for 2015 and 2016

		Payout as a % of Base Salary
Named Executive Officer	Title	Threshold	Target	Maximum
Richard D. O’Dell	President & Chief Executive Officer	22.5%	90%	180%
Frederick J. Holzgrefe, III	Vice President of Finance & Chief Financial Officer	15%	60%	120%
Brian A. Balius	Vice President of Transportation & Engineering	11.25%	45%	90%
Raymond R. Ramu	Chief Customer Officer	11.25%	45%	90%
Mark H. Robinson	Vice President of Information Technology & Chief Information Officer	11.25%	45%	90%

For 2015, the annual incentive plan for the Named Executive Officers was structured to provide cash incentives based 50% on the achievement of an annual corporate earnings per share target and 50% on achievement of an annual operating ratio target. Commencing in 2016, the annual incentive plan has changed to provide incentives based 50% on achieving the Company’s operating income target and 50% on achieving the Company’s operating ratio target. The Committee began using operating income as a target to eliminate the effect of tax costs in calculations and to conform to common peer group practice.

The Committee believes using operating income aligns the interests of the executives with those of Saia’s stockholders. Saia uses operating ratio as a performance goal for its annual cash incentive plan because it is an objective measure of profitability of Saia’s business and is a common measure of profitability within the industry. Operating ratio for a given fiscal period is defined as operating expenses divided by operating revenue.

The Committee believes using operating ratio as a performance measure is particularly relevant to Saia’s business because it focuses executives on improving profitability, which drives cash flow for capital allocation, including capital expenditures, and debt reductions. Creating stockholder value through disciplined capital allocation is a strategic priority of the Company.

Performance Targets and Actual Performance for 2015

	Threshold	Target	Maximum	Actual
Earnings per share (50% weighting)	$2.13	$2.63	$3.59	$2.12	(2)
Operating ratio (50% weighting)(1)	93.3%	91.4%	88.8%	92.6%

(1)	Operating ratio is the calculation of operating expenses divided by operating revenue.

(2)	The impact of the alternative fuel tax credits were excluded from earnings per share for purposes of the annual incentive plan.

The operating ratio and earnings per share performance goals for 2015 were set considering past performance, the strategic plan, current economic conditions and other forecasts of future results. The

Compensation Committee considered these factors along with discussions with management to set the target levels which were then approved by the Board of Directors. Threshold and maximum earnings per share goals were set considering the incremental performance between the minimum and target, and target and maximum goals. Since the Company did not achieve the earnings per share threshold in 2015, no annual incentive was paid based on this parameter for 2015.

The Committee strives to set the threshold, target and maximum performance goals at levels such that the relative likelihood that Saia will achieve such goals remains consistent from year to year. It is the intent of the Committee that the threshold goals should be attainable a majority of the time, target goals should, on average, be reasonably expected to be achieved and maximum goals should be attained a minority of the time. These levels of expected performance are taken into consideration based on the compensation philosophy and evaluation of compensation previously discussed. Establishing the expected performance goals relative to these criteria is inherently subject to considerable judgment on the part of the Committee.

Cash Bonus Plan

On April 27, 2015, the stockholders approved the material terms of a new Annual Cash Bonus Plan (the “Bonus Plan”) to govern annual cash incentive awards to salaried employees starting in 2016. The awards under the Bonus Plan are designed to be tax-deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended. It is the intention of the Committee to grant annual cash incentive payments to the Named Executive Officers under the Bonus Plan consistent with the description of the annual incentive plan described above. Please see “Tax Policies” below on page 38 for a discussion of the Committee’s approach to Section 162(m) deductibility.

Yield Incentive

Through the second quarter of 2015, the Committee offered certain employees having responsibility for customer pricing a one-time cash incentive designed to improve yield. The select employees eligible to receive the yield incentive included Mr. Robinson and Mr. Ramu, but not other Named Executive Officers. The yield incentive aimed to incentivize employees to cause the Company to have a marked improvement in yield without an excessive loss of tonnage. In 2015, the Committee determined the Company had attained the performance improvement and paid the select employees the cash bonus, which included a payment of $100,000 to Mr. Robinson and $88,000 to Mr. Ramu.

Long-Term Incentives

The Committee has chosen to provide long-term incentives to the executive officers as a means to stimulate performance superior to other companies in Saia’s industry, to tie compensation to stockholder value creation and to encourage executive retention. All Company officers are eligible to participate in the long-term incentive program. For 2014, 2015 and 2016, 50% of a Named Executive Officer’s long-term incentive opportunity was granted in performance stock units and 50% in stock options (valued using the Black-Scholes option pricing model). This mix of awards was selected to balance the focus between relative and absolute stock performance and reflects competitive practices, as further described in the table below.

Why options?	Why performance stock units?
• Performance-based because their value is solely tied to the Company’s stock price, which directly correlates to Saia’s stockholders’ interests.	• Performance-based both because number of shares earned depends on performance against pre-defined goals and the value of the shares fluctuates based on the stock price.
• Fosters an innovative environment focused on long-term growth of the Company and stockholder value.	• Tied to total stockholder return compared to a peer group, a key financial metric.
• Declines in stock price following the grant of stock options have a negative impact on executive pay (i.e., when a stock option is “underwater” it has no value).	• Aligns all equity-eligible employees to perform for improvement in total stockholder return.
• Highly valued by employees and an important retention tool.
• Stock ownership guidelines mitigate perception that options may cause a focus on short-term stock price movement.

See Proposal 2 for the Second Amended and Restated Saia, Inc. 2011 Omnibus Incentive Plan that is subject to stockholder approval at the annual meeting. This amendment, if approved, will (i) provide for the availability of restricted stock unit awards for issuance; (ii) increase the total shares authorized and reserved for issuance under the First Amended and Restated Saia, Inc. 2011 Omnibus Incentive Plan (the “Current Plan”) by 1,000,000 to 2,350,000; (iii) increase certain sub-limits for annual and aggregate awards under the Current Plan; and (iv) provide for minimum one-year vesting for stock options and stock appreciation rights, subject to certain exceptions.

In February 2016, the Company granted long-term incentive awards in the form of 209,310 stock options and 72,365 performance stock awards to its officers.

For 2015 and 2016, the target long-term incentive as a percentage of base salary for the Named Executive Officers was as follows:

Long-term Incentive Plan Targets

		Target as a % of Base Salary
Named Executive Officer	Title	2015	2016
Richard D. O’Dell	President & Chief Executive Officer	175%	200%
Frederick J. Holzgrefe, III	Vice President of Finance & Chief Financial Officer	100%	115%
Brian A. Balius	Vice President of Transportation & Engineering	60%	75%
Raymond R. Ramu	Chief Customer Officer	60%	75%
Mark H. Robinson	Vice President of Information Technology & Chief Information Officer	60%	75%

To determine the total value of the long-term incentives granted to each Named Executive Officer each year, the Committee uses market data prepared by Mercer. Mercer analyzed the types and 50th percentile targets of long-term incentives granted to comparable officers at the peer group companies listed in the “Peer Group” section above. The Committee then used the Mercer analysis and pay mix, position, and internal equity factors to determine the appropriate target percentages of base compensation. The specific grants for each officer were based on the Company stock price on grant date for performance stock units and on the Black-Scholes option pricing model for stock option grants.

Once the targets and values were determined, the key elements of the awards were established, as described below.

Stock Options

The role of stock options is to reward executives for increasing absolute long-term stockholder value. The value of each stock option award is equal to 50% of the target long-term incentive award for the executive using the Black-Scholes option pricing model. Stock option grants have historically been awarded in the first quarter of the fiscal year. The Company typically grants annual equity awards to the Company’s executive officers, including the Named Executive Officers, on the third trading day following the release of the Company’s financial results for the prior fiscal year. The exercise price of the stock options is equal to the closing share price of Saia common stock on NASDAQ on the grant date. The Company’s equity plans strictly prohibit re-pricing of stock options. All stock options granted to date have been non-qualified stock options.

All stock options granted to date vest on the basis of passage of time, subject to earlier vesting upon a change in control and, as to Mr. O’Dell, subject to his employment agreement described below. The Committee believes time-vested awards encourage long-term value creation and executive retention because generally executives can realize value from such awards only if the Company’s stock price increases and they remain employed at Saia at least until the awards vest. Providing for a vesting period over a number of years also helps ensure against executives taking excessive or unnecessary risks that might threaten the long-term value of the Company.

In February 2015, the Company granted a total of 77,800 stock options to the Named Executive Officers, representing 60% of the total stock options granted at that time. Stock options granted in February 2015 have an exercise price equal to the closing share price of Saia stock on the date of grant and a three-year cliff vesting schedule and a seven-year term. The grant date fair value of the stock options was determined using the Black-Scholes option pricing model with the following assumptions:

•	risk free interest rate of 1.54%;

•	expected life of five years;

•	expected volatility of 40.8%; and

•	a dividend rate of zero.

In February 2016, the Company granted a total of 134,250 stock options to the Named Executive Officers, representing 64% of the total stock options granted at that time. Stock options granted in February 2016 have an exercise price equal to the market closing price of Saia stock on the date of grant and a three-year cliff vesting schedule and a seven-year term. The stock options granted in February 2016 (other than options granted to Mr. O’Dell) include non-competition and employee and customer non-solicitation provisions, as well as provisions designed to protect Saia’s intellectual property. As described below, Mr. O’Dell’s employment agreement already includes non-competition and employee and customer non-solicitation provisions.

See the “Potential Payments Upon Termination or Change in Control” section for a description of the effect of termination of employment or a change in control of the Company on the stock options awarded to the Named Executive Officers.

Performance Stock Units

The remaining 50% of the Named Executive Officers’ long-term incentive opportunity is awarded in performance stock units. The role of performance stock units is to reward executives for long-term value creation relative to peer companies. Since the size of the peer companies is not critical in assessing relative total stockholder returns, the peer group used for performance stock unit comparison (“PSU Peer Group”) is broader than the peer group used for determining base salaries and other long-term incentives. The PSU Peer Group includes public companies in the broader transportation industry, regardless of revenues, because this provides a wider spectrum from which to determine rewards tied to the creation of longer-term stockholder value. The companies included in the PSU Peer Group for open performance periods are as follows:

Air Transport Services Group, Inc.	Horizon Lines, Inc. (through December 31, 2015)
Arkansas Best Corporation	Hub Group, Inc.
Celadon Group, Inc.	J.B. Hunt Transport Services, Inc.
CH Robinson Worldwide, Inc.	Kansas City Southern
Con-Way, Inc. (through October 29, 2015)	Kirby Corporation
Covenant Transport, Inc.	Knight Transportation, Inc.
Echo Global Logistics, Inc.(1)	Landstar Systems, Inc.
FedEx Corporation	Marten Transport, Ltd.
Forward Air Corporation	Old Dominion Freight Line, Inc.
Genesee & Wyoming, Inc.	Pacer International, Inc. (through March 31, 2014)
Heartland Express, Inc.	P.A.M. Transportation Services, Inc.
Patriot Transportation Holding, Inc. (through December 31, 2015)	USA Truck Inc. UTi Worldwide, Inc. Vitran Corporation (through March 26, 2014) Werner Enterprises, Inc. XPO Logistics, Inc.(1) YRC Worldwide, Inc.
Quality Distribution, Inc. (through December 31, 2015)
Roadrunner Transportation Services, Inc.(1)
Ryder System, Inc.
Swift Transportation Company(1)
United Parcel Service, Inc.
Universal Truckload Services, Inc.

(1)	Added effective January 1, 2016.

Performance stock units are paid in shares of the Company’s common stock. The number of shares of stock that are paid to a participant is based on the total stockholder return of Saia compared to the total stockholder return of the PSU Peer Group over the three year performance period. Total stockholder return is calculated by taking the average closing common stock prices for the 60 days prior to the beginning of the performance period and comparing it to the average closing common stock prices for the 60 days prior to the end of the performance period. At the end of the performance period, the percentile rank of the Company’s total stockholder return is calculated relative to the total stockholder return of each of the peer companies. Any peer company that is no longer publicly traded is excluded from this calculation. Over the performance periods beginning in 2014, 2015 and 2016, the payouts will be determined as follows:

Percent Rank of Saia’s Total Stockholder Return Compared to PSU Peer Group	Payout Percentage of Target Incentive
At 75th percentile or higher	200%
At 50th percentile	100%
At 25th percentile	25%
Below 25th percentile	0%

Because the amount of an executive’s payout is based on the Company’s total stockholder return compared to that of members of a PSU Peer Group over a three-year period, the exact amount of the payout (if any) cannot be determined at this time. The Committee generally makes the performance stock unit grants each year in February at the time of grants of stock options. The payout associated with the Company’s percentile rank is based on the chart above with payouts interpolated for performance between the 25th and 50th percentiles and the 50th and 75th percentiles. If the Company’s total stockholder return for the performance period is negative, no payouts are made regardless of the Company’s percentile rank. The Committee believes that setting the payout percentage based on the Company’s total stockholder return over the three-year measurement period compared to that of the PSU Peer Group aligns the incentive value with the interest of stockholders. Aligning the incentive value with the interests of Saia stockholders further helps to ensure against executives taking excessive or unnecessary risks that might threaten the long-term value of the Company.

Payouts for the performance stock units are made in shares of common stock in order to reduce earnings volatility associated with cash based awards. The number of shares paid is based on the number of shares of target stock awarded to an executive and the Company’s total stockholder return relative to the peers as described above.

The following table details the payouts for the performance stock units over the last three years:

Payout Month	Performance Period	Payout Percentage of Target Incentive
February 2016	2013 to 2016	150%
February 2015	2012 to 2014	200%
February 2014	2011 to 2014	200%

Performance stock unit awards are not scheduled to be paid out, if at all, until the first quarter of 2017 for the performance period beginning in 2014, the first quarter of 2018 for the performance period beginning in 2015 and the first quarter of 2019 for the performance period beginning in 2016.

In February 2016, the Company granted performance stock units for 46,421 shares (at target) to the Named Executive Officers, representing 64% of the total target units granted at that time.

See the “Potential Payments Upon Termination or Change in Control” section for a description of the effect of termination of employment or a change in control of the Company on the performance stock units awarded to the Named Executive Officers.

Restricted Stock

The Company has utilized restricted stock grants from time to time to address concerns about long-term executive retention. These restricted stock grants all vest over a five year period in order to promote retention.

On February 9, 2016, Mr. Holzgrefe received 18,215 shares of restricted stock of the Company (initially valued at $500,000 using the closing price of Saia common stock on NASDAQ on February 9, 2016) in recognition of his strong performance as Chief Financial Officer since joining the Company and to promote executive retention. The shares of restricted stock vest 25% each on February 9, 2019, and February 9, 2020, with the remaining 50% vesting on February 9, 2021. In connection with joining the Company as Vice President of Finance and Chief Financial Officer on September 10, 2014, Mr. Holzgrefe received 7,936 shares of restricted stock of the Company (initially valued at $400,000 using the closing stock price on the grant date). The shares of restricted stock granted in 2014 vest 25% on each September 10, 2017 and September 10, 2018 with the remaining 50% vesting on September 10, 2019. The restricted stock award immediately vests upon a change in control.

In connection with promotion to Chief Customer Officer on May 1, 2015, Mr. Ramu received 3,651 shares of restricted stock of the Company (initially valued at $150,000 using the closing stock price on the grant date). The shares of restricted stock vest 25% on each May 1, 2018 and May 1, 2019 with the remaining 50% vesting on May 1, 2020. The restricted stock award immediately vests upon a change in control.

See the “Potential Payments Upon Termination or Change in Control” section for a description of the effect of termination of employment or a change in control of the Company on the restricted stock granted to the Named Executive Officers.

Other Benefits and Perquisites

Benefits

The Company provides customary employee benefits to substantially all employees, including the Named Executive Officers. These benefits include paid holidays and vacation, medical, disability and life insurance and a defined contribution retirement plan. The defined contribution retirement plan is a 401(k) savings plan to which employees may elect to make pre-tax contributions. The Company has the discretion to match 50% of all employee contributions, up to a maximum employee contribution of 6% of annual salary.

Deferred Compensation Plan

In addition to the benefits provided to all employees, the Company has established for officers (including all of the Named Executive Officers) and certain other employees an Executive Capital Accumulation Plan, which is a non-qualified deferred compensation plan. The deferred compensation plan was implemented to motivate and promote the retention of key employees by providing them with greater flexibility in structuring the timing of their compensation and tax payments. The Committee believes that the Company’s deferred compensation plan provides a valuable benefit to senior executives with minimal cost to the Company.

The Company typically makes an annual discretionary contribution under the Capital Accumulation Plan for each participant equal to 5% of his or her base salary and annual incentive payment. In addition, to the extent a participant’s contribution to the 401(k) savings plan is limited under restrictions placed on “Highly Compensated Employees” under ERISA, the participant may elect to contribute the amount so limited to the Capital Accumulation Plan. To the extent the Company is unable to match participant contributions under the 401(k) savings plan because of the ERISA limitations, the matching contributions will be made by the Company to the Capital Accumulation Plan. The Company’s regular annual 5% contribution has a five-year vesting period.

The Capital Accumulation Plan also allows a participant to make an elective deferral each year of up to 50% of base salary and up to 100% of any annual incentive plan payment. The participant must irrevocably elect the base salary deferral before the beginning of the year in which compensation is being paid and the annual incentive deferral no later than six months into the performance period.

The Capital Accumulation Plan provides the same investment options to participants as are available under the 401(k) savings plan, except that participants may also elect to invest in Saia stock under the plan. Participants may elect to transfer balances between investment options without restriction at any time throughout the year, except that any investment in Saia stock is an irrevocable election and upon distribution that investment will be paid out in Saia stock, rather than cash. Vested plan balances become distributable to the participant upon termination of employment subject to Section 409A of the Internal Revenue Code.

Perquisites

The types and amounts of perquisites provided to the Named Executive Officers have been determined by the Committee with input from Mercer based on perquisites granted to comparable officers by companies in the executive compensation review peer group. The Company provides these perquisites because many companies in the peer group provide similar perquisites to their Named Executive Officers, and the Committee believes they are necessary for retention purposes. However, the perquisites that the Company provides are generally fewer and less valuable than those provided by members of the peer group. The Committee reviews the perquisites provided to the Named Executive Officers in an attempt to ensure that the perquisites continue to be effective in the retention of executive talent and appropriate in light of the Committee’s overall goal of designing a compensation program that maximizes the interests of Saia’s stockholders.

The perquisites provided to the Named Executive Officers include the following (see the “All Other Compensation” column of the Summary Compensation Table):

•	Car allowance ($7,200 annual maximum per Named Executive Officer),

•	Financial/legal planning ($5,000 annual maximum for Mr. O’Dell and $4,000 annual maximum for each other Named Executive Officer),

•	Executive term life insurance ($1,000,000 policy for Mr. O’Dell and $500,000 policies for each other Named Executive Officer) and

•	Country club membership (no maximum amount and provided only to Mr. O’Dell. Historically approximately $1,000 per year).

Post-Employment Compensation

The Committee believes that severance and change in control arrangements are an important part of overall compensation for the Named Executive Officers because they help secure the continued employment and dedication of the Named Executive Officers notwithstanding any concern the executives might have regarding their own continued employment. The Committee also believes that these arrangements are important as a recruitment and retention device, because many of the companies with which Saia competes for executive talent have similar agreements for their senior employees.

The stock options granted in February 2015 and February 2016 (other than options granted to Mr. O’Dell) include non-competition and employee and customer non-solicitation provisions, as well as provisions designed to protect Saia’s intellectual property. In conjunction with entering into these restrictive covenants, the Company entered into severance agreements with each employee who received a stock option grant, including each of the Named Executive Officers other than Mr. O’Dell (Mr. O’Dell’s severance arrangements are governed by the terms of his employment agreement). These severance agreements provide for severance payments equal to 12 months of base salary for any employee whose employment with Saia is involuntarily terminated without cause as defined in the agreements. The employee is only eligible for the severance payments under the agreement upon the execution of a general release of all claims against the Company and so long as the employee has not breached any other agreement with the Company, including the restrictive covenants in the employee’s stock option agreement and the employee is not otherwise to receive payment under the Executive Severance Agreement described below.

The Company has entered into change in control agreements with each of the Named Executive Officers (the “Executive Severance Agreements”). These agreements include a “double trigger,” meaning they provide for severance payments and other benefits only if there is a change in control of the Company and only if after the change in control the executive’s employment is terminated involuntarily (other than for cause) or voluntarily with good reason. The executive severance agreements are reviewed annually by the Committee to ensure they are consistent with the Company’s compensation philosophy. The Committee also receives input from Mercer and outside legal counsel to confirm that the agreements remain generally consistent with competitive practices. The Committee believes these agreements reward service and tenure and help to address the need for financial security for key executives when employment ends.

The specific payments to be made to the Named Executive Officers upon termination of employment in connection with a change in control of the Company under the executive severance and change in control agreements are based on peer group and general industry practices and are described in the “Potential Payments Upon Termination or Change in Control” section.

Employment Agreement

To provide an incentive for executive retention and help support certain non-competition and non-solicitation provisions, the Company has entered into an employment agreement with the Chief Executive Officer in 2006. Mr. O’Dell’s employment agreement is for a two-year initial term (renewing daily) and provides for a minimum base salary. The Committee with the assistance of Mercer evaluates Mr. O’Dell’s salary on an annual basis and makes a specific salary recommendation to the Board, which makes the final determination for the year, subject to the minimum base salary provided in the employment agreement. The employment agreement includes a severance payment and benefits to Mr. O’Dell in the event of his employment termination under certain circumstances. All severance payments and benefits under the employment agreement are conditioned upon Mr. O’Dell’s compliance with the non-disclosure, non-competition and employee and customer non-solicitation provisions of the employment agreement. The Company believes these provisions help ensure the long-term success of the Company and facilitate executive retention.

The material terms of the employment agreement are reviewed annually by the Committee with input from Mercer and outside legal counsel to confirm that they remain generally consistent with competitive practices. The Committee believes it is important to continue this employment agreement with Mr. O’Dell to provide continuity and stability in the Company’s leadership.

The payments to be made to Mr. O’Dell upon termination of employment or a change in control of the Company under his employment agreement are described in the “Potential Payments Upon Termination or Change in Control” section.

Oversight

Compensation Committee

The executive compensation program is administered by the Committee, which is made up entirely of independent directors. The Committee recommends to the Board base salaries for the Named Executive Officers and determines specific grants of long-term incentives under the Company’s Omnibus Incentive Plan and, commencing in 2016, specific annual incentive grants under the Bonus Plan. A complete description of the Committee’s responsibilities is provided in the Committee’s charter which is approved by the Board of Directors and can be found on the Company’s website (www.saiacorp.com) under the Investor Relations section.

The Committee annually reviews the Company’s compensation philosophy, the overall design of the compensation program and the design elements of each component of compensation. In making annual decisions about compensation for the Named Executive Officers as described in the tables above, the Committee takes the following factors into consideration, although none of these factors is determinative individually:

•	The competitive environment for recruiting and retaining senior executives, including compensation trends, best practices, and executive compensation paid by our industry peers;

•	The individual’s performance, experience and future advancement potential;

•	The Company’s financial and operating performance in the last 12 to 24 months, as well as the strategic plan for future periods;

•	The current economic conditions and the competitive market environment in which the Company operates;

•	The Company’s stock ownership and retention policies;

•	Each Named Executive Officer’s historical total compensation, including the value of all outstanding equity awards granted to the Named Executive Officer, and future compensation opportunities;

•	Internal pay equity, as discussed above; and

•	Recommendations from the Chief Executive Officer as to base salary for his direct reports including performance reviews and rationale for the recommendations.

Compensation Consultant

The Committee has retained Mercer US, Inc. (“Mercer”) as its executive compensation consultant to provide information, analysis and advice regarding executive and director compensation. While it is necessary for the Committee’s independent consultant to interact with management to gather information, the Committee has adopted protocols governing if and when the consultant’s advice and recommendations can be shared with management. The Committee regularly meets with the Mercer consultant outside the presence of management to discuss executive compensation philosophy and specific levels of compensation and to ensure that Mercer receives from management the information required to perform its duties on a timely basis. The Committee formally evaluates the performance of Mercer on an annual basis and may terminate the services of Mercer at any time.

For 2015, the Company paid Mercer $87,253 for executive and director compensation services rendered to the Compensation Committee. Mercer is a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. (“MMC”). For the past few years, including during 2015, based on a determination made by management, the Company has used Marsh USA, Inc., an affiliate of MMC, to provide insurance brokerage services. The Company paid Marsh USA, Inc. $372,797 in fees in 2015 for such insurance brokerage services (this amount does not include insurance premiums that are paid through Marsh USA, Inc. to insurance carriers on behalf of Saia).

In connection with the Committee’s consideration of the independence of Mercer, the Committee confirmed with Mercer that:

•	The Mercer consultant receives no incentive or other compensation based on the fees charged to the Company for other services provided by Mercer or any of its affiliates;

•	The consultant is not responsible for selling other Mercer or affiliate services to the Company;

•

Mercer’s professional standards prohibit the individual consultant from considering any other relationships Mercer or any of its affiliates may have with the Company in rendering their advice and recommendations;

•	The Mercer consultant has no business or personal relationships with any members of Saia management or the Board other than providing executive compensation consulting; and

•	The individual consultant and his immediate family members own no shares of Saia’s common stock.

In its evaluation of the relationship with Mercer, the Committee also reviewed the protocols used by the Committee in its dealings with Mercer which include:

•	The Committee has sole authority to retain and terminate Mercer at any time;

•	The Mercer consultant has direct access to the Compensation Committee without management intervention;

•	The Committee has in place a process to formally evaluate the quality and objectivity of the services provided by Mercer each year and determine whether to continue to retain Mercer;

•	The Committee has in place rules for the engagement which limit how the individual Mercer consultant may interact with management; and

•

The Committee regularly meets with the Mercer consultant outside the presence of management to discuss executive compensation philosophy and specific levels of compensation and ensure that Mercer receives from management the information required to perform its duties in a timely manner.

Following this assessment of the relationship of Mercer and its affiliates with the Company, the Compensation Committee concluded that Mercer’s work for the Committee does not raise any conflict of interest and that Mercer qualified as independent.

Risk Assessment in Compensation Programs

The Committee regularly assesses the Company’s compensation programs, policies and practices and believes that they do not create risks that are reasonably likely to have a material adverse effect on the Company. The Committee assessed the Company’s executive and broad-based compensation and benefits programs to determine if they create undesired or unintended risk of a material nature. Although the Committee reviews all executive compensation programs, it focuses on those programs with variability of payout, and reviews the ability of a participant to directly affect payout, the controls on participant action and actual payouts. Saia’s culture supports the use of base salary, performance-based compensation, and retirement plans that are generally uniform in design and operation for all levels of salaried employees.

The Committee does not believe Saia’s compensation programs encourage employees to take unnecessary or excessive risks. The following features of the compensation programs help to mitigate risk taking:

•	A mix of short- and long-term compensation, particularly incentive compensation, to encourage employees to focus on goals consistent with the long-term interests of Saia stockholders.

•	Short-term incentives in the form of an annual cash bonus based on annual Company performance, with caps to eliminate windfall payouts.

•

Long-term incentives delivered half in performance stock units based on Company stock price performance over a three-year period and half in stock options, rewarding longer-term financial performance consistent with the interests of Saia stockholders.

•	Performance stock units that are settled in common stock of the Company with a cap on the number of shares that can be awarded.

•	Stock ownership guidelines that encourage executives to retain significant amounts of Saia common stock, thereby aligning the long-term interests of management with those of the stockholders.

•

A clawback policy to provide for reimbursement of performance-based compensation if a payment was predicated on the achievement of financial results that are subsequently the subject of a material restatement and a lower payment would have been made based on the restated financial results.

•

A policy that prohibits executives from engaging in short sales of Saia common stock or in transactions involving puts, calls, or other derivative securities of the Company or in hedging transactions with respect to the Company’s stock. The policy also restricts executives and directors from pledging stock of the Company.

Based on the foregoing, the Committee believes that Saia’s compensation policies and practices do not create inappropriate or unintended significant risk to the Company as a whole. The Committee also believes that Saia’s incentive compensation arrangements do not encourage risk-taking beyond the organization’s ability to effectively identify and manage significant risks; are addressed by effective internal controls and the risk management practices of Saia; and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

Other Compensation Policies

Stock Ownership Guidelines

Because the Company is committed to aligning the executives’ interests with those of Saia stockholders, the Board has adopted stock ownership guidelines for all officers who are eligible to receive long-term incentives, including all of the Named Executive Officers. The number of shares each officer is required to retain is determined by multiplying his or her current base salary by the multiple noted below and dividing by the current share price. The current multiples for the Named Executive Officers are as follows:

Name	Title	Multiple of Salary	Compliance
Richard D. O’Dell	President & Chief Executive Officer	5	(1)
Frederick J. Holzgrefe, III	Vice President of Finance & Chief Financial Officer	2.5	(2)
Brian A. Balius	Vice President of Transportation & Engineering	2	Yes
Raymond R. Ramu	Chief Customer Officer	2	(1)
Mark H. Robinson	Vice President of Information Technology & Chief Information Officer	2	Yes

(1)	Mr. O’Dell and Mr. Ramu are currently below their current stock ownership guidelines primarily due to declines in the share price.

(2)	Mr. Holzgrefe was hired in September 2014 and has five years to satisfy his stock ownership guideline.

Executives are to satisfy the guidelines within five years of becoming subject to the guidelines. Until the guidelines are met, executives are encouraged to hold 75% of the realized share value (net of taxes) attributable to option exercises, performance stock unit payouts and vesting in restricted stock. The Committee reviews the stock ownership guidelines at each regular meeting of the Committee and monitors the progress towards, and continued compliance with, the stock ownership guidelines. The types of equity counted for purposes of the stock ownership guidelines are common stock, including restricted stock, and Company stock units held in the deferred compensation plan.

Although there are no formal penalties for not fulfilling the requirements of the ownership guidelines, non-compliance may affect future equity awards. The foregoing sets forth the Company’s current ownership guidelines for executives. The Board (or any committee designated by the Board) may, at any time, amend, modify or terminate the guidelines in full or in part. The Board (or any committee designated by the Board) may also grant waivers of the guidelines in the event of special circumstances or as otherwise determined advisable or in the best interest of the Company in given circumstances.

Prohibition Against Short Sales, Hedging and Margin Accounts

Employees subject to the Company’s insider trading policies, including the Named Executive Officers, may not engage in short sales of Saia common stock or in transactions involving puts, calls, or other derivative securities or in hedging transactions with respect to the Company’s stock. Additionally, such employees, including the Named Executive Officers, are prohibited from holding Saia stock in a margin account and from pledging Saia common stock as collateral for indebtedness.

Clawback Policy

The Board of Directors has adopted a policy that provides that the Company will, to the extent permitted by governing law, require reimbursement of all or a portion, as applicable, of any performance-based compensation paid to any participant in the Company’s long-term incentive plans where (a) the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a material restatement, and (b) a lower payment, or no payment, would have been made to the participant based upon the restated financial results. In each such instance, the Company will, to the extent practicable, seek to recover the amount by which the individual participant’s performance-based compensation exceeded the amount that would have been paid based on the restated financial results, plus a reasonable rate of interest.

Tax Policies

In establishing the cash and equity incentive compensation programs for executive officers the Committee believes that the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole or primary factor. The Committee believes that cash and equity incentive compensation must be maintained at the requisite level to attract and retain the executive officers essential to Saia’s financial success, even if all or part of that compensation may not be deductible by reason of the limitations of Section 162(m).

Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the company’s CEO or any of the company’s three other most highly compensated executive officers (other than the CFO) who are employed as of the end of the year. If certain conditions are met, performance-based compensation may be excluded from this limitation. Stock option gains are tax deductible and the value of most performance stock units is deductible when income is realized. The Company’s annual and long-term incentive plans have been structured with the intent of enabling the Compensation Committee to grant compensation that constitutes “qualified performance-based compensation” under Section 162(m) of the Tax Code, if the Compensation Committee determines to do so. For 2013 through 2015, the grants of stock options and performance stock units were designed to satisfy the requirements for deductible compensation. Starting in 2016, annual incentive payments will be pursuant to the Bonus Plan, which has been designed with the intent to qualify as performance-based compensation.

Section 409A of the Internal Revenue Code regulates deferred compensation that was not earned and vested prior to 2005. The Committee considers Section 409A in determining the form and timing of compensation paid to executives.

Sections 280G and 4999 of the Internal Revenue Code limit Saia’s ability to take a tax deduction for certain “excess parachute payments” (as defined in Code Sections 280G and 4999) and impose excise taxes on each executive that receives “excess parachute payments” related to his or her severance from the Company in connection with a change in control. The Committee considers the adverse tax liabilities imposed by Code Sections 280G and 4999, as well as other competitive factors, in structuring certain post-termination compensation payable to the Named Executive Officers. The potential adverse tax consequences to the Company and/or the executive, however, are not necessarily determinative factors in such decisions.

Accounting Policies

The Company accounts for its employee stock-based compensation awards in accordance with ASC Topic 718, Compensation-Stock Compensation. ASC Topic 718 requires that all employee stock-based compensation is recognized as a cost in the financial statements and that for equity-classified awards such costs are measured at the grant date fair value of the award.

COMPENSATION COMMITTEE REPORT

OF SAIA, INC.

The Compensation Committee of the Board of Directors of the Company has submitted the following report for inclusion in this Proxy Statement:

Our Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on the Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and in this Proxy Statement.

The foregoing report is provided by the following directors, who constitute the Committee:

Compensation Committee Members

Linda J. French, Chair

John J. Holland

Randolph W. Melville

Jeffrey C. Ward

2015 SUMMARY COMPENSATION

The following table sets forth the compensation awarded to, earned by or paid to the Named Executive Officers for services rendered in all capacities within Saia during the fiscal years ended December 31, 2015, 2014 and 2013.

Name & Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)		Total ($)
Richard D. O’Dell,	2015	646,482	—	559,990	646,290	152,011	69,002		2,073,775
President & Chief	2014	576,172	—	427,203	479,798	308,687	65,698		1,857,558
Executive Officer (PEO)	2013	561,312	—	331,834	594,096	468,134	43,592		1,998,968
Frederick J. Holzgrefe, III,	2015	353,792	—	175,008	201,975	55,422	22,302		808,499
Vice President of Finance &	2014	86,252	195,000	400,000	—	—	1,654		682,906
Chief Financial Officer (PFO)	2013	—	—	—	—	—	—		—
Brian A. Balius,	2015	304,125	—	90,020	103,992	35,627	37,715		571,479
Vice President of Linehaul &	2014	273,990	—	68,746	79,603	73,794	36,975		533,108
Industrial Engineering	2013	253,764	—	68,746	123,131	105,820	23,112		574,573
Raymond R. Ramu,	2015	280,425	88,000	209,999	69,328	32,247	25,476		705,475
Chief Customer Officer(7)	2014	208,405	—	46,337	52,099	48,599	23,307		378,746
	2013	202,777	—	45,012	80,598	74,080	65,587	(6)	468,054
Mark H. Robinson,	2015	288,052	100,000	85,504	98,754	33,846	36,671		642,827
Vice President of Information	2014	260,490	—	70,812	79,603	69,780	37,833		518,518
Technology & Chief Information Officer(7)	2013	253,764	—	68,746	123,131	105,820	24,101		575,562

(1)	Salary includes amounts deferred under the Company’s Executive Capital Accumulation Plan as disclosed in the Nonqualified Deferred Compensation Table.

(2)

Stock Awards are comprised of performance stock units based on total stockholder return, except Mr. Holzgrefe’s Stock Awards during 2014 were comprised of a grant of 7,936 shares of restricted stock granted in connection with being named as Vice President of Finance and Chief Financial Officer and Mr. Ramu’s Stock Awards during 2015 include a grant of 3,651 shares of restricted stock granted in connection with being named as Chief Customer Officer of the Company. See “2015 Grants of Plan-Based Awards” for information regarding stock awards granted in 2015 and “Potential Payments Upon Termination or Change in Control” for additional information that could affect the vesting of such awards. Valuation based on aggregate grant date fair value of the awards as computed in accordance with FASB ASC Topic 718. See Note 7 to the Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2015 for valuation assumptions used.

(3)

Stock options have an exercise price equal to the closing price of Saia common stock on NASDAQ on the grant date. All options vest in full three years from the date of grant and have a seven year term. See “2015 Grant of Plan — Based Awards” for additional information regarding stock options granted in 2015 and “Potential Payments Upon Termination or Change in Control — Stock Options” for additional information that could affect vesting. Valuation based on aggregate grant date fair value of the awards as computed in accordance with FASB ASC Topic 718. See Note 7 to the Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2015 for valuation assumptions used.

(4)

Annual incentive earned for the year ended December 31, 2015 paid in the first quarter of 2016, for the year ended December 31, 2014 paid in the first quarter of 2015, and for the year ended December 21, 2013 paid in the first quarter of 2014, respectively. See description of the plan in “2014, 2015, and 2016 Executive Compensation Decisions — Annual Incentive Plan” in Compensation Discussion and Analysis.

(5)	See details in the “All Other Compensation” table below.

(6)	Mr. Ramu’s other compensation for 2013 includes $50,000 in reimbursable moving expenses.

(7)

Messrs. Ramu and Robinson’s bonus consists of $88,000 and $100,000, respectively, related to the payment of the 2015 Yield Incentive. See description of the plan in “2014, 2015, and 2016 Executive Compensation Decisions — Annual Incentive Plan” in Compensation Discussion and Analysis.

The Company is a party to an employment agreement with Mr. O’Dell, dated October 24, 2006, as amended. The employment agreement is for a two year initial term (renewing daily) and provides for a base salary that is to be reviewed annually, with the amount of such base salary not to decrease from the rate then in effect without Mr. O’Dell’s consent. The agreement also provides that Mr. O’Dell is to participate in the Company’s annual bonus plan, long-term incentive award plan and other benefits that are or may become available to senior executives of Saia. Mr. O’Dell’s agreement includes non-competition and customer and employee non-solicitation provisions that continue during the term of Mr. O’Dell’s employment and until two years after the date he ceases to be employed by the Company. The agreement also includes provisions designed to protect the intellectual property of Saia. See “Potential Payments Upon Termination or Change in Control — Employment Agreement — Richard D. O’Dell” for additional provisions concerning benefits available upon termination of employment.

On February 9, 2016, Mr. Holzgrefe received 18,215 shares of restricted stock of the Company (initially valued at $500,000 using the closing price of Saia common stock on NASDAQ on February 9, 2016) in recognition of his strong performance as Chief Financial Officer since joining the Company and to promote executive retention. The shares of restricted stock vest 25% each on February 9, 2019, and February 9, 2020, with the remaining 50% vesting on February 9, 2021. In connection with joining the Company as Vice President of Finance and Chief Financial Officer on September 10, 2014, Mr. Holzgrefe received an initial compensation package structured to be consistent with the compensation paid to the retiring Chief Financial Officer, adjusted for changes in market compensation. The package was comprised of an annual base salary of $325,000, a guaranteed bonus for 2014 of $195,000 and 7,936 shares of restricted stock of the Company (initially valued at $400,000 using the closing stock price on the grant date). The shares of restricted stock granted in 2014 vest 25% on each September 10, 2017 and September 10, 2018 with the remaining 50% vesting on September 10, 2019. Each of Mr. Holzgrefe’s restricted stock awards immediately vest upon a change in control. See also “Potential Payments upon Termination or Change in Control” for additional information that could affect the vesting of the restricted stock awards and details concerning Mr. Holzgrefe’s change in control severance agreement.

On May 1, 2015, in connection with his promotion to Chief Customer Officer, Mr. Ramu received 3,651 shares of restricted stock of the Company (initially valued at $149,983 using the closing price of Saia common stock on NASDAQ on May 1, 2015). The shares of restricted stock vest 25% each on May 1, 2018, and May 1, 2019, with the remaining 50% vesting on May 1, 2020. Mr. Ramu’s restricted stock award immediately vests upon a change in control. See also “Potential Payments upon Termination or Change in Control” for additional information that could affect the vesting of the restricted stock award and details concerning Mr. Ramu’s change in control severance agreement.

ALL OTHER COMPENSATION

The following table sets forth the detail of other compensation awarded to, earned by or paid to Saia’s Named Executive Officers for services rendered in all capacities within Saia during the fiscal year ended December 31, 2015.

Name	Perquisites & Other Personal Benefits($)(1)	Car Allowance($)	Company Contributions to Defined Contribution Plans (401(k)) ($)	Company Contributions to Defined Contribution Plans (Def. Comp.)($)	Life Insurance Premiums($)
Richard D. O’Dell	5,115	5,045	3,975	52,245	2,622
Frederick J. Holzgrefe, III	2,294	7,084	7,131	4,990	803
Brian A. Balius	2,417	7,200	5,881	20,975	1,242
Raymond R. Ramu	2,334	—	6,087	16,320	735
Mark H. Robinson	3,143	4,463	5,924	20,819	2,322

(1)	Payment of country club dues and fuel reimbursement.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth the detail of grants of plan-based awards to Saia’s Named Executive Officers for services rendered in all capacities during the fiscal year ended December 31, 2015. See further details regarding these grants in the description of “Long-Term Incentives” beginning on page 28 of the Compensation Discussion and Analysis included above.

2015 Grants of Plan-Based Awards Table

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (2)(#)	All Other Option Awards: Number of Securities Underlying Options (3)(#)	Exercise or Base Price of Option Awards (3)($/Sh)	Grant Date Fair Value of Stock and Option Awards
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold (1)(#)	Target (1)(#)	Maximum (1)(#)
Richard D. O’Dell	1/26/2015	145,500	581,800	1,163,700	—	—	—	—	—	—	—
	2/3/2015	—	—	—	—	—	—	—	41,950	43.01	646,290
	2/3/2015	—	—	—	3,255	13,020	26,040	—	—	—	559,990
Frederick J. Holzgrefe, III	1/26/2015	53,100	212,300	424,600	—	—	—	—	—	—	—
	2/3/2015	—	—	—	—	—	—	—	13,110	43.01	201,975
	2/3/2015	—	—	—	1,017	4,069	8,138	—	—	—	175,008
Brian A. Balius	1/26/2015	34,200	136,900	273,700	—	—	—	—	—	—	—
	2/3/2015	—	—	—	—	—	—	—	6,750	43.01	103,992
	2/3/2015	—	—	—	523	2,093	4,186	—	—	—	90,020
Raymond R. Ramu	1/26/2015	31,500	126,200	252,400	—	—	—	—	—	—	—
	2/3/2015	—	—	—	—	—	—	—	4,500	43.01	69,328
	2/3/2015	—	—	—	349	1,395	2,790	—	—	—	59,999
	5/1/2015	—	—	—	—	—	—	3,651	—	—	150,000
Mark H. Robinson	1/26/2015	32,400	129,600	259,200	—	—	—	—	—	—	—
	2/3/2015	—	—	—	—	—	—	—	6,410	43.01	98,754
	2/3/2015	—	—	—	497	1,988	3,976	—	—	—	85,504

(1)

Performance Stock Units granted under the 2011 Omnibus Incentive Plan, with payouts based on total stockholder return over three years compared to that of companies in the peer group. See the description of the plan in “2014, 2015 and 2016 Executive Compensation Decisions — Performance Stock Units” in Compensation Discussion and Analysis. See also “Potential Payments Upon Termination or Change in Control” for additional information that could affect the vesting of such awards.

(2)

Shares of restricted stock granted to Mr. Ramu in connection with his appointment to Chief Customer Officer. See “Potential Payments Upon Termination or Change in Control” for additional information that could affect the vesting of such awards.

(3)

Options granted under the 2011 Omnibus Incentive Plan with an exercise price equal to the closing share price of Saia common stock on NASDAQ on the grant date. All options vest in full three years from the date of grant and have a seven year term. See “2013, 2014 and 2015 Executive Compensation Decisions — Stock Options” in Compensation Discussion and Analysis. See also “Potential Payments Upon Termination or Change in Control” for additional information that could affect the vesting of such awards.

OUTSTANDING EQUITY AWARDS

The following table sets forth information regarding the number of shares of unexercised stock options, the number of shares and value of performance stock units and unvested restricted stock held by the Named Executive Officers at December 31, 2015.

Outstanding Equity Awards at December 31, 2015

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)(7)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)(7)
Richard D. O’Dell	—	45,885	(1)	—	27.28	04/30/2020	34,092	(4)	758,547	24,327	541,276
	—	39,600	(2)	—	31.50	02/04/2021	—		—	27,124	603,509
	—	41,950	(3)	—	43.01	02/03/2022	—		—	26,040	579,390

Frederick J. Holzgrefe, III	—	13,110	(3)	—	43.01	02/03/2022	7,936	(5)	176,576	8,138	181,071

Brian A. Balius	10,065	—		—	11.00	02/02/2019	10,228	(4)	227,573	5,040	112,140
	—	9,510	(1)	—	27.28	04/30/2020	—		—	4,496	100,036
	—	6,570	(2)	—	31.50	02/04/2021	—		—	4,186	93,139
	—	6,750	(3)	—	43.01	02/03/2022	—		—	—	—

Raymond R. Ramu	7,845	—		—	11.00	02/02/2019	3,651	(6)	81,235	3,300	73,425
	—	6,225	(1)	—	27.28	04/30/2020	—		—	2,942	65,460
	—	4,300	(2)	—	31.50	02/04/2021	—		—	2,790	62,078
	—	4,500	(3)	—	43.01	02/03/2022	—		—	—	—

Mark H. Robinson	—	9,510	(1)	—	27.28	04/30/2020	10,228	(4)	227,573	5,040	112,140
	—	6,570	(2)	—	31.50	02/04/2021	—		—	4,496	100,036
	—	6,410	(3)	—	43.01	02/03/2022	—		—	3,976	88,466

All unexercisable options were issued under the Saia, Inc. Amended and Restated 2011 Omnibus Incentive Plan. See also “Potential Payouts Upon Termination or Change of Control” for additional information that could affect the vesting of these awards.

(1)	Options vest on 4/29/2016.

(2)	Options vest on 2/3/2017.

(3)	Options vest on 2/2/2018.

(4)	Restricted stock award will vest: one quarter on 2/1/2015, one quarter on 2/1/2016 and one half on 2/1/2017.

(5)	Restricted stock award will vest: one quarter on 9/9/2017, one quarter on 9/9/2018 and one half on 9/9/2019.

(6)	Restricted stock award will vest: one quarter on 5/1/2018, one quarter on 5/1/2019 and one half on 5/1/2020.

(7)	Number of shares and market value of performance stock units disclosed at the maximum payout level in accordance with SEC regulations.

2015 OPTION EXERCISES AND STOCK VESTED

The following table sets forth information regarding the number and value of stock options exercised and stock awards vested during 2015 for the Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Richard D. O’Dell	52,950	1,659,294	56,993	2,451,269
Frederick J. Holzgrefe, III	—	—	—	—
Brian A. Balius	—	—	12,079	519,518
Raymond R. Ramu	—	—	6,750	290,318
Mark H. Robinson	11,130	389,550	12,991	558,743

NON-QUALIFIED DEFERRED COMPENSATION

The following table sets forth information regarding the executive and Company contributions to the Capital Accumulation Plan, as well as investment earnings on the Plan for the Named Executive Officers in 2015.

2015 Non-Qualified Deferred Compensation Table (1)

Name	Executive Contributions in Last FY (2)($)	Company Contributions in Last FY (3)($)	Aggregate Earnings in Last FY ($)	Aggregate Balance at Last FYE ($)
Richard D. O’Dell	30,869	52,245	(1,829,998)	1,320,234
Frederick J. Holzgrefe, III	14,152	4,990	(3,345)	15,797
Brian A. Balius	9,124	20,975	(378,765)	329,764
Raymond R. Ramu	32,927	16,320	(270,567)	221,538
Mark H. Robinson	9,250	20,819	(542,198)	483,575

(1)	See description of Capital Accumulation Plan in “Other Benefits and Perquisites — Deferred Compensation Plan” in Compensation Discussion and Analysis.

(2)	Amounts reported in this column are reported as salary in the last completed fiscal year in the 2015 Summary Compensation Table.

(3)	Amounts reported in this column are reported as Other Compensation in the last completed fiscal year in the 2015 Summary Compensation Table.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The information below describes and quantifies certain compensation that would have become payable under existing plans and arrangements if the Named Executive Officer’s employment had terminated on December 31, 2015, given the Named Executive Officer’s compensation and service levels as of such date and, if applicable, based on Saia’s closing stock price on December 31, 2015.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. The factors that could affect these amounts include the time during the year of any such event, the Company stock price and the executive’s age.

Performance Stock Unit Award Agreements

Each of the Named Executive Officers is subject to one or more performance stock unit award agreements, each with a performance period of three years from the date of grant. The number of shares that would be paid to an executive with respect to the three-year performance period of each performance stock unit award agreement is based on the total stockholder return of Saia compared to the total stockholder return of the identified peer group. See the “Long-Term Incentives — Performance Units” subsection of the “Compensation Discussion and Analysis” section for additional information on how payouts for the performance stock units are calculated.

Under these agreements, upon involuntary termination other than for “cause” or termination due to death, total disability or retirement, the executive is entitled to receive a pro rata portion of his or her performance stock unit award if he or she had been employed at least 50% of the performance period of the agreement. Upon voluntary termination, the executive will not receive his or her performance stock unit award if it has not yet been paid out except to the extent that the performance period of the agreement has expired before the executive’s voluntary termination. Upon termination for cause, the executive will forfeit his or her performance stock unit award if it has not been paid out, regardless of whether the performance period has expired. For purposes of the performance stock unit award agreements, “cause” means gross negligence or gross neglect of duties, commission of a felony or significant misdemeanor involving moral turpitude; or fraud, disloyalty, dishonesty or willful violation of any law or Company policy resulting in an adverse effect on the Company.

Any performance stock unit award that a terminated executive is entitled to receive will be paid out in shares of the Company’s common stock as soon as practicable following the expiration of the applicable performance period, and in any event, no later than 2 months after the expiration of the applicable performance period.

Under the performance stock unit award agreements, upon a “change in control,” as that term is defined in the Amended and Restated 2011 Omnibus Incentive Plan, the executives would receive the percentage of the target incentive based on total stockholder return calculated as of the date of such change in control, prorated to reflect the actual number of months of service from the date of the grant of the performance stock unit to the date of the change in control. Any performance stock units that an executive is entitled to receive upon a change in control will be paid out in a lump sum concurrently with the change in control.

The following table details the amounts that each Named Executive Officer would have received under outstanding performance stock unit award agreements if his or her employment had been terminated on December 31, 2015, or in the event of a change in control of the Company on such date, based on the Company’s closing stock price as of December 31, 2015 of $22.25 and assuming the applicable performance period ended on such date.

Name	Termination by the Company without Cause, Death, Disability, Retirement or Change in Control
Richard D. O’Dell(1)	$394,680
Frederick J. Holzgrefe, III(1)	—
Brian A. Balius(1)	81,769
Raymond R. Ramu(1)	53,539
Mark H. Robinson	81,769

(1)	Named Executive Officer not eligible for retirement at December 31, 2015.

Stock Options

Each of the Named Executive Officers is subject to one or more non-qualified stock option agreements. Under these agreements, in the event of a “change in control” of the Company, as defined in the Amended and

Restated 2011 Omnibus Incentive Plan, the unvested options immediately vest and remain outstanding in accordance with their terms. In addition, in such event, the Compensation Committee has the discretion to provide for the cancellation of the outstanding options at the time of the Change in Control in which case a payment of cash, property or combination thereof would be made to the Named Executive Officer that is determined by the Compensation Committee to be equivalent in value to the consideration to be paid per share of common stock in the Change in Control transaction, less the exercise price and multiplied by the number of outstanding options.

If the employment of a Named Executive Officer (except Mr. O’Dell) is terminated by the Company without cause or by the executive, then any option then vested remains exercisable for 90 days following termination, but not beyond the expiration date of the option and all unvested options terminate. If a Named Executive Officer’s employment is terminated for cause, then all options automatically terminate upon the termination date.

If the employment of a Named Executive Officer (except Mr. O’Dell) is terminated by the officer’s retirement at or after age 55, then the Compensation Committee has the discretion to cancel or vest any unvested options then outstanding in which case the option remains exercisable for 180 days after such retirement or until the expiration date of the option, whichever is first. In the event of a termination of the Named Executive Officer’s employment (except in the case of Mr. O’Dell) by reason of death or disability while employed by the Company the option automatically vests and may be exercised for 180 days after the Named Executive Officer’s death or disability or until the expiration date of the option, whichever is first. The vesting of Mr. O’Dell’s options in the event of his termination is described below under “Employment Agreement — Richard D. O’Dell”.

The following table provides the intrinsic value (the value based upon the Company’s stock price, minus the exercise price) of stock options that would become exercisable if the Named Executive Officer had died, become disabled or retired (if eligible) as of December 31, 2015 or in the event of a Change in Control of the Company as of December 31, 2015.

Name	Death, Disability, Retirement or Change in Control
Richard D. O’Dell(1)(2)	$—
Frederick J. Holzgrefe, III(1)	—
Brian A. Balius(1)	113,231
Raymond R. Ramu(1)	88,256
Mark H. Robinson	—

(1)	Named Executive Officer not eligible for retirement at December 31, 2015.

(2)	Details regarding the treatment of Mr. O’Dell’s stock options upon death, disability, retirement or change in control are described below under “Employment Agreement — Richard D. O’Dell”.

Option agreements for awards granted to the Named Executive Officers in February 2015 and February 2016 (except Mr. O’Dell) contain restrictive covenants that protect the Company’s confidential information and intellectual property and prohibit the award recipient from working for the Company’s LTL competitors throughout the United States until one year (two years in Mr. Holzgrefe’s option agreement) following such Named Executive Officer’s termination. The option agreements (except Mr. O’Dell’s) also prohibit the award recipient from soliciting the Company’s customers on behalf of competitors or from hiring the Company’s employees or independent contractors until two years following such Named Executive Officer’s termination. Saia has the option to extend the non-compete period for one additional year upon payment to the Named Executive Officer of an additional year of base salary. Because Mr. Holzgrefe’s non-compete already runs for a period of two years, his option agreements do not contain provisions that would allow Saia to extend his non-compete period for an additional year. Mr. O’Dell’s employment agreement contains restrictive covenants for a period of two years; therefore, his February 2015 and February 2016 option agreements contain no restrictive covenants.

Change in Control Severance Agreements

Each of the Named Executive Officers is subject to a “double trigger” change in control severance agreement. Under these agreements the executive will receive certain compensation in the event of a “change of control” of the Company followed within two years by (i) the termination of the executive’s employment by Saia for any reason other than death, disability, retirement or “cause” or (ii) the resignation of the executive due to an adverse change in title, authority or duties, a transfer to a new location more than 50 miles from the location where the executive was employed immediately prior to the change in control, a reduction in salary, or a reduction in fringe benefits or annual bonus below a level consistent with Saia’s practice prior to the change of control. In the event of a qualifying payment event: (i) the executive will receive on the first day of the seventh month following the executive’s last day of employment a lump sum cash payment equal to two times the highest base salary and annual cash bonuses paid or payable in any consecutive 12 month period during the three years prior to termination, except in the case of Mr. O’Dell whose lump sum cash payment is three times the highest base salary and annual cash bonuses paid or payable in any consecutive 12 month period during the three years prior to termination; and (ii) for two years following the executive’s employment termination (three years in the case of Mr. O’Dell), the executive is deemed to remain an employee of the Company for purposes of applicable medical, life insurance and long-term disability plans and programs covering key executives of the Company and shall be entitled to receive the benefits available to key employees thereunder. If the executive’s participation under any such program is barred, the Company shall arrange to provide the executive with substantially similar benefits.

The change in control severance agreements for Mr. O’Dell and Mr. Robinson, which were last amended in 2008, provide that Saia will pay the executive a gross up payment to make the executive whole for any taxes incurred by the executive for any payment, distribution or other benefit (including any acceleration of vesting of any benefit) received or deemed received by the executive under the change in control severance agreement or otherwise that triggers the excise tax imposed by Section 4999 of the Internal Revenue Code. The change in control severance agreements for the remaining Named Executive Officers do not contain tax gross-up provisions.

In the event of a change of control, all outstanding stock options held by the executive at the time of termination immediately vest and remain exercisable for one year following the change of control (two years in the case of Mr. O’Dell). For the purpose of the change in control severance agreements, a “change of control” will be deemed to have taken place if: (i) a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, purchases or otherwise acquires shares of Saia and as a result thereof becomes the beneficial owner of shares of Saia having 20% or more of the total number of votes that may be cast for the election of directors of Saia; or (ii) as the result of, or in connection with any cash tender or exchange offer, merger or other business combination, or contested election, or any combination of the foregoing transactions, the directors then serving on the Board of Directors cease to constitute a majority of the Board of Directors of Saia or any successor to Saia.

The following table details the amounts that each Named Executive Officer would receive under their change in control severance agreement if the executive experienced a qualified employment termination following a change in control on December 31, 2015, based on the Company’s closing stock price as of December 31, 2015 of $22.25.

Name	Salary & Bonus Severance	Continuation of Health Benefits(1)	Stock Options
Richard D. O’Dell	$3,113,731	$60,745	$—
Frederick J. Holzgrefe, III	833,450	40,496	—
Brian A. Balius	731,416	40,496	113,231
Raymond R. Ramu	638,218	40,496	88,256
Mark H. Robinson	730,772	40,496	—

(1)	Subject to future year premiums and cost sharing terms of the Company’s benefit plans.

February 2015 Severance Agreements

In conjunction with the agreement by the Named Executive Officers (other than Mr. O’Dell) to become subject to noncompetition, employee and customer non-solicitation restrictions and provisions to protect the Company’s intellectual property, which terms are included in their annual stock option grants beginning in February 2015, the Company entered into severance agreements with each Named Executive Officer (other than Mr. O’Dell). These agreements provide that if the Named Executive Officer is terminated by the Company without cause (as defined in the Amended and Restated 2011 Omnibus Incentive Plan), the Named Executive Officer will be eligible to receive a severance payment equal to 12 months of the Named Executive Officer’s base salary in effect at the time of termination, subject to satisfaction of certain conditions, including execution of a release of claims in favor of the Company and compliance with the employee’s restrictive covenant obligations. In the event of a breach of any agreement with the Company, all severance payments will cease and the Named Executive Officer is obligated to repay the Company the amount of any severance payments made. The severance agreements provide that if a Named Executive Officer becomes entitled to receive severance under both the severance agreement and his or her change in control severance agreement, the Named Executive Office shall be paid severance under the change in control severance agreement only.

Restricted Stock Agreements

On February 9, 2016, Mr. Holzgrefe entered into a restricted stock agreement with the Company under the 2011 Omnibus Plan in recognition of his strong performance as Chief Financial Officer since joining the Company and to promote executive retention pursuant to which Mr. Holzgrefe was awarded 18,215 shares of restricted stock. Assuming Mr. Holzgrefe remains employed by the Company on each of the following dates, the restricted stock will vest as follows: 25% each on February 9, 2019, and February 9, 2020, with the remaining 50% vesting on February 9, 2021. In the event of the death of Mr. Holzgrefe or termination of Mr. Holzgrefe due to Total Disability:

•	Prior to February 9, 2017, all shares of the unvested restricted stock will automatically and without further action be cancelled and forfeited for no consideration;

•

On or after February 9, 2017, and prior to February 9, 2018, one-third of the shares of restricted stock granted pursuant to his agreement shall become fully vested on the date of death or such employment termination and all shares of unvested restricted stock shall be cancelled and forfeited for no consideration;

•

On or after February 9, 2018, and prior to February 9, 2019, two-thirds of the shares of restricted stock granted pursuant to his agreement shall become fully vested on the date of death or such employment termination and all shares of unvested restricted stock shall be cancelled and forfeited for no consideration; or

•

On or after February 9, 2019, all shares of restricted stock granted pursuant to his agreement not then free of restrictions shall become fully vested on the date of death or such employment termination.

On September 10, 2014, in connection with being named as Vice President of Finance and Chief Financial Officer of the Company, Mr. Holzgrefe entered into a restricted stock agreement with the Company under the 2011 Omnibus Plan pursuant to which Mr. Holzgrefe was awarded 7,936 shares of restricted stock. Assuming Mr. Holzgrefe remains employed by the Company on each of the following dates, the restricted stock will vest as follows: 25% each on September 10, 2017, and September 10, 2018, with the remaining 50% vesting on September 10, 2019. In the event of the death of Mr. Holzgrefe or termination of Mr. Holzgrefe due to Total Disability:

•

On or after September 10, 2015 and prior to September 10, 2016, one-third of the shares of restricted stock granted pursuant to his agreement shall become fully vested on the date of death or such employment termination and all shares of unvested restricted stock shall be cancelled and forfeited for no consideration;

•

On or after September 10, 2016 and prior to September 10, 2017, two-thirds of the shares of restricted stock granted pursuant to his agreement shall become fully vested on the date of death or such employment termination and all shares of unvested restricted stock shall be cancelled and forfeited for no consideration; or

•	On or after September 10, 2017, all shares of restricted stock granted pursuant to his agreement shall become fully vested on the date of death or such employment termination.

Upon a Change of Control of the Company, as defined under the 2011 Omnibus Plan, all of the unvested shares under each restricted stock agreement become immediately vested. If Mr. Holzgrefe is terminated for any other reason other than as previously described, he will forfeit the entire unvested restricted stock award under each agreement.

On May 1, 2015, in connection with his promotion to Chief Customer Officer, Mr. Ramu entered into a restricted stock agreement with the Company under the 2011 Omnibus Plan pursuant to which Mr. Ramu was awarded received 3,651 shares of restricted stock. Assuming Mr. Ramu remains employed by the Company on each of the following dates, the shares of restricted stock will vest as follows: 25% each on May 1, 2018, and May 1, 2019, with the remaining 50% vesting on May 1, 2020. In the event of the death of Mr. Ramu or termination of Mr. Ramu due to Total Disability:

•	Prior to May 1, 2016, all shares of the unvested restricted stock will automatically and without further action be cancelled and forfeited for no consideration;

•

On or after May 1, 2016, and prior to May 1, 2017, one-third of the shares of restricted stock granted pursuant to his agreement shall become fully vested on the date of death or such employment termination and all shares of unvested restricted stock shall be cancelled and forfeited for no consideration;

•

On or after May 1, 2017, and prior to May 1, 2018, two-thirds of the shares of restricted stock granted pursuant to his agreement shall become fully vested on the date of death or such employment termination and all shares of unvested restricted stock shall be cancelled and forfeited for no consideration; or

•	On or after May 1, 2018, all shares of restricted stock granted pursuant to his agreement not then free of restrictions shall become fully vested on the date of death or such employment termination.

Upon a Change of Control of the Company, as defined under the 2011 Omnibus Plan, all of the unvested shares under Mr. Ramu’s restricted stock agreement become immediately vested. If Mr. Ramu is terminated for any other reason other than as previously described, he will forfeit the entire unvested restricted stock award under the agreement.

On February 2, 2012, the Named Executive Officers (except Mr. Holzgrefe and Mr. Ramu) each entered into a restricted stock agreement with the Company under the 2011 Omnibus Plan pursuant to which agreements Mr. O’Dell was awarded 45,455 shares, and Messrs. Robinson and Balius were each awarded 13,637 shares. Assuming each Named Executive Officer is employed by the Company on each of the following dates, the restricted stock for each Named Executive Officer vests as follows: 25% of the restricted stock award vested on February 2, 2015, another 25% of the restricted stock award vested on February 2, 2016, and the remaining balance will vest on February 2, 2017. Upon a Change in Control of the Company, as defined under the 2011 Omnibus Plan, all of the unvested shares become immediately vested. In the event of the death or termination of employment due to Total Disability or Retirement of a Named Executive Officer on or after February 2, 2017, all shares of restricted stock granted pursuant to his or her agreement shall become fully vested on the date of death or such employment termination. If a Named Executive Officer’s employment with the Company terminates for any reason other than as previously described, he will forfeit all the unvested restricted stock awarded under his 2012 restricted stock agreement.

The following table provides the intrinsic value (based on Saia’s stock price) of restricted stock awards that would become vested if the Named Executive Officer died, became disabled or retired as of December 31, 2015 or in the event of a Change in Control of the Company as of December 31, 2015.

Name	Death, Disability, or Retirement	Change in Control
Richard D. O’Dell(1)	$1,011,374	$1,011,374
Frederick J. Holzgrefe, III(1)	58,859	176,576
Brian A. Balius(1)	303,423	303,423
Raymond R. Ramu(1)	—	81,235
Mark H. Robinson	303,423	303,423

(1)	Named Executive Officer not eligible for retirement at December 31, 2015.

Employment Agreement — Richard D. O’Dell

The Company is party to an employment agreement with Mr. O’Dell, dated October 24, 2006. No other Named Executive Officer has an employment agreement with the Company. Mr. O’Dell’s employment agreement provides for severance payments and benefits to Mr. O’Dell in the event of his employment termination under certain circumstances. All severance payments and benefits pursuant to the employment agreement are conditioned upon Mr. O’Dell’s compliance with the non-disclosure, non-competition and employee and customer non-solicitation provisions of the employment agreement, which provisions continue during the term of Mr. O’Dell’s employment and for two years after the termination of such employment.

In the event Mr. O’Dell’s employment is terminated by the Company without cause or by Mr. O’Dell for Good Reason, the employment agreement provides that he shall be entitled to receive base salary and benefits accrued through the termination date, along with a severance benefit equal to two times his annual rate of base salary immediately preceding his termination of employment, paid in a lump sum on the first day of the seventh month immediately following Mr. O’Dell’s last day of employment. In addition, in that event, the Company would be obligated to pay Mr. O’Dell a prorated target bonus based on the actual portion of the fiscal year elapsed prior to the termination of Mr. O’Dell’s employment. Such payment shall be made in a lump sum on the first day of the seventh month immediately following Mr. O’Dell’s last day of employment together with interest on such target bonus at a reasonable rate to be determined by the Company. In addition, during the period of 24 months following Mr. O’Dell’s termination of employment, Mr. O’Dell (and if covered under the applicable program, his spouse) would remain covered by the employee benefit plans and programs that covered him immediately prior to his termination of employment subject to certain exceptions. In the event Mr. O’Dell’s participation in any such employee benefit plan is barred, Saia will arrange to provide Mr. O’Dell with substantially similar benefits. All outstanding stock options held by Mr. O’Dell at the time of termination become fully exercisable upon such termination and Mr. O’Dell would have two years from the date of such termination to exercise such stock options. Benefits provided under the employment agreement are subject to a gross-up payment for any excise tax imposed by Section 4999 of the Internal Revenue Code. The employment agreement provides that in the event of an employment termination that would provide severance benefits under Mr. O’Dell’s change in control severance agreement and Mr. O’Dell’s employment agreement, Mr. O’Dell would be entitled to the greater of each benefit provided under the applicable agreements.

In the event of death or disability, Mr. O’Dell or his estate would be eligible to receive salary and benefits accrued through the date of the event, except that if the event occurred prior to the end of the performance period, any annual incentive would be forfeited. However, payment of long-term incentive performance units would be calculated using the event date as the end of the performance period, and then paid out based on a pro rata portion of the entire performance period. All outstanding stock options would immediately vest and would expire in one year.

For purposes of the agreement the term “Good Reason” means the failure of Saia in any material way either to pay or provide to Mr. O’Dell the compensation and benefits that he is entitled to receive under the employment agreement, the assignment to Mr. O’Dell of any duties that are materially inconsistent with those of a president or chief executive officer that results in a diminution in Mr. O’Dell’s normal duties, responsibility and authority as set forth in the employment agreement or Mr. O’Dell’s receipt of notice from Saia of the termination of the automatic renewal provision of the term of the agreement.

In the event of the death or disability of Mr. O’Dell, in addition to the forgoing benefits listed he will receive benefits under the Company’s disability plan and payments under the Company’s life insurance plan, as appropriate.

The Company has a separate change in control severance agreement with Mr. O’Dell that addresses termination payments following a termination after a “change of control” as described in “Potential Payments upon Termination or Change of Control — Change in Control Severance Agreement” above.

The table below reflects the amount of compensation to be paid to Mr. O’Dell in the event of involuntary not-for-cause termination, termination for Good Reason, or disability or death. The amounts shown in the tables below assume that such termination was effective as of December 31, 2015, and thus amounts earned through such time are estimates of the amounts which would be paid out to Mr. O’Dell upon his termination under the provisions. The amounts due under the Performance Stock Unit Award Agreements are detailed in the table on page 46. The actual amounts to be paid out can only be determined at the time of Mr. O’Dell’s actual separation from the Company.

Richard D. O’Dell

Executive Benefits & Payments upon Separation	Termination by the Company without Cause or Termination by the Executive for Good Reason	Disability	Death
Salary & Bonus Severance	$1,927,700	$192,267	$27,467
Shares of Stock Options and Restricted Stock Vested	127,435	161,527	161,527
Value of Stock Options and Restricted Stock Vested	—	$1,011,374	$1,011,374
Continuation of Health Benefits	$40,496	—	—
Accrued Vacation Pay	$17,749	$17,749	$17,749
Employer Contribution to Deferred Compensation Plan	$62,052	—	—
Disability Income	—	$1,432,027	—
Life Insurance Benefits	—	—	$1,000,000

Deferred Compensation

The Named Executive Officers are entitled to receive the amount in their deferred compensation accounts in the event of termination of employment. The Company contributes five percent annually to the Saia Executive Capital Accumulation Plan for all participants.

Life Insurance Benefits

Mr. O’Dell has a $1 million term life insurance policy and each other Named Executive Officer has a $500,000 policy. If the Named Executive Officers had died on December 31, 2015, the survivors of Mr. O’Dell would have received $1,000,000 and the survivors of Messrs. Holzgrefe, Balius, Ramu, and Robinson would have received $500,000 each, under these policies.

DIRECTOR COMPENSATION

The Compensation Committee, with input and analysis from Mercer, annually reviews compensation for the Company’s non-employee directors and makes recommendations for the approval by the full Board of Directors.

The amounts payable to non-employee directors for 2015 are indicated below:

•	Annual retainer of $60,000

•	Additional annual retainers for the following:

•	Chairman - $90,000

•	Lead Independent Director - $18,000

•	Chair Audit Committee - $15,000

•	Audit Committee Member - $10,000

•	Chair Compensation Committee - $15,000

•	Compensation Committee Member - $7,500

•	Chair Nominating and Governance Committee - $10,000

•	Nominating and Governance Committee Member - $5,000

•	An annual grant of shares of Saia common stock with a value of $90,000

All non-employee directors are reimbursed for travel and other out-of-pocket incidental expenses related to meetings.

The amounts payable to non-employee directors will remain the same for 2016.

Under the 2011 Omnibus Incentive Plan, each non-employee director has the option to receive up to 100% of his or her annual Board and committee retainers paid in shares of common stock in lieu of cash, with the value of the shares to be computed by reference to the fair market value of Saia’s common stock on the date of payment. In addition, under the 2011 Omnibus Plan, on May 1 of each year (or any later date within each calendar year, as determined by the Compensation Committee) each non-employee director shall be granted not more than 12,000 shares of common stock, with the actual number of shares granted determined by the Compensation Committee. These shares are subject to a three-year cliff vesting restriction. Any unvested portion of such award will become fully vested upon cessation of the director’s service on the Board, other than for cause, or a Change in Control of the Company. Any non-employee director appointed to the Board other than at the Company’s annual meeting of stockholders shall be granted upon his or her appointment an award of not more than 12,000 shares of common stock, with the actual number of shares granted determined by the Compensation Committee. These shares are subject to the same vesting restrictions as described above.

In accordance with the 2011 Omnibus Incentive Plan, for 2015, each non-employee director was granted 2,093 shares of Saia common stock as the director compensation program annual grant of shares of Saia common stock based on the closing price of Saia common stock on NASDAQ on February 3, 2015.

Under the Director’s Deferred Fee Plan, non-employee directors may defer all or a portion of annual fees earned. The deferrals are converted into units equivalent to the value of Company common stock. Upon the directors’ termination, death or disability, accumulated deferrals are distributed in the form of Company common stock in accordance with elections made by the directors.

Mr. O’Dell, as an employee of Saia, does not receive any compensation for his service as a director. John P. Gainor, Jr., was appointed to the Board in February 2016 and did not receive any compensation for the year ended December 31, 2015.

The following table sets forth all compensation earned by the Company’s non-employee directors for the year ended December 31, 2015.

2015 Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
William F. Evans	86,703	85,961	172,665
Linda J. French(3)	42,750	127,206	169,956
John J. Holland(3)	5,565	163,479	169,045
William F. Martin, Jr.(4)	3,063	—	3,063
Randolph W. Melville(3)(5)	—	101,888	101,888
Bjorn E. Olsson	96,492	85,961	182,454
Douglas W. Rockel	78,000	85,961	163,961
Herbert A. Trucksess, III	156,160	85,961	242,121
Jeffrey C. Ward(3)	3,000	158,468	161,468

(1)	Amounts represent cash payments in 2015 for Board and Committee service.

(2)	This column represents the dollar amount of aggregate grant date fair value of stock granted in 2015.

(3)

Amount deferred under the Director’s Deferred Fee Plan, in lieu of all or a part of their cash compensation in 2015: Ms. French $41,250, Mr. Holland $77,500, Mr. Melville $43,644 and Mr. Ward $72,500. All amounts noted were outstanding at December 31, 2015. The Company ceased granting stock options to non-employee directors in 2005.

(4)	Mr. Martin retired from the Board of Directors effective February 1, 2015.

(5)

Mr. Melville received 1,221 shares (all deferred) in lieu of pro-rata cash compensation for his annual retainer and fees as a Compensation Committee member and 1,629 shares (all deferred) as the pro-rata grant of his restricted stock.

In order to align non-employee directors’ interests with those of the Company and its stockholders, the Board has approved stock ownership guidelines for the Company’s non-employee directors. Under the guidelines, non-employee directors have three years from the date they joined the Board to acquire shares of the Company’s common stock valued at five times the then-current retainer for non-employee directors. Units held in the Company’s Director’s Deferred Fee Plan are included as units of stock for the purposes of the guidelines. Under Company policy, directors are precluded from selling shares earned as a director until the director is in compliance with the stock ownership guidelines.

Saia provided liability insurance for its directors and officers. The annual cost of this coverage is $558,000.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee operates pursuant to a written charter which has been approved and adopted by the Board of Directors and is reviewed and reassessed annually by the Audit Committee. The Committee charter is available within the investor relations section of the Company’s website at www.saiacorp.com. For the year ended December 31, 2015, the Audit Committee was comprised of William F. Evans, John J. Holland, and Douglas W. Rockel, each of whom met the independence and experience requirements of The NASDAQ Global Select Market. Messrs. Evans, Holland and Rockel are “audit committee financial experts” as defined by the applicable rules of the Securities and Exchange Commission.

The Audit Committee oversees Saia’s financial reporting process on behalf of the Board of Directors and oversees the entire audit function including the selection of independent registered public accounting firm. Management has the primary responsibility for the consolidated financial statements and the financial reporting process including internal control over financial reporting and the Company’s legal and regulatory compliance. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements for the year ended December 31, 2015 including a discussion of the acceptability and quality of the accounting principles, the reasonableness of significant accounting judgments and critical accounting policies and estimates, the clarity of disclosures in the consolidated financial statements, and management’s assessment and report on internal control over financial reporting. The Audit Committee also discussed with the Chief Executive Officer and Chief Financial Officer their respective certifications with respect to Saia’s Annual Report on Form 10-K for the year ended December 31, 2015.

The Audit Committee reviewed with the independent registered public accounting firm, who is responsible for expressing opinions on (i) the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles and (ii) the effectiveness of internal control over financial reporting, their judgments as to the acceptability and quality of Saia’s accounting principles and such other matters as are required to be discussed with the Audit Committee in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB) including those matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed those disclosures and other matters relating to independence with the auditors.

The Audit Committee discussed with Saia’s director of internal audit and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the director of internal audit and independent registered public accounting firm, with and without management present, to discuss the results of their audits of Saia’s internal controls, including internal control over financial reporting, and the overall quality of Saia’s financial reporting.

Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. In reliance on the reviews and discussions with management and with the independent registered public accounting firm referred to above and the receipt of an unqualified opinion from KPMG LLP dated February 26, 2016 regarding the audited consolidated financial statements of Saia for the year ended December 31, 2015, as well as the opinion of KPMG LLP on the effectiveness of internal control over financial reporting, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the Securities and Exchange Commission.

Audit Committee Members

William F. Evans, Chair,

John J. Holland,

Douglas W. Rockel

The foregoing Report of the Compensation Committee of the Board of Directors and Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Saia specifically incorporates this information by reference, and shall not otherwise be deemed to be filed with the Securities and Exchange Commission under such Acts.

PROPOSAL 2

APPROVAL OF SECOND AMENDED AND RESTATED SAIA, INC. 2011 OMNIBUS INCENTIVE PLAN

The stockholders of the Company approved the Saia, Inc. 2011 Omnibus Incentive Plan (the “Original Plan”) on April 26, 2011. Saia stockholders approved the First Amended and Restated Saia, Inc. 2011 Omnibus Incentive Plan on April 25, 2013 (as amended, the “Current Plan”). On February 2, 2016, the Company’s Board of Directors approved the Second Amended and Restated Saia, Inc. 2011 Omnibus Incentive Plan (the “Second A&R Plan”), subject to stockholder approval. The Second A&R Plan will not be effective if our stockholders do not approve it and instead the Current Plan will remain effective. The Second A&R Plan provides for the following changes to the Current Plan:

•	Provides for the availability of restricted stock units (“RSUs”) for issuance under the Second A&R Plan;

•

Increases the share reserve by 1,000,000 shares to 2,350,000 shares, such that a total of 1,585,964 shares would be available following stockholder approval (the 1,585,964 shares represent the 585,964 shares remaining as of February 9, 2016 plus the 1,000,000 additional shares);

•

Increases the annual limit for stock options and stock appreciation rights (“SARs”) awarded to any individual participant who is a “Covered Employee” (as defined in Section 162(m) of the Internal Revenue Code) under the Second A&R Plan from 100,000 to 150,000;

•	Increases the aggregate limit for stock options and SARs awarded to all participants over the term of the Second A&R Plan from 1,000,000 to 1,750,000;

•

Increases the annual limit for restricted stock awards and stock awards awarded to any individual participant who is a “Covered Employee” under the Second A&R Plan from 100,000 to 150,000 and adds RSUs as a type of award subject to such limit;

•

Increases the aggregate limit for restricted stock awards, RSUs and stock awards awarded over the term of the Second A&R Plan to any individual who is a “Covered Employee” from 400,000 to 600,000 and adds RSUs as a type of award subject to such limit;

•	Increases the limit for performance unit awards awarded under the Second A&R Plan for a performance period to any individual participant who is a “Covered Employee” from 100,000 to 150,000;

•	Increases the aggregate limit for performance unit awards awarded to any participant who is a “Covered Employee” for a performance period from 400,000 to 600,000; and

•

Provides that stock options and SARs shall be subject to a vesting period of at least one year, unless the Committee provides for acceleration of vesting under certain circumstances in the award agreement.

The Board is asking stockholders to approve the Second A&R Plan. The purpose of the Second A&R Plan is to provide Saia with a means to assist in recruiting, retaining and rewarding certain employees, directors and consultants and to motivate such individuals to exert their best efforts on behalf of Saia by providing incentives through the granting of awards. The amendments to the Current Plan in the Second A&R Plan were adopted by the Board after consultation with a compensation consultant and deliberation of its recommendations. By granting awards under the Second A&R Plan, the Company expects that the interests of the recipients will be better aligned with those of Saia. The Second A&R Plan includes provisions for grants and awards of stock, stock options, SARs, restricted stock, RSUs and performance stock units.

Key Data

The additional 1,000,000 shares under the Second A&R Plan, together with the 863,472 shares currently available under the Current Plan, are intended to satisfy Saia’s equity award needs for the next three or four years based on Saia’s recent history of stock grants of approximately 300,000 per year, based on Saia’s recent stock price and assuming no forfeitures. The sufficiency of shares in the reserve depends on Saia’s stock price. The lower the stock price, the more shares are needed for stock and stock option grants and payout levels for the performance stock units. The 1,000,000 share increase represents about 4.0% of common stock outstanding at December 31, 2015. With the proposed increase, total potential dilution is 10.0%. Potential dilution is calculated as the number of shares authorized to be issued plus the number of shares awarded and outstanding, divided by the number of shares of common stock outstanding.

The following table provides information regarding the annual aggregate burn rate for Saia’s equity plans for the past three fiscal years:

Burn Rate

Year	Stock Options Granted	Restricted Stock Units Granted	Common Shares Granted	Performance Stock Units Earned	Total	Basic Weighted Average Number of CSO(1)	Burn Rate(2)
2015	117,600	3,651	22,154	148,242	291,647	24,919,000	1.2%
2014	116,240	7,936	18,466	106,330	248,972	24,505,000	1.0%
2013	99,910	0	16,573	0	116,483	24,154,000	0.5%
3-year average	111,250	3,862	19,064	84,857	219,034	24,526,000	0.9%

(1)	As reported in Note 5 in the Company’s financial statements filed with its Annual Report on Form 10-K for the fiscal years ended December 31, 2015, 2014 and 2013.

(2)	Burn Rate = % of (Total Granted or Earned) / (Basic Weighted Average Number of Common Shares Outstanding).

The following table provides information regarding outstanding equity awards and shares available for future issuance under Saia’s equity plans (without taking into effect the additional shares authorized under the Second A&R Plan) as of December 31, 2015:

Equity Plan Compensation Information

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuances under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	353,525	$31.63	863,472
Equity compensation plans not approved by security holders	—	—	—

Total	353,525	$31.63	863,472

Key Features of the Second A&R Plan

The following features of the Second A&R Plan will continue to protect the interests of our stockholders:

•

Limitation on authorized shares.    If the Second A&R Plan is approved, the maximum number of shares as to which awards may be granted under Second A&R Plan will be 2,350,000 shares, including shares previously granted since the Original Plan’s adoption in 2011.

•

Limitation on share counting.    Shares surrendered as full or partial payment of the purchase price or used to satisfy an applicable tax withholding obligation under a stock option, SAR or restricted stock grant, RSU or performance stock unit may not again be made available for issuance under the Second A&R Plan.

•	No repricing of stock options. The Second A&R Plan does not permit the repricing of options or SARs.

•	No grant of discounted stock options. The Second A&R Plan prohibits the granting of stock options or SARs with an exercise price less than the fair market value of Saia stock on the date of grant.

•	Limitation on terms of stock options and stock appreciation rights. The maximum term of each stock option and SAR is ten years.

•

Minimum vesting.    The Second A&R Plan provides that stock options and SARs shall be subject to a vesting period of at least one year, unless the Committee provides for acceleration of vesting under certain circumstances in the award agreement.

Summary of the Second A&R Plan

The principal features of the Second A&R Plan are summarized below. The following summary of the Second A&R Plan does not purport to be a complete description of all the provisions of the Second A&R Plan. It is qualified in its entirety by reference to the complete text of the Second A&R Plan, which is attached as Annex A to this proxy statement. Other than (i) the availability of RSUs for issuance under the Second A&R Plan, (ii) the increase to the number of shares reserved under the Second A&R Plan in the aggregate, (iii) the increase in certain sub-limits for annual and aggregate grants of stock options, SARs, restricted stock awards, RSUs, stock awards and performance unit awards, and (iv) the addition of minimum vesting for stock options and SARs (subject to certain exceptions), the Current Plan terms remain materially unchanged. The capitalized terms not otherwise defined in this summary shall have the meaning assigned to them in the Second A&R Plan.

Term

The Second A&R Plan will terminate on January 27, 2021 unless terminated earlier by the Board of Directors. Termination of the Second A&R Plan will not affect grants made prior to termination, but grants may not be made after termination.

Purpose

The purpose of the Second A&R Plan is to provide Saia with a means to assist in recruiting, retaining and rewarding certain employees, directors and consultants and to motivate such individuals to exert their best efforts on behalf of Saia by providing incentives through the granting of awards. By granting awards under the Second A&R Plan, the Company expects that the interests of the recipients will be better aligned with those of Saia and its stockholders. The Second A&R Plan includes provisions for grants and awards of stock, stock options, SARs, restricted stock, RSUs and performance stock units.

Administration

The Second A&R Plan will be administered by the Board’s Compensation Committee. Subject to the terms of the Second A&R Plan, the Compensation Committee will have authority (i) to determine when and to whom awards will be granted; (ii) to determine the term of each award; (iii) to determine the number of shares covered by awards; (iv) to determine all other terms or conditions of awards; (v) to prescribe, amend and rescind rules and regulations with respect to the administration of the Second A&R Plan; (vi) to make such other determinations as the Committee deems necessary or advisable; (vii) to interpret the Second A&R Plan; and (viii) to determine the terms and provisions of the respective award agreements.

Eligibility

Eligibility under the Second A&R Plan is limited to directors, employees, and consultants of Saia and its subsidiaries who are selected by the Committee to receive an award. As of December 31, 2015, there are 26 participants in the Current Plan, which includes non-employee directors and employees, and Saia has approximately 8,700 employees.

Securities Subject to the Second A&R Plan

The maximum number of shares of common stock that may be issued under the Second A&R Plan is 2,350,000 shares (which takes into account the proposed 1,000,000 share increase).

If any stock award granted pursuant to the Second A&R Plan terminates, expires or lapses, the shares subject to the award shall again be available for purposes of the Second A&R Plan.

As of March 7, 2016, the last reported sale price of Saia’s common stock on The NASDAQ Global Select Market was $27.06 per share.

Equity Compensation for Non-Employee Directors

Under the Second A&R Plan, each non-employee director will have the option to receive up to 100% of his or her annual Board and committee retainers in common stock in lieu of cash with the value of the shares to be computed by reference to the fair market value of Saia’s common stock on the date of payment. Should any non-employee director desire to take advantage of the option to receive some or all of his or her annual retainers in Saia common stock, such non-employee director is required to notify the Compensation Committee at least seven days prior to each annual meeting of stockholders. In addition, on May 1 of each calendar year (or any later date within each calendar year, as determined by the Compensation Committee), each non-employee director shall be granted not more than 12,000 shares of common stock, as determined by the Compensation Committee. Any non-employee director appointed to the Board other than at the Company’s annual meeting of stockholders shall be granted upon his or her appointment an award of not more than 12,000 shares of common stock, as determined by the Compensation Committee. All grants of shares of common stock to non-employee directors (“Annual Non-Employee Director Stock Award”) shall be subject to a vesting period of not less than three (3) years; however, any unvested shares of common stock shall become fully vested upon: (a) the non-employee director’s cessation of service with the Board for a reason other than “cause,” as provided under Section 141(k) of the Delaware General Corporation Law; or (b) a Change in Control of the Company. All Annual Non-Employee Director Stock Awards shall be further subject to such other restrictions and conditions, including those with respect to voting and dividend rights, as may be established by the Compensation Committee and set forth in the Award Agreement.

Stock Options

The Second A&R Plan authorizes grants of stock options to eligible participants from time to time as determined by the Compensation Committee. Subject to the limits of the Second A&R Plan, the Compensation Committee may grant options to eligible participants under the Second A&R Plan for such number of shares of common stock and having such terms as the Compensation Committee designates; however, the maximum number of incentive stock options, nonqualified stock options and SARs (described below) that may be granted individually or in the aggregate (a) to any one participant who is a “Covered Employee” (as defined in Section 162(m) of the Internal Revenue Code) is 150,000 shares on an annual basis and (b) to all participants is 1,750,000 shares.

The Compensation Committee shall specify whether or not any option is intended to be an incentive stock option (“incentive stock option”) as described in Section 422 of the Internal Revenue Code, or a nonstatutory or nonqualified stock option (“nonqualified stock option”). The aggregate value of common stock with respect to which incentive stock options are exercisable for the first time by an individual during any calendar year under all Saia plans may not exceed $100,000. Stock options may not be exercised more than ten years from the date of grant (five years in the case of incentive stock options granted to a 10% or more stockholder).

Each stock option shall be subject to a vesting period of not less than one year, except that the Compensation Committee in its sole discretion may provide in an Award Agreement for the acceleration of vesting under certain circumstances, which need not be uniform for all participants.

Each stock option shall have an exercise price that is not less than the fair market value of the common stock on the date the option is granted (110% of the fair market value in the case of incentive stock options granted to a 10% or more stockholder). The Second A&R Plan prohibits the repricing of stock options.

Payment for shares received upon exercise of a stock option may be made by an optionee in cash or in the discretion of the Compensation Committee by tendering shares of common stock, a combination of cash or shares of stock, through a cashless exercise, or in the case of a nonqualified stock option, by means of net exercise (to the extent allowed by law).

The Compensation Committee has the discretion to determine the effect on outstanding stock options in the event of a participant’s death or termination of employment.

Stock Appreciation Rights (SARs)

The Second A&R Plan authorizes the Compensation Committee to grant SARs to participants. SARs provide an eligible participant the right to receive from Saia a payment, in shares of common stock, cash or a combination thereof, equal to the excess of the fair market value of the shares of common stock as of the date of exercise of the SAR over the fair market value of such shares of common stock on the date of grant. SARs may not be re-priced, exchanged or cashed out. SARs shall be subject to a vesting period of not less than one year, except that the Compensation Committee in its sole discretion may provide in an Award Agreement for the acceleration of vesting under certain circumstances, which need not be uniform for all participants.

Restricted Stock

The Second A&R Plan permits the Compensation Committee to grant restricted stock awards to eligible participants. The Compensation Committee will determine the nature and extent of the restrictions on grants of restricted stock, the duration of such restrictions, and any circumstances under which restricted shares will be forfeited. Subject to the terms of the Second A&R Plan or a change in control of the Company, the restrictions may not lapse earlier than in equal annual installments over a three-year period commencing on the date of grant or later than the tenth anniversary of the date of the award. The maximum number of shares of restricted stock and RSUs (described below) that may be awarded to any Covered Employee under the Second A&R Plan is 150,000 shares on an annual basis. The maximum number of shares of restricted stock and RSUs (described below) that may be awarded over the term of the Second A&R Plan to any participant who is a Covered Employee in the aggregate is 600,000 shares. The Compensation Committee may establish terms and conditions under which a participant granted a restricted stock award shall be entitled to receive a credit equivalent to any dividend payable with respect to the number of shares of common stock which, as of the record date for such dividend, have been awarded to the participant but remain subject to limitations and restrictions under such restricted stock award. Any such dividend equivalents shall be paid to the participant only at such time, if any, that the limitations and restrictions applicable to such shares lapse, but in no event later than 2 1/2 months after the end of the year in which such limitations and restrictions lapse. The Compensation Committee may establish rules concerning the impact of the termination of employment (by reason of retirement, total disability, death or otherwise) on the applicability of any outstanding restrictions.

Restricted Stock Units (RSUs)

The Compensation Committee may grant RSUs to eligible participants under the Second A&R Plan. An RSU award is a contractual commitment to issue shares of Company stock in the future that is valued by reference to the fair market value of one share of stock and which is earned and vested upon the achievement of certain conditions and subject to other conditions and limitations established by the Compensation Committee. No limitations or restrictions shall lapse within one year of the date of grant of an RSU, although the Compensation Committee may provide in an Award Agreement for the lapse of limitations or restrictions under certain circumstances, which need not be uniform for all participants. The maximum number of shares of restricted stock and RSUs that may be awarded to any Covered Employee under the Second A&R Plan is 150,000 shares on an annual basis. The maximum number of shares of restricted stock and RSUs that may be awarded over the term of the Second A&R Plan to any participant who is a Covered Employee in the aggregate is 600,000 shares. An RSU may be settled in shares of common stock, cash, or a combination of both. Holders of RSUs have no rights as stockholders during the period in which the RSU is subject to limitations or restrictions unless specifically provided in the applicable Award Agreement.

Performance Stock Units

The Second A&R Plan permits the Compensation Committee to grant performance stock units to eligible participants from time to time. Performance stock units provide participants with the right to receive a specified number of shares of common stock if the performance goals for a performance period are met.

Under the terms of the Second A&R Plan, the Compensation Committee will establish the time periods over which performance will be measured (the “Performance Period”) and the performance criteria for the Performance Period. With respect to performance stock units granted to a Covered Employee (a “162(m) Performance Unit Award”), such performance criteria shall be either financial or operating measures that relate to Saia, a parent or subsidiary of Saia, any entity in which Saia directly or indirectly has a controlling interest or one or more units of any such entity and shall be one or more of the following: earnings per share of stock; operating income; operating ratio; return on invested capital, assets or equity; earnings before interest or taxes; gross revenues or revenue growth; market share; expense management; improvements in capital structure; profit margins; stock price; total stockholder return; free cash flow; working capital; net income; capitalization; liquidity; results of customer satisfaction surveys; quality; safety and productivity; or any combination of the foregoing established by the Compensation Committee.

Under the Second A&R Plan, the common stock with respect to a 162(m) Performance Unit Award granted to a Covered Employee for any Performance Period will not exceed 150,000 shares. The common stock with respect to all performance stock units granted to such Covered Employee for any Performance Period will not exceed 600,000 shares in the aggregate.

The Compensation Committee determines whether or to what extent, the applicable performance goals have been met. The Compensation Committee has discretion to adjust performance stock unit awards; however a 162(m) Performance Unit Award may only be adjusted downward. The Compensation Committee may exclude the impact of any event or occurrence which the Compensation Committee determines should appropriately be excluded such as, for example, a restructuring or other nonrecurring charge, an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or a change in applicable accounting standards; however, such event or occurrence may be excluded with respect to a 162(m) Performance Unit Award only to the extent permitted under Section 162(m) of the Internal Revenue Code.

Performance stock units will be payable in shares of common stock in accordance with the terms of the applicable award agreement after the Compensation Committee has determined whether or to what extent, if any, the performance goals for the Performance Period were met, but in no event later than 2 1/2 months after the end of the Performance Period, provided that the participant was employed on the last day of the Performance Period. If the participant’s employment is involuntarily terminated without Cause (as defined in the Second A&R Plan), or the participant terminates employment due to death, total disability or retirement after completing at least 50% of the Performance Period, such participant will be entitled to a pro rata portion of the performance unit award.

Amendment

The Board may at any time terminate or amend the Second A&R Plan as it deems advisable, except that the Board may not, without further approval of the stockholders, amend the Second A&R Plan so as to (i) increase the number of shares of common stock which may be issued under the Second A&R Plan (except for adjustments upon changes in capitalization); (ii) change the class of employees eligible to receive incentive stock options; or (iii) withdraw the authority to administer the Second A&R Plan from a committee comprised solely of two or more Non-Employee Directors (as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended), and whose members satisfy the independence requirements under any applicable stock exchange rules. No termination, suspension or amendment of the Second A&R Plan may, without the consent of an affected participant, adversely affect any of the rights granted such participant under the Second A&R Plan.

Adjustments Upon Changes in Capitalization

The form of any award agreement may contain such provisions as the Compensation Committee deems to be appropriate for the adjustment of the number and class of shares and purchase prices, if applicable, in the event of changes in the outstanding stock of the Company by reason of stock dividends, recapitalization, mergers, consolidations, split-ups, combinations or exchanges of shares and the like, and in the event of any such change in the outstanding stock, the aggregate number and class of shares available under the Second A&R Plan and the maximum number of shares as to which awards may be granted under the Second A&R Plan shall be appropriately adjusted by the Compensation Committee, whose determination shall be conclusive. If changes in capitalization other than those considered above shall occur, the Compensation Committee shall make such adjustment in the number or class of shares remaining subject to awards then outstanding as the Compensation Committee in its discretion may consider appropriate, and all such adjustments shall be conclusive.

Change in Control

The Second A&R Plan provides that the form of any award agreement thereunder may provide that upon a Change in Control (as that term is defined in the Second A&R Plan) of the Company, any and all outstanding options and SARs granted under the Second A&R Plan shall be immediately vested and become exercisable, that restrictions and deferral limitations on any restricted stock awards and RSUs under the Second A&R Plan shall immediately lapse and the awards become fully vested, that all performance stock unit awards will be considered earned and payable and terminate upon the payment of the amounts payable under the award agreement and the restrictions, deferral limitations and other conditions applicable to any other awards shall lapse and such awards shall be immediately vested and transferable to the full extent of the original award. Further, the Second A&R Plan provides that, in the sole discretion of the Compensation Committee, the Compensation Committee may determine that, upon the occurrence of a Change in Control of the Company, any vested or unvested award outstanding as of the effective date of such Change in Control will be cancelled in consideration for a cash payment or alternative award (whether from the Company or another entity that is a party to the Change in Control) or a combination thereof made to the holder of such cancelled award substantially equivalent in value to the fair market value of the consideration to be paid per share of common stock in the Change in Control, reduced by the exercise or purchase price per share, if any, under such award. Alternatively, the terms of any award agreement may also provide that, if in the event of a Change in Control the successor company assumes an award or issues a substitute award to substantially preserve the terms of any awards previously granted under the Second A&R Plan and not previously exercised or settled, then each outstanding award assumed or substituted shall not be accelerated.

Federal Income Tax Effects

The federal income tax consequences applicable to Saia in connection with an incentive stock option, nonqualified stock option, SAR, restricted stock, RSU or performance stock unit award are complex and depend, in large part, on the particular facts and circumstances. Under current federal income tax laws, a participant will generally recognize income with respect to grants of stock options, SARs, restricted stock, RSUs or performance stock units, as follows:

•

Incentive stock options.    The grant of an incentive stock option will not result in any immediate tax consequences to Saia or the optionee. An optionee will not realize taxable income, and Saia will not be entitled to any deduction, upon the timely exercise of an incentive stock option, but the excess of the fair market value of the common stock acquired over the option price will be treated as an item of tax adjustment for purposes of the alternative minimum tax. If the optionee disposes of the acquired common stock more than one year after its receipt or more than two years after the date the option was granted, the gain or loss realized on the subsequent disposition of the common stock will be treated as long-term capital gain or loss and Saia will not be entitled to any deduction. The optionee’s tax at that time is measured by the difference between the amount realized on the disposition of the shares and the aggregate purchase price paid by the optionee. If the optionee disposes of the acquired common stock within one year after its receipt and within two years after the option was granted, the optionee will realize ordinary income in an amount equal to the excess of the fair market value of the common stock acquired on the date of exercise over the exercise price. However, if the disqualifying disposition triggers a loss, then the amount of ordinary income recognized by the optionee is limited to the excess of the amount realized on the disposition over the optionee’s adjusted basis in the shares. Any ordinary income is added to the basis of the stock to determine the capital gain or loss that must be recognized on the disqualifying disposition. Upon such a disqualifying disposition, Saia will be entitled to a deduction in the same amount and at the same time as the optionee realizes such ordinary income.

•

Nonqualified stock options.    The grant of a nonqualified stock option will not result in any immediate tax consequences to Saia or the optionee, provided that the options are not actively traded on an established market and the fair market value of the option cannot be measured with reasonably accuracy at the time of grant. Upon the exercise of a nonqualified stock option, the optionee will generally realize ordinary income in an amount equal to the difference between the exercise price and fair market value on the date of exercise. Saia will be entitled to a deduction at the same time as, and in an amount equal to, the income realized by the optionee. Upon a sale of any shares acquired pursuant to the exercise of a nonqualified stock option, the difference between the sale price and the optionee’s tax basis in the shares will be treated as a long-term or short-term capital gain or loss, as the case may be, depending on the optionee’s holding period for the shares. The optionee’s tax basis for determination of such gain or loss will ordinarily be the sum of the amount paid for the shares (i.e., the exercise price), plus any ordinary income recognized by the optionee as a result of the exercise of the option.

•

SARs.    Generally, the grantee of a standalone SAR will not recognize taxable income at the time the award is granted. Upon the exercise of any SAR, any cash received and the fair market value on the exercise date of any common stock received will constitute ordinary income to the grantee. If the grantee receives the appreciation inherent in the SAR in stock, the spread between the then current fair market value of the stock and the base price will be taxed as ordinary income to the grantee at the time the stock is received. Upon settlement of a SAR, Saia will be entitled to a deduction equal to the amount of ordinary income the grantee is required to recognize.

•

Restricted stock.    A participant generally will not realize taxable income upon an award of restricted stock. However, a participant who receives restricted stock will realize as ordinary income at the time of the lapse of the restrictions an amount equal to the fair market value of the common stock at the time of such lapse unless the participant elects to realize ordinary income on the date of receipt of the restricted common stock by filing an election with the Internal Revenue Service under Code Section 83(b) no later than 30 days after the date on which the shares are acquired to report the income, based on the value of the shares on the award date. At the time the participant realizes ordinary income, Saia will be entitled to deduct the same amount as the ordinary income realized by the participant.

•

RSUs.    A participant generally will not recognize income upon the grant of RSUs. At the time the participant receives payment under any RSU award, he or she will recognize compensation taxable as ordinary income in an amount equal to the fair market value of common stock received, and Saia will then be entitled to a corresponding deduction at the same time as, and in an amount equal to, the income realized by the participant.

•

Payments in respect of performance stock units.    Any common stock received as payment in respect of performance stock units under the Second A&R Plan will constitute ordinary income to the participant in an amount equal to the fair market value of the common stock in the year in which paid, and Saia will be entitled to a deduction in the same amount.

•

Internal Revenue Code Section 162(m).    Section 162(m) generally allows the Company to obtain tax deductions without limit for performance-based compensation. The Company intends that options and performance stock units granted under the Second A&R Plan will qualify as performance-based compensation not subject to a $1 million deductibility cap under Section 162(m). A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the Second A&R Plan will be fully deductible under all circumstances. Furthermore, in establishing the cash and equity incentive compensation programs for its employees, including under the Second A&R Plan, the Compensation Committee believes the potential deductibility of the compensation payable under such programs should only be one of a number of relevant factors taken into consideration, and not the sole or primary factor, and therefore awards under the Second A&R Plan may not qualify as performance-based compensation under Section 162(m), and therefore compensation paid to executive officers in connection with such awards may not be deductible.

The foregoing is only a brief summary of the effect of U.S. federal income taxation upon awardees and the Company with respect to the grant and exercise of awards under the Second A&R Plan based on the U.S. Federal income tax laws in effect as of the date of this proxy statement. It does not intend to be exhaustive and does not discuss the tax consequences arising in the context of the awardee’s death or the income tax laws of any municipality, state or foreign country in which the awardee’s income or gain may be taxable or the gift, estate, excise (including application of Code Section 409A), or any tax law other than U.S. federal income tax law. Because individual circumstances may vary, the Company advises all recipients to consult their own tax advisor concerning the tax implications of awards granted under the Second A&R Plan.

New Plan Benefits

The benefits that will be awarded or paid under the Second A&R Plan are not currently determinable. Awards granted under the Second A&R Plan are within the discretion of the Compensation Committee, and the Committee has not determined future awards or who might receive them.

Existing Plan Benefits

The following table sets forth information with respect to options and other awards previously granted under the Current Plan as of December 31, 2015:

Name	Stock Options	Restricted Stock	Maximum Performance Stock Unit Awards	Director Awards	Total Number of Shares Covered by Awards
Richard D. O’Dell	209,995	45,455	152,995	—	408,445
Frederick J. Holzgrefe	13,110	7,936	8,138	—	29,184
Brian A. Balius	39,045	13,637	28,584	—	81,266
Raymond R. Ramu	28,495	3,651	21,458	—	53,604
Mark H. Robinson	59,180	13,637	32,232	—	105,049
All current Executive Officers as a Group	376,120	84,316	263,057	—	723,493
All current directors who are not executive officers as a group	—	—	—	90,950	90,950
All current employees (excluding executive officers)	134,095	—	98,697	—	232,792

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE SECOND AMENDED AND RESTATED SAIA, INC. 2011 OMNIBUS INCENTIVE PLAN.

PROPOSAL 3

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires that Saia’s stockholders have the opportunity to cast a non-binding advisory vote regarding the approval of the compensation disclosed in this proxy statement of Saia’s executive officers who are named in the Summary Compensation Table and the other compensation tables (the “Named Executive Officers”) on the frequency basis determined by the Company. In 2011, the Company determined to present an advisory vote to the stockholders regarding the compensation disclosed in the proxy statement every year until the Company determines to present the information on some other frequency. The decision to hold the vote every year is consistent with the advisory vote of Saia’s stockholders in 2011 to hold such advisory vote on compensation every year going forward. Unless the Board modifies this policy, the next advisory vote to approve executive compensation will be held at our 2017 annual meeting of stockholders. Saia has disclosed the compensation of the Named Executive Officers in this proxy statement pursuant to rules adopted by the Securities and Exchange Commission.

Saia believes that the compensation policies for the Named Executive Officers are designed to attract, motivate and retain talented executive officers and are aligned with the long-term interests of Saia’s stockholders. Held pursuant to Section 14A of the Securities Exchange Act of 1934, this advisory stockholder vote gives you as a stockholder the opportunity to approve or not approve the compensation of the Named Executive Officers that is disclosed in this proxy statement by voting for or against this Proposal 3 (or you may abstain from voting).

Vote Required for Approval

The approval of the advisory vote on executive compensation requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote. Because your vote is advisory, it will not be binding on either the Board of Directors or Saia. However, Saia’s Compensation Committee will take into account the outcome of the stockholder vote on this Proposal 3 when considering future executive compensation arrangements.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE FOLLOWING ADVISORY RESOLUTION:

RESOLVED, THAT THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND NARRATIVE DISCUSSION, IS HEREBY APPROVED.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

KPMG LLP audited Saia’s annual consolidated financial statements and internal control over financial reporting for the fiscal year ended December 31, 2015. The Audit Committee has appointed KPMG LLP to be Saia’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The stockholders are asked to ratify this appointment at the annual meeting. A representative of KPMG LLP is expected to be present at the meeting to respond to appropriate questions and to make a statement if they so desire.

Independent Registered Public Accounting Firm’s Fees

The following table details amounts for services provided by KPMG LLP during fiscal 2014 and 2015:

	2014	2015
Audit Fees	$683,521	$754,992
Audit-Related Fees	18,500	18,500
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$702,021	$773,492

•

Audit Fees.    This category includes the fees and out-of-pocket expenses for the audit of Saia’s annual consolidated financial statements and internal control over financial reporting and review of Saia’s quarterly reports.

•

Audit-Related Fees.    This category consists of fees for assurance and related services reasonably related to the performance of the audit or the review of Saia’s consolidated financial statements, not otherwise reported under Audit Fees.

•	Tax Fees. This category consists of fees for tax compliance, tax advice and tax planning.

•	All Other Fees. This category consists of fees for any services not included in the first three categories.

The Audit Committee has a written policy governing the engagement of Saia’s independent registered public accounting firm for audit and non-audit services. Under this policy, the Audit Committee is required to pre-approve all audit and non-audit services performed by the Company’s independent registered public accounting firm to assure that the provision of such services does not impair the independent registered public accounting firm’s independence. Under the Audit Committee policy, the independent registered public accounting firm may not perform any non-audit service which independent registered public accounting firms are prohibited from performing under the rules and regulations of the Securities and Exchange Commission or the Public Company Accounting Oversight Board. The Audit Committee may delegate its pre-approval authority to one or more of its members but not to management. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

At the beginning of each fiscal year, the Audit Committee reviews with management and the independent registered public accounting firm the types of services that are likely to be required throughout the year. Those services are comprised of four categories: audit services, audit-related services, tax services and all other permissible services. The independent registered public accounting firm provides for each proposed service documentation regarding the specific services to be provided. At that time, the Audit Committee pre-approves a list of specific audit related services that may be provided within each of these categories and sets fee limits for each specific service or project. Management is then authorized to engage the independent registered public accounting firm to perform the pre-approved services as needed throughout the year subject to providing the Audit Committee with regular updates. The Audit Committee reviews all billings submitted by the independent registered public accounting firm on a regular basis to ensure that their services do not exceed pre-defined limits. The Audit Committee must review and approve in advance, on a case-by-case basis, all other projects, services and fees to be performed by or paid to the independent registered public accounting firm. The Audit Committee also must approve in advance any fees for pre-approved services that exceed the pre-established limits, as described above.

Vote Required For Ratification

The Audit Committee was responsible for selecting Saia’s independent registered public accounting firm for fiscal year 2016. Accordingly, stockholder approval is not required to appoint KPMG LLP as Saia’s independent registered public accounting firm for fiscal year 2016. The Board of Directors believes that submitting the appointment of KPMG LLP to the stockholders for ratification is a matter of good corporate governance. The Audit Committee is solely responsible for selecting Saia’s independent registered public accounting firm. If the stockholders do not ratify the appointment, the Audit Committee will review its future selection of independent registered public accounting firm.

The ratification of the appointment of KPMG LLP as Saia’s independent registered public accounting firm requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

“FOR” THE RATIFICATION OF KPMG LLP AS INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors and certain officers of Saia and persons who own more than ten percent of Saia’s common stock to file with the Securities and Exchange Commission initial reports of beneficial ownership (Form 3) and reports of subsequent changes in their beneficial ownership (Form 4 or Form 5) of Saia’s common stock. Such directors, officers and greater-than-ten-percent stockholders are required to furnish Saia with copies of the Section 16(a) reports they file. The Securities and Exchange Commission has established specific due dates for these reports and Saia is required to disclose in this proxy statement any late filings or failures to file.

Based solely upon a review of the copies of the Section 16(a) reports (and any amendments thereto) furnished to Saia and written representations from certain reporting persons that no additional reports were required, Saia believes that its directors, reporting officers and greater-than-ten-percent stockholders complied with all these filing requirements for the fiscal year ended December 31, 2015.

BENEFICIAL OWNERSHIP

The following table lists certain persons and entities known by Saia to own beneficially, as of December 31, 2015, more than five percent of Saia’s common stock.

Name and Address of Beneficial Owner	Number of Shares		Percent of Class(1)
Royce & Associates, LLC	2,668,995	(2)	10.6%
745 Fifth Avenue, New York, NY 10151
BlackRock, Inc.	2,315,227	(3)	9.2%
55 East 52nd Street, New York, NY 10055
Anchorage Capital Group, L.L.C.	2,191,100	(4)	8.7%
610 Broadway, 6th floor, New York, NY 10012
T. Rowe Price Associates, Inc.	1,918,900	(5)	7.6%
100 E. Pratt Street, Baltimore, Maryland 21202
Dimensional Fund Advisors LP	1,897,244	(6)	7.5%
Palisades West, Building One, 6300 Bee Cave Road, Austin, TX 78746
FMR, LLC	1,297,264	(7)	5.2%
245 Summer Street, Boston, MA 02110

(1)

For each person or group, the percentage ownership was determined by dividing the number of shares shown in the table by 25,141,799 (the number of shares of Saia common stock outstanding as of December 31, 2015).

(2)

The amount shown and the following information are derived from Amendment No. 1 to Schedule 13G filed by Royce & Associates, LLC (“Royce”) on January 27, 2016. According to the amended Schedule 13G, Royce possesses sole dispositive power and sole voting power over 2,668,995 shares of Saia common stock.

(3)

The amount shown and the following information are derived from Amendment No. 6 to Schedule 13G filed by BlackRock, Inc. (“BlackRock”) on January 27, 2016. According to the amended Schedule 13G, BlackRock possesses sole dispositive power over 2,315,227 shares and sole voting power over 2,258,446 shares of Saia common stock.

(4)

The amount shown and the following information are derived from Schedule 13G filed by Anchorage Capital Group, L.L.C. (“ACG”) on February 16, 2016. According to the Schedule 13G, ACG possesses sole dispositive power and sole voting power over 2,191,000 shares of Saia common stock.

(5)

The amount shown and the following information are derived from Schedule 13G filed by T. Rowe Price Associates, Inc. (“T. Rowe Price”) on February 12, 2016. According to the Schedule 13G, T. Rowe Price possesses sole dispositive power over 1,918,900 shares and sole voting power over 271,613 shares of Saia common stock.

(6)

The amount shown and the following information are derived from Amendment No. 10 to Schedule 13G filed by Dimensional Fund Advisors LP (“Dimensional”) on February 9, 2016. According to the amended Schedule 13G, Dimensional possesses sole dispositive power over 1,897,244 shares and sole voting power over 1,831,738 shares of Saia common stock. Dimensional, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional may act as an adviser or sub adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional or its subsidiaries may possess voting and/or investment power over the shares of Saia that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of Saia held by the Funds. However, all shares reported in this table are owned by the Funds. Dimensional disclaims beneficial ownership of such securities and this table shall not be construed as an admission that Dimensional or any of its affiliates is the beneficial owner of any shares set forth on this table.

(7)

The amount shown and the following information are derived from Amendment No. 1 to Schedule 13G filed by FMR, LLC (“FMR”) on February 12, 2016. According to the amended Schedule 13G, FMR possesses sole dispositive power and sole voting power over 1,297,264 shares of Saia common stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is currently comprised of Linda J. French, John J. Holland, Randolph W. Melville and Jeffrey C. Ward. None of these individuals is or has ever been an officer or employee of Saia. During fiscal 2015, no executive officer of Saia served as a director of any corporation for which any of these individuals served as an executive officer and there were no other Compensation Committee interlocks with the companies with which these individuals or Saia’s other directors are affiliated.

RELATED PARTY TRANSACTIONS

The Audit Committee of the Board of Directors is responsible for the review and approval of each related party transaction. In January 2007, the Board of Directors formalized in writing its Related Party Transaction Policies and Procedures.

The Related Party Transaction Policies and Procedures provide for approval or ratification by the Audit Committee of each related person transaction disclosable under SEC rules. The Policies and Procedures provide for the Audit Committee to review the material facts of all related party transactions that require the Audit Committee’s approval, subject to certain exceptions. If advance Audit Committee approval is not practicable, then the related party transaction shall be considered and, if the Audit Committee deems appropriate, ratified at its next regularly scheduled meeting.

In determining whether to approve or ratify a related party transaction, the Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable to the Company than terms generally available to an unaffiliated third-party under the same or similar circumstances, and the extent of the related party’s interest in the transaction. The Audit Committee has established standing pre-approvals for certain classes of related party transactions. In addition, the Board of Directors has given the Chair of the Audit Committee the authority to pre-approve any related party transaction in which the aggregate amount involved is less than $500,000. Each related party transaction approved pursuant to the standing pre-approvals or pursuant to the authority granted the Chair of the Audit Committee is described to the Audit Committee at its next regularly scheduled meeting.

The Company has entered into indemnification agreements with the members of its Board of Directors. Under these agreements, the Company is obligated to indemnify its directors to the fullest extent permitted under the Delaware General Corporation Law for expenses, including attorneys’ fees, judgments and settlement amounts incurred by them in any action or proceeding arising out of their services as a director. The Company believes that these agreements are helpful in attracting and retaining qualified directors. The Company’s Amended and Restated Certificate of Incorporation also provides for indemnification of its officers and directors to the fullest extent permitted by the Delaware General Corporation Law.

There have been no related party transactions requiring disclosure under the rules or regulations of the Securities and Exchange Commission since January 1, 2015.

OTHER MATTERS

We know of no other business that will be presented at the meeting. If any other matter properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

ADDITIONAL INFORMATION

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on April 26, 2016:

This proxy statement and our annual report to stockholders are also available to you on the Company’s website (www.saiacorp.com) under the investor’s relation section.

Proxy Solicitation

Saia will bear the entire cost of this proxy solicitation. In addition to soliciting proxies by this mailing, we expect that our directors, officers and regularly engaged employees may solicit proxies personally or by mail, telephone, facsimile or other electronic means, for which solicitation they will not receive any additional compensation. Saia will reimburse brokerage firms, custodians, fiduciaries and other nominees for their out-of-pocket expenses in forwarding solicitation materials to beneficial owners upon our request.

Stockholder Proposals for 2017 Annual Meeting

Any stockholder who intends to submit a nomination or present a proposal at the annual meeting in 2017 must deliver such nomination or proposal to Saia’s corporate Secretary at 11465 Johns Creek Parkway, Suite 400, Johns Creek, Georgia 30097:

•	Not later than November 18, 2016, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

•

On or after December 27, 2016, and on or before January 26, 2017, if the nomination or proposal is submitted pursuant to Saia’s By-Laws, in which case we are not required to include the nomination or proposal in our proxy materials.

By order of the Board of Directors,

Frederick J. Holzgrefe, III

Secretary

SAIA, INC.

SECOND AMENDED AND RESTATED

2011 OMNIBUS INCENTIVE PLAN

SAIA, INC.

SECOND AMENDED AND RESTATED

2011 OMNIBUS INCENTIVE PLAN

SAIA, INC.

SECOND AMENDED AND RESTATED

2011 OMNIBUS INCENTIVE PLAN

1. Purpose	of the Plan.

The purpose of the Plan is to provide the Company with a means to assist in recruiting, retaining and rewarding certain employees, directors and consultants and to motivate such individuals to exert their best efforts on behalf of the Employer by providing incentives through the granting of Awards. By granting Awards to such individuals, the Company expects that the interests of the recipients will be better aligned with those of the Employer.

2. Definitions.

Unless the context clearly indicates otherwise, the following capitalized terms shall have the meanings set forth below:

A.     “Award” means a grant under the Plan of an Option, Stock Appreciation Right (“SAR”), Restricted Stock Award, Restricted Stock Unit Award, Performance Unit Award or Stock.

B.     “Award Agreement” means a written agreement entered into between the Company and a Participant setting forth the terms and provisions applicable to Awards granted under the Plan.

C.     “Board” means the Board of Directors of the Company.

D.     “Cause” means gross negligence or gross neglect of duties, commission of a felony or of a misdemeanor involving moral turpitude or fraud, disloyalty, dishonesty or willful violation of any law or significant Company or Employer policy resulting in an adverse effect on the Company or such Employer.

E.     “Change in Control” means, unless otherwise defined, the happening of any of the following:

(i)     When during any 12 month period any “person” as defined in Section 3(a)(9) of the Securities Exchange Act of 1934 and as used in Sections 13(d) and 14(d) thereof, including any “group” within the meaning of Section 13(d) of the Securities Exchange Act of 1934, but excluding the Company, any Subsidiary or any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended from time to time), of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities; provided, however, that the event described in this Section 2E(i) shall not be deemed to be a Change in Control by virtue of any of the following situations: (a) an acquisition by the Company or any Subsidiary; (b) an acquisition by any employee benefit plan sponsored or maintained by the Company or any Subsidiary; or (c) an acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities;

(ii)   When during any 12 month period the individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual (x) whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board and (y) who is a nominee or other representative of the person(s) who conducted or threatened such contest or solicitation or an affiliate thereof; or

(iii)   Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a “Business Combination”); provided; however, that a Business Combination will not constitute a Change in Control if each of the following three conditions is satisfied following such Business Combination:

(A)     all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the then outstanding shares of Stock of the Company and the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries);

(B)     no person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) becomes, by reason of such Business Combination, the beneficial owner, directly or indirectly, of thirty percent (30%) or more of the combined voting power of the then outstanding voting securities of such corporation, but disregarding for this purpose any beneficial ownership held more than 12 months prior to the effective time of such Business Combination; provided, however, that the requirements described in this Section 2E(iii)(B) shall be deemed satisfied by virtue of any of the following situations: (a) an acquisition by the Company or any Subsidiary; or (b) an acquisition by any employee benefit plan sponsored or maintained by the Company or any Subsidiary; and

(C)      at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur as a result of any event or transaction to the extent that treating such event or transaction as a Change in Control would cause any tax to become due under Section 409A of the Code.

F.     “Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

G.     “Committee” means the committee described in Section 5.

H.     “Company” means Saia, Inc., a Delaware corporation.

I.     “Covered Employee” means a “covered employee” as defined in Code Section 162(m).

J.     “Employer” means the Company and any other entity in which the Company directly or indirectly has a controlling interest, within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(iii)(E).

K.     “Fair Market Value” means the closing price per share of Stock as reported by the National Association of Securities Dealers Automated Quotation System or, if the closing price is not so reported, the bid price of the shares as so reported.

L.     “Incentive Stock Option” means a stock option which is an incentive stock option within the meaning of Code Section 422.

M.     “Non-Qualified Stock Option” means a stock option which is not an Incentive Stock Option.

N.     “Option” means both an Incentive Stock Option and a Non-Qualified Stock Option.

O.     “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Award, each of the corporations other than the

Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or such other meaning as may be hereafter ascribed to it in Code Section 424.

P.     “Participant” means an employee, director or consultant of the Company or an Employer who is selected by the Committee to receive an Award.

Q.     “Performance Period” means a specified period of time of at least twelve months over which performance goals with respect to a Performance Unit Award must be satisfied.

R.     “Performance Unit Award” means a right to receive shares of Stock if performance goals established by the Committee are met over a specified Performance Period.

S.     “Plan” means the Saia, Inc. Second Amended and Restated 2011 Omnibus Incentive Plan.

T.     “Restricted Stock Award” means a grant of shares of Stock subject to such limitations and restrictions as the Committee shall determine.

U.     “Restricted Stock Unit Award” means an Award that is valued by reference to the Fair Market Value of one share of Stock, and which is earned and vested upon the achievement of certain conditions established by the Committee.

V.     “Stock” means the common stock, par value of $.001 per share, of the Company.

W.     “Stock Appreciation Right” or “SAR” means a right granted under the terms of the Plan to receive an amount equal to the excess of the Fair Market Value of one share of Stock as of the date of exercise of the SAR over the price per share of Stock specified in the Award Agreement of which it is a part.

X.     “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting an Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or such other meaning as may be hereafter ascribed to it in Code Section 424.

Y.     “Total Disability” means total disability as defined under the Company’s or applicable Employer’s group insurance plan covering total disability or, in the absence of any such insurance plan, as determined by the Committee.

3. Stock	Subject to the Plan.

Two million three hundred and fifty thousand (2,350,000) shares of Stock (the “Reserve”) have been allocated to the Plan and will be reserved to satisfy Awards under the Plan. The maximum number of shares of Stock subject to Awards which may be granted under the Plan:

(1)     to any Participant who is a Covered Employee with respect to Options and SARs on an annual basis is one hundred and fifty thousand (150,000) shares;

(2)     to all Participants in the aggregate with respect to Options and SARs during the term of the Plan is one million seven hundred and fifty thousand (1,750,000) shares;

(3)     to any Participant who is a Covered Employee with respect to Restricted Stock Awards under Section 8, Restricted Stock Unit Awards under Section 9 and Stock Awards under Section 11 on an annual basis is one hundred and fifty thousand (150,000) shares;

(4)     to any Participant who is a Covered Employee with respect to Restricted Stock Awards under Section 8, Restricted Stock Unit Awards under Section 9 and Stock Awards under Section 11 during the term of the Plan is six hundred thousand (600,000) shares in the aggregate;

(5)     to any Participant who is a Covered Employee with respect to Performance Unit Awards for any Performance Period is one hundred and fifty thousand (150,000) shares; and

(6)     to any Participant who is a Covered Employee with respect to Performance Unit Awards for any Performance Period is six hundred thousand (600,000) shares in the aggregate.

The Company may, in its discretion, use shares held in the treasury in lieu of authorized but unissued shares. Awards settled in cash shall not reduce the number of shares of Stock available for purposes of the Plan. If any Award shall expire or terminate for any reason, the shares subject to the Award shall again be available for the purposes of the Plan. Any shares of Stock which are used by a Participant as full or partial payment to the Company to satisfy the purchase price related to an Award, and any shares subject to an Award which are not delivered to a Participant because such shares are used to satisfy an applicable tax withholding obligation, shall not be available for the purposes of the Plan, and shall not be included in the number of shares of Stock reserved hereunder.

4. Administration.

The Plan shall be administered by the Committee. The Committee’s determinations on the matters referred to in this Section 4 shall be conclusive.

A.     Eligibility/Award Terms. Subject to the express provisions of the Plan, the Committee shall have plenary authority, in its discretion, to determine the individuals to whom, and the time or times at which, Awards shall be granted, the number of shares of Stock to be subject to each Award and the term of any Award. In making such determinations, the Committee may take into account the nature of services rendered by the respective individuals, their present and potential contributions to the Employer’s success and such other factors as the Committee, in its discretion, shall deem relevant.

B.     Plan Terms. Subject to the express provisions of the Plan, the Committee shall also have plenary authority, in its discretion, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical) and to make all other determinations necessary or advisable for the administration of the Plan.

5. Committee.

The Committee shall be comprised of directors on the compensation committee of the Board and shall at all times be constituted to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or any successor to such Rule, and the independence requirements under any applicable stock exchange rules. Such Committee shall consist solely of two or more “outside directors” as defined under Code Section 162(m) and the regulations thereunder.

The Committee shall hold its meetings at such times and places as it may determine. A majority of the Committee’s members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members present at any meeting at which there is a quorum. Any decision or determination reduced to writing and signed by all of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary, shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

6. Options.

The Committee may, in its discretion, grant Options which are Incentive Stock Options or Non-Qualified Stock Options, as evidenced by the Award Agreement, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

A.     Type of Option. Incentive Stock Options may be granted to any individual classified as an employee of the Company, a Parent or a Subsidiary. A Non-Qualified Stock Option may be granted to any employee, director or consultant of the Company or an Employer selected by the Committee.

B.     Purchase Price. The purchase price of the Stock under each Option shall not be less than 100% of the Fair Market Value of such Stock on the date such Option is granted; provided that, in the case of an Incentive

Stock Option granted to a Participant who owns more than 10% of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary, the purchase price of the Stock under such Incentive Stock Option shall not be less than 110% of the Fair Market Value of such Stock on the date such Incentive Stock Option is granted.

C.     Exercise — Elections and Restrictions. The purchase price under an Option is to be paid in full upon the exercise of the Option, either (i) in cash, (ii) in the discretion of the Committee, by the tender to the Company (either actual or by attestation) of shares of Stock already owned by the Participant and registered in his or her name, having a Fair Market Value equal to the cash purchase price under the Option being exercised, (iii) in the discretion of the Committee, by any combination of the payment methods specified in clauses (i) and (ii) hereof, or (iv) in the discretion of the Committee, in the case of a Non-Qualified Stock Option, by means of a net exercise in which the person entitled to exercise the Non-Qualified Stock Option shall receive the number of shares of Stock equal to the aggregate number of shares being purchased less the number of shares having a Fair Market Value equal to the aggregate purchase price of the shares being purchased; provided that, no shares of Stock may be tendered in exercise of an Incentive Stock Option if such shares were acquired by the Participant through the exercise of an Incentive Stock Option unless (1) such shares have been held by the Participant for at least one year, and (2) at least two years have elapsed since such prior Incentive Stock Option was granted. The Committee may provide in an Award Agreement that payment in full of the purchase price need not accompany the written notice of exercise provided that the notice of exercise directs that the certificate or certificates for the shares of Stock for which the Option is exercised be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the Option and, at the time such certificate or certificates are delivered, the broker tenders to the Company cash (or cash equivalents acceptable to the Company) equal to the purchase price for the shares of Stock purchased pursuant to the exercise of the Option plus the amount (if any) of any withholding obligations on the part of the Company. The proceeds of sale of Stock subject to the Option are to be added to the general funds of the Company or to the shares of the Stock held in its Treasury, and used for its corporate purposes as the Board shall determine.

D.     Minimum Vesting. Each Option shall be subject to a vesting period of not less than one (1) year; however, notwithstanding such one year vesting requirement, the Committee in its sole discretion may provide in an Award Agreement for the acceleration of vesting under certain circumstances, which need not be uniform for all Participants.

E.     Option Terms. The term of each Option shall not be more than ten (10) years from the date of grant thereof or such shorter period as is prescribed in the Award Agreement; provided that, in the case of a Participant who owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary, the term of any Incentive Stock Option shall not be more than five (5) years from the date of grant thereof or such shorter period as prescribed in the Award Agreement. The holder of an Option shall have none of the rights of a stockholder with respect to the shares subject to Option until such shares shall be issued to him or her upon the exercise of his or her Option.

F.     Successive Option Grants. As determined by the Committee, successive option grants may be made to any Participant under the Plan.

G.     Limitations. Except as otherwise provided in Sections 16 and 17, in no event (i) may an underwater Option be re-priced, exchanged or cashed out, or (ii) may any other Option be re-priced.

H.     Additional Incentive Stock Option Requirements. The maximum aggregate Fair Market Value (determined at the time an Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company, a Parent and a Subsidiary) shall not exceed $100,000. A Participant who disposes of Stock acquired upon the exercise of an Incentive Stock Option either (i) within two years after the date of grant of such Incentive Stock Option or (ii) within one year after the transfer of such shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition.

7. Stock	Appreciation Rights (“SARs”).

A.     Grant Terms. The Committee may, in its sole discretion, grant a SAR. Such SAR may be granted on a “free-standing” basis or in conjunction with all or a portion of the shares of Stock covered by an Option. Except as otherwise provided in this Plan, a SAR shall be subject to the same terms and conditions as an Option, and any additional limitations set forth in this Section 7 or the Award Agreement.

B.     Exercise Terms. Each SAR shall entitle the holder thereof to elect, prior to its cancellation or termination, to exercise such Option and receive an amount equal to the excess of the Fair Market Value of the Stock on the date of such election over the Fair Market Value on the date of grant of the SAR; except that if an Option is amended to include SARs, the designated Fair Market Value in the applicable Award Agreement may be the Fair Market Value on the date that the Option was granted. Payment under a SAR may be made, in the discretion of the Committee, in (i) Stock, (ii) cash or (iii) any combination of Stock and cash. Cash shall be paid for fractional shares of Stock upon the exercise of a SAR.

C.     Limitations. A SAR may not be issued in conjunction with shares of Stock covered by an Incentive Stock Option under terms which provide for cancellation of such Incentive Stock Options upon exercise of the SAR. Except as otherwise provided in Sections 16 and 17, in no event (i) may an underwater SAR be re-priced, exchanged or cashed out, or (ii) may any other SAR be re-priced.

D.     Minimum Vesting. Each SAR shall be subject to a vesting period of not less than one (1) year; however, notwithstanding such one year vesting requirement, the Committee in its sole discretion may provide in an Award Agreement for the acceleration of vesting under certain circumstances, which need not be uniform for all Participants.

8. Restricted	Stock Awards.

The Committee may, in its sole discretion, grant Restricted Stock Awards that are subject to such limitations and restrictions as the Committee shall determine, including, but not limited to: the right to receive one or more shares of Stock upon the completion of a specified period of service, the occurrence of an event or the attainment of performance objectives; or restrictions on transfer or on the ability of the Participant to make elections with respect to the taxation of the Award without the consent of the Committee; provided that, no such limitations or restrictions shall lapse (i) earlier than in equal annual installments over a three year period commencing on the date of grant of the Restricted Stock Award, except to the extent otherwise provided in Section 16 or 17 of the Plan, or (ii) later than the tenth anniversary of such date.

The Committee may establish terms and conditions under which a Participant granted a Restricted Stock Award shall be entitled to receive a credit equivalent to any dividend payable with respect to the number of shares of Stock which, as of the record date for such dividend, have been awarded to the Participant but remain subject to limitations and restrictions under such Restricted Stock Award. Any such dividend equivalents shall be paid to the Participant only at such time, if any, that the limitations and restrictions applicable to such shares lapse, but in no event later than 2 1/2 months after the end of the year in which such limitations and restrictions lapse. Any arrangement for the payment of dividend equivalents shall terminate if, in accordance with the limitations and restrictions under the Restricted Stock Award, the shares of Stock being held pursuant to the terms of such Restricted Stock Award are forfeited.

9. Restricted	Stock Unit Awards.

The Committee may, in its sole discretion, grant Restricted Stock Unit Awards that are subject to such terms, conditions, limitations and restrictions as the Committee shall determine and set forth in the Award Agreement, including, but not limited to the specified period of service, the occurrence of an event or the performance objectives required to earn the Restricted Stock Units awarded. Restricted Stock Unit Awards shall be settled in shares of Stock, cash, or a combination of both, in accordance with the terms of the applicable Award Agreement. No limitations or restrictions shall lapse within one year of the date of grant of the Restricted Stock Unit; however, notwithstanding such one year vesting requirement, the Committee in its sole discretion may provide in an Award Agreement for the lapse of limitations or restrictions under certain circumstances, which need not be uniform for all Participants. A Participant shall have no rights as a stockholder in respect of any Restricted Stock Units during the period in which the Restricted Stock Unit Award is subject to limitations or restrictions unless specifically provided in the applicable Award Agreement.

10. Performance	Unit Awards.

The Committee may, in its sole discretion, grant Performance Unit Awards, under which a Participant shall be entitled to receive a specified number of shares of Stock if the performance goals for a Performance Period are met, as established by the Committee and set forth in the Award Agreement. A Performance Unit Award that is intended to qualify as “performance-based compensation” (as defined in Code Section 162(m)) to a Covered Employee (“162(m) Performance Unit Award”), shall be granted by the Committee in a manner which satisfies the requirements of Code Section 162(m) and the regulations thereunder.

Subject to applicable restrictions under Code Section 162(m), the Committee shall determine the extent to which an Employee shall participate in a partial Performance Period because of becoming eligible to be a Participant after the beginning of such Performance Period.

The performance measures to be used for purposes of a 162(m) Performance Unit Award shall be chosen by the Committee, in its sole and absolute discretion, from among the following: earnings per share of Stock; operating income; operating ratio; return on invested capital, assets or equity; earnings before interest or taxes; gross revenues or revenue growth; market share; expense management; improvements in capital structure; profit margins; Stock price; total stockholder return; free cash flow; working capital; net income; capitalization; liquidity; results of customer satisfaction surveys; quality; safety and productivity. The performance measures may relate to the Company, a Parent, a Subsidiary, an Employer or one or more units of such an entity.

The Committee shall determine whether or to what extent, with respect to a Performance Period, the applicable performance goals have been met with respect to an Award and, if they have, to so certify and ascertain the amount of the applicable Performance Unit Award. The Committee shall have the discretion to adjust Performance Unit Awards; however, a 162(m) Performance Unit Award may only be adjusted downward. The Committee may exclude the impact of any event or occurrence which the Committee determines should appropriately be excluded such as, for example, a restructuring or other nonrecurring charge, an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or a change in accounting standards required by U.S. generally accepted accounting principles; however, such event or occurrence may be excluded with respect to a 162(m) Performance Unit Award only to the extent permitted under Code Section 162(m).

Performance Unit Awards shall be payable in shares of Stock in accordance with the terms of the applicable Award Agreement after the Committee has determined whether or to what extent, if any, the performance goals for the applicable Performance Period have been met, but in no event later than 2 1/2 months after the end of such Performance Period, provided that the Participant is employed by the Company, a Parent, a Subsidiary or an Employer on the last day of such Performance Period; provided that, if a Participant’s employment is involuntarily terminated without Cause, or the Participant terminates employment due to death, Total Disability or retirement (as determined by the Committee) after completing at least 50% of the Performance Period for a Performance Unit Award, such Participant shall be entitled to a pro rata portion of the Performance Unit Award to which such Participant would otherwise be entitled if the applicable performance goals are met for such Performance Period, payable in accordance with the foregoing. A Participant to whom a Performance Unit Award has been granted shall have none of the rights of a stockholder with respect to the shares of Stock subject to such Performance Unit Award until such time, if any, as such shares shall be issued to him or her.

11. Stock	Awards for Non-Employee Directors.

Each member of the Board who is not an employee of the Company or any Employer (“non-employee directors”) may elect in writing to receive up to 100% of his or her annual Board and committee retainers for any year in shares of Stock in lieu of cash. Such election must be received by the Committee no later than seven (7) days prior to each year’s annual meeting of stockholders, and must indicate the percentage of the annual Board and committee retainers that the non-employee director wishes to receive in shares of Stock in lieu of cash. The number of shares of Stock granted to a non-employee director in accordance with his or her election shall be based on the Fair Market Value of the Stock on the date of payment, with any fractional share rounded off to the nearest whole share.

In addition, on May 1 of each calendar year (or any later date within each calendar year, as determined by the Committee), each non-employee director shall be granted not more than 12,000 shares of Stock, as determined by the Committee. Any non-employee director appointed to the Board other than at the Company’s annual meeting of stockholders shall be granted upon his or her appointment an award of not more than 12,000 shares of Stock, as determined by the Committee. Notwithstanding the foregoing, shares shall not be granted under this paragraph to the extent such non-employee director is granted shares of Stock for the same calendar year under the comparable provision of the Saia 2003 Omnibus Incentive Plan. All grants of shares of Stock to non-employee directors under this paragraph (“Annual Non-Employee Director Stock Award”) shall be subject to a vesting period of not less than three (3) years; however, any unvested shares of Stock shall become fully vested upon: (a) the non-employee director’s cessation of service with the Board for a reason other than “cause,” as provided under Section 141(k) of the Delaware General Corporation Law; or (b) a Change in Control of the Company. All Annual Non-Employee Director Stock Awards shall be further subject to such other restrictions and conditions, including those with respect to voting and dividend rights, as may be established by the Committee and set forth in the Award Agreement.

Notwithstanding the preceding, each non-employee director shall have the right to elect to have all or a portion of his or her Stock Award (as described in this Section 11) deferred under the Saia, Inc. Directors’ Deferred Fee Plan.

12. General	Award Limitations.

Any Award may qualify as performance based under Code Section 162(m) to the extent it is subject to the performance conditions set forth in Section 10 and otherwise satisfies the requirements of Code Section 162(m) and the regulations thereunder. Notwithstanding any provision in the Plan or Award Agreement to the contrary, each Award under the Plan shall be subject to any clawback policy adopted by the Committee.

13. Termination	of Employment.

Subject to the provisions of the Plan, the Committee may make such provisions concerning exercise or lapse of Awards on death or termination of employment as it shall, in its discretion, determine. The term “employment” shall refer to the provision of service as an employee, director or consultant of the Company or a Subsidiary. Transfers of employment between the Company and a Subsidiary, or between Subsidiaries, shall not constitute a termination of employment for purposes of any Award. The Committee may specify in the terms and conditions of an Award, whether any authorized leave of absence or absence for military or government service or for any other reason shall constitute a termination of employment for purposes of the Award and the Plan.

14. Nontransferability	of Awards.

Unless otherwise determined by the Committee and expressly set forth in an Award Agreement, an Award granted under the Plan shall, by its terms, be non-transferable otherwise than by will or the laws of descent and distribution and an Award may be exercised, if applicable, during the lifetime of the Participant thereof, only by the Participant or his or her guardian or legal representative. The Committee may not provide in an Award Agreement that an Incentive Stock Option is transferable. Notwithstanding the foregoing, to the extent allowed by Rule 16b-3 or any successor rule promulgated under the Securities Exchange Act of 1934, as amended from time to time, as then applicable to the Company’s benefit plans, the Committee may permit an NQSO to be transferred to a member or members of the Participant’s immediate family, or to a trust for the benefit for such immediate family member(s) or a partnership, limited liability company, or similar entity in which such immediate family member(s) comprise the majority partners or equity holders. For purposes of this provision, a Participant’s immediate family shall mean the Participant’s spouse, children and grandchildren.

15. Postponement	of Exercise.

The Committee may postpone any exercise of an Option or SAR, or the distribution of any portion of a Restricted Stock Award or shares under a Performance Unit Award or Restricted Stock Unit Award or the grant of Stock for such time as the Committee, in its discretion, may deem necessary in order to permit the Company (i) to effect or maintain registration of the Plan or the Shares issuable upon the exercise of an Option or a SAR or distributable in satisfaction of a Restricted Stock Award, Performance Unit Award, Restricted Stock Unit Award or pursuant to a grant of Stock under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction, (ii) to permit any action to be taken in order to comply with restrictions or regulations incident to the maintenance of a public market for its shares, or (iii) to determine that such shares and the Plan are exempt from such registration or that no action of the kind referred to in (i) or (ii) above needs to be taken. The Company shall not be obligated by virtue of any terms and conditions of any Award or any provision of the Plan to recognize the exercise of an Option or an SAR or to sell or issue shares in violation of the Securities Act of 1933 or the law of any government having jurisdiction thereof. Any such postponement shall not extend the term of an Option or SAR nor shorten the term of any restriction attached to any Restricted Stock Award or Restricted Stock Unit Award. Neither the Company nor its directors or officers shall have any obligation or liability to any Participant, to the Participant’s successor or to any other person with respect to any shares with respect to which the Option or SAR shall lapse because of such postponement or as to which issuance under a Restricted Stock Award or Restricted Stock Unit Award was delayed.

16. Adjustments	Upon Changes in Capitalization.

Notwithstanding any other provisions of the Plan, the Award Agreements may contain such provisions as the Committee shall determine to be appropriate for the adjustment of the number and class of shares subject to each outstanding Award and the purchase prices, if applicable, in the event of changes in the outstanding Stock by reason of stock dividends, recapitalization, mergers, consolidations, split-ups, combinations or exchanges of shares and the like, and, in the event of any such change in the outstanding Stock, the aggregate number and class of shares available under the Plan and the maximum number of shares as to which Awards may be granted under the Plan, including the restrictions under Section 3 hereof, shall be appropriately adjusted by the Committee, whose determination shall be conclusive. If changes in capitalization other than those considered above shall occur, the Committee shall make such adjustment in the number or class of shares remaining subject to Awards then outstanding as the Committee in its discretion may consider appropriate, and all such adjustments shall be conclusive. In the event the Company, a Parent or a Subsidiary enters into a transaction described in Code Section 424(a) with any other corporation, the Committee may grant options to employees or former employees of such corporation in substitution of options previously granted to them upon such terms and conditions as shall be necessary to qualify such grant as a substitution described in Code Section 424(a).

17. Adjustments	Upon Change in Control.

A.     Impact of Change in Control. The terms of any Award may provide in the Award Agreement evidencing the Award that, upon a “Change in Control” of the Company, (a) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control immediately vest and become fully exercisable, (b) restrictions and deferral limitations on Restricted Stock Awards and Restricted Stock Unit Awards lapse and the Restricted Stock and Restricted Stock Units becomes free of all restrictions and limitations and becomes fully vested, (c) all Performance Unit Awards shall be considered to be earned and payable (either in full or pro-rata based on the portion of the Performance Period completed as of the date of the Change in Control), and any deferral or other restriction shall lapse and such Performance Unit Awards shall be immediately settled or distributed, (d) the restrictions and deferral limitations and other conditions applicable to any other Awards shall lapse, and such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant, and (e) such other additional benefits as the Committee deems appropriate shall apply, subject in each case to any terms and conditions contained in the Award Agreement evidencing such Award. The determination as to the occurrence of a Change in Control shall be based on objective facts and in accordance with the requirements of Code Section 409A and the regulations promulgated thereunder.

B.     Assumption/Substitution Upon Change in Control. Notwithstanding the foregoing, the terms of any Award Agreement may also provide that, if in the event of a Change in Control the successor company assumes an Award or issues a substitute award to substantially preserve the terms of any Awards previously granted under the Plan and not previously exercised or settled, then each outstanding Award assumed or substituted for under this Section 17B shall not be accelerated as described above. Notwithstanding the foregoing, no Award shall be assumed or substituted pursuant to this Section 17(B) if such action would cause an Award not otherwise “deferred compensation” within the meaning of Code Section 409A to become or create “deferred compensation” within the meaning of Code Section 409A or otherwise trigger adverse tax consequences under Code Section 409A.

C.     Committee Discretion Upon Change in Control. Notwithstanding any other provision of the Plan or Award Agreement to the contrary, the Committee may, in its sole and absolute discretion, determine that, upon the occurrence of a Change in Control of the Company, any vested or unvested Award outstanding as of the effective date of such Change in Control will be cancelled in consideration for a cash payment or alternative award (whether from the Company or another entity that is a party to the Change in Control) or a combination thereof made to the holder of such cancelled Award substantially equivalent in value to the fair market value of the consideration to be paid per share of Stock in the Change in Control, reduced by the exercise or purchase price per share, if any, under such Award. The determination of fair market value shall be made by the Committee in its sole and absolute discretion.

18. Amendment	and Termination.

The Board may at any time terminate the Plan, or make such modifications to the Plan as it shall deem advisable; provided that, the Board may not, without further approval by the holders of Stock, increase the maximum number of shares as to which Awards may be granted under the Plan (except under the anti-dilution provisions of Section 16), or change the class of employees to whom Incentive Stock Options may be granted, or withdraw the authority to administer the Plan from a committee whose members satisfy the requirements of Section 5. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted, adversely affect the rights of such Participant under such Award; but it shall be conclusively presumed that any adjustment for changes pursuant to Section 16 or 17 as provided for herein does not adversely affect any such rights.

19.   Effectiveness of the Plan.

This Plan restatement shall become effective upon adoption by the Board subject, however, to its further approval by the stockholders of the Company given within twelve (12) months of the date the Plan is adopted by the Board at a regular meeting of the stockholders or at a special meeting duly called and held for such purpose.

20. Term	of Plan.

The Plan shall terminate on January 27, 2021 (ten (10) years after the date on which the Saia, Inc. 2011 Omnibus Incentive Plan was originally approved and adopted by the Board) and no Award shall be granted hereunder on or after January 27, 2021. Awards outstanding at the termination of the Plan shall continue in accordance with their terms and shall not be affected by such termination.

21. Time	of Granting of an Award.

An Award grant under the Plan shall be deemed to be made on the date on which the Committee, by formal action of its members duly recorded in the records thereof, makes an Award to a Participant (but in no event prior to the adoption of the Plan by the Board); provided that such Award is evidenced by a written Award Agreement duly executed on behalf of the Company and on behalf of the Participant within a reasonable time after the date of the Committee action.

22. Taxes.

Upon (i) exercise of an Option, (ii) the lapse of the limitations and restrictions under a Restricted Stock Award, unless such Award has previously been subject to taxation, or (iii) payment of a Performance Unit Award or other Award, the Company may withhold a sufficient number of shares of Stock to satisfy the Company’s minimum required statutory withholding obligations for any taxes incurred as a result thereof (based on the minimum statutory withholding rates for federal, state and local tax purposes, including payroll taxes); provided that, in lieu of all or part of such withholding, the Participant may pay an equivalent amount of cash to the Company.

23. No	Right To Continued Employment.

Nothing in the Plan or in any Award granted pursuant to the Plan shall confer on any individual any right to continue in the employ of the Employer or interfere in any way with the right of the Employer to terminate his or her employment at any time.

24. Notices.

All Plan related notices or communications from a Participant shall be deemed made upon delivery to the Secretary of the Company.

25. Choice	of Law.

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of law.

*  *  *

The foregoing Plan was approved and adopted by the Board on February 2, 2016, subject to approval by the stockholders of the Company at the 2016 annual meeting of stockholders.

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on April 25, 2016.
Vote by Internet • Go to www.Investorvote.com/SAIA • Or scan the QR code with your smartphone

• Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
	01 - John J. Holland for a term of three years	☐	☐	☐	02 - Richard D. O’Dell for a term of three years	☐	☐	☐	03 - Douglas W. Rockel for a term of three years	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Vote to approve the Second Amended and Restated Saia, Inc. 2011 Omnibus Incentive Plan.	☐	☐	☐	3.	Proposal to approve, on an advisory basis, the compensation of Saia’s Named Executive Officers.	☐	☐	☐

4.	Ratify the appointment of KPMG LLP as Saia’s independent registered public accounting firm for fiscal year 2016.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

029Y4A

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — Saia, Inc.

Notice of 2016 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — April 26, 2016

Björn E. Olsson, Herbert A. Trucksess, III, and Frederick J. Holzgrefe, III, or any of them (the “Proxies”), each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Saia, Inc. to be held at the Renaissance Concourse Atlanta Airport Hotel, One Hartsfield Centre Parkway, Atlanta, GA 30354, on April 26, 2016 at 10:30 a.m. ET or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholders. If no such directions are indicated, the Proxies will vote FOR all nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼   PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
	01 - John J. Holland for a term of three years	☐	☐	☐	02 - Richard D. O’Dell for a term of three years	☐	☐	☐	03 - Douglas W. Rockel for a term of three years	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Vote to approve the Second Amended and Restated Saia, Inc. 2011 Omnibus Incentive Plan.	☐	☐	☐	3.	Proposal to approve, on an advisory basis, the compensation of Saia’s Named Executive Officers.	☐	☐	☐

4.	Ratify the appointment of KPMG LLP as Saia’s independent registered public accounting firm for fiscal year 2016.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

029Y5A

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — Saia, Inc.

Notice of 2016 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — April 26, 2016

Björn E. Olsson, Herbert A. Trucksess, III, and Frederick J. Holzgrefe, III, or any of them (the “Proxies”), each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Saia, Inc. to be held at the Renaissance Concourse Atlanta Airport Hotel, One Hartsfield Centre Parkway, Atlanta, GA 30354, on April 26, 2016 at 10:30 a.m. ET or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholders. If no such directions are indicated, the Proxies will vote FOR all nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)